    As filed with the Securities and Exchange Commission on June 27, 1996
                                          Registration No.


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                              _________________
                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                              _________________
                      BRIDGESTONE/FIRESTONE MASTER TRUST
                        /(Issuer of the Certificates)/
                              _________________
                     FIRESTONE RETAIL CREDIT CORPORATION
          /(Originator of the Trust described herein and exact name
          of registrant as specified in its government instrument.)/
                              _________________

      Massachusetts                  6141                  13-3205598
        (State of             (Primary Standard           (IRS Employer
      Incorporation)              Industrial             Identification
                             Classification Code             Number)
                                   Number)



      c/o Ropes & Gray                        David M. Donaldson, Esq.
        One International Place                     Ropes & Gray
   Boston, Massachusetts 02110-2624           One International Plaza
            (617) 951-7000                Boston, Massachusetts 02110-2624
  /(Address, including zip code, and     /(Address, including zip code, and
           telephone number,                     telephone number,
  including area code of registrant's   including area code of registrant's
     principal executive offices)/         principal executive offices)/


                              _________________
                                  copies to:

      Saul Solomon, Esq.            Reed D. Auerbach, Esq.             Cathy Kaplan, Esq.
  Bridgestone/Firestone, Inc.     Stroock & Stroock & Lavan              Brown & Wood
      50 Century Boulevard          Seven Hanover Square              1 World Trade Center
   Nashville, Tennessee 37214   New York, New York 10004-2696      New York, New York 10048
      (615) 872-1496                  (212) 806-6648                    (212) 839-5531



                                   _________________
     Approximate date of commencement of proposed sale to the public. As soon as practicable on or after the effective date of this Registration Statement, as determined by market conditions.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, please check the following box. / /

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier
effective registration statement for the same offering.   / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                              __________________

                       CALCULATION OF REGISTRATION FEE



                                             Proposed Maximum     Proposed Maximum         Amount of
    Title of Securities      Amount Being      Offering Price    Aggregate Offering      Registration
     Being Registered        Registered(1)        Per Unit              Price               Fee(2)

                                                                                          <c
Class A Floating Rate
Asset Backed Certificates
Series 1996-1 . . . . .      $1,000,000            100%             $1,000,000              $435
1996-1  . . . . . . . .

Class B Floating Rate
Asset Backed Certificates,
Series 1996-1 . . . . .      $1,000,000            100%             $1,000,000               $435


(1) Estimated solely for purposes of determining the registration fee.
(2) Total registration fee of $870.

         This Registration Statement, including exhibits, consists of ___ pages, Exhibit Index appears on page ___.

                            CROSS REFERENCE SHEET

- ------------------------
                Form S-1
        Item Number and Caption
        -----------------------
          Location or Caption
             in Prospectus

  1.   Forepart of the Registration Statement and
       Outside Front Page of Prospectus  . . . . . .      Forefront of Regis-
                                                          tration Statement
                                                          Outside Front Cover
                                                          Page of Prospectus

  2.   Inside Front and Outside Back Cover Pages          Inside Front Cover,
       of Prospectus  . . . . . . . . . . . . . . . .     Outside Back Cover
                                                          Page of Prospectus

  3.   Summary Information, Risk Factors, and . . . .     Summary of Terms;
       Ratio of Earnings to Fixed Charges                 Risk Factors

  4.   Use of Proceeds   . . . . . . . . . . . . . .      *

  5.   Determination of Offering Price . . . . . . .      *

  6.   Dilution  . . . . . . . . . . . . . . . . . .      *

  7.   Selling Security Holders  . . . . . . . . . .      *

  8.   Plan of Distribution  . . . . . . . . . . . .      Underwriting

  9.   Description of Securities to be Registered         The Trust; Descrip-
                                                          tion of the Offered
                                                          Certificates and the
                                                          Agreement

  10.   Interests of Named Experts and Counsel  . .       *

  11.  Information with Respect to the Registrant. .      The Transferor and
                                                          Bridgestone/Firestone

       a.   Description of Business  . . . . . . . .      The Transferor and
                                                          Bridgestone/Firestone
       b.   Description of Property  . . . . . . . .      *
       c.   Legal Proceedings  . . . . . . . . . . .      *
       d.   Market Price of and Dividends on              *
            the Registrant's Common Equity
            and Related Stockholder Matters  . . . .
       e.   Financial Statements   . . . . . . . . .      *
       f.   Selected Financial Data  . . . . . . . .      *
       g.   Supplementary Financial                       *
            Information    . . . . . . . . . . . . .
       h.   Management's Discussion and
            Analysis of Financial Condition
            and Results of Operations  . . . . . . .      *
       i.   Changes in and Disagreements
            with Accountants on Accounting
            and Financial Disclosure   . . . . . . .      *
       j.   Directors and Executive Officers . . . .      *
       k.   Executive Compensation . . . . . . . . .      *
       l.   Security Ownership of Certain
            Beneficial Owners and
            Management . . . . . . . . . . . . . . .      *

       m.   Certain Relationships and Related             *
            Transactions . . . . . . . . . . . . . .

  12.  Disclosure of Commission Position on                See Part II
       Indemnification for Securities Act
       Liabilities . . . . . . . . . . . . . . . . .

  13.  Other Expenses of Income and                        See Part II
       Issuance and Distribution . . . . . . . . . .

  14.  Indemnification of Directors and Officers . .       See Part II

  15.  Recent Sales of Unregistered Securities . . .       *

  16.  Exhibits and Financial Schedules  . . . . . .       See Part II

  17.  Undertakings  . . . . . . . . . . . . . . . .       See Part II

__________________
*To be furnished by amendment.

PROSPECTUS
__________
                                   $_______

                      BRIDGESTONE/FIRESTONE MASTER TRUST
 $___________ CLASS A FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1996-1 $___________ CLASS B FLOATING RATE ASSET BACKED CERTIFICATES, SERIES 1996-1

    Firestone Retail Credit Corporation          Bridgestone/Firestone, Inc.
                 Transferor                              Servicer

     Each Class A Floating Rate Asset Backed Certificates, Series 1996-1 (the "Class A Certificates") and each Class B Floating Rate Asset Backed Certificates, Series 1996-1 (the "Class B Certificates" and, together with the Class A Certificates, the "Offered Certificates") will evidence an undivided interest in the Bridgestone/Firestone Master Trust (the "Trust") created pursuant to the Pooling and Servicing Agreement (the "Agreement"), dated as of __________, as supplemented by the Series 1996-1 Series Supplement, dated as of ________, and each among Firestone Retail Credit Corporation, as transferor (the "Transferor"), Bridgestone/Firestone, Inc., as servicer (the "Servicer"), and The Fuji Bank and Trust Company, as trustee (the "Trustee"). The Trust assets (the "Trust Assets") include a portfolio of account balances (the "Receivables") generated or to be generated under a private label credit card program (the "Credit Card Program") established by Credit First National Association (together with any successor originator, the "Originator"), (ii) a portfolio of certain designated Receivables to be generated by the Originator under other credit card programs to be established by the Originator (the "Other Programs"), (iii) all monies due or to become due under the Receivables on or after the billing cycle cut-off dates occurring in the Collection Period from October 19, 1992 to November 18, 1992, (iv) the right to receive certain merchant fees attributed to cardholder charges giving rise to Receivables, (v) all Recoveries on Defaulted Receivables, (vi) any Enhancement issued with respect to any Series, (vii) the proceeds of the Servicer Letter of Credit and the Transferor Letter of Credit, (viii) all of the Transferor's right, title and interest in and to the Purchase and Sale Agreement and the Participation Agreement and (ix) all proceeds of any of the foregoing.

     Concurrently with the issuance of the Offered Certificates, the Trust will issue $______ principal amount Class C Floating Rate Asset Backed Certificates, Series 1996-1 (the "Class C Certificates") and the Transferor Subordinated Certificate (the "Subordinated Transferor Certificate" and, together with the Class C Certificates and the Offered Certificates, the "Certificates"). The fractional undivided interest in the Trust represented by the Class B Certificates will be subordinated to the extent necessary to fund payments with respect to the Class A Certificates as described herein. The Class C Certificates and the Transferor Subordinated Certificate will be subordinated to the extent necessary to find payments with respect to the Class B Certificates as described herein. See "Description of the Offered Certificates and the Agreement." The Class C Certificates and the Transferor Subordinated Certificate are not being offered hereby.
                                                 (Continued on the next page)

     There currently is no secondary market for the Offered Certificates and there can be no assurance that one will develop. Citicorp Securities, Inc. expects, but is not obligated, to make a market in the Offered Certificates.


     THERE CAN BE NO ASSURANCE THAT ANY SUCH MARKET WILL CONTINUE. POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH IN "RISK FACTORS" ON PAGE 29 IN THE PROSPECTUS.

   THE OFFERED CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT
     REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF THE TRANSFEROR, THE
                SERVICER, THE ORIGINATOR OR ANY AFFILIATE THEREOF.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
      THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
        ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO
                     THE CONTRARY IS A CRIMINAL OFFENSE.


                                               INITIAL PUBLIC      UNDERWRITING       PROCEEDS TO
                                              OFFERING PRICE (1)      DISCOUNT       TRANSFEROR(1)(2)
Per Class A Certificate . . . . . . . . . . .          %                  %                 %
Per Class B Certificate . . . . . . . . . . .          %                  %                 %
Total . . . . . . . . . . . . . . . . . . . .          $                  $                 $


(1) Plus accrued interest, at the Class A Certificate Rate or Class B Certificate Rate, as applicable, from __________.
(2) Before deducting estimated expenses of $_______ payable by the Transferor.

     The Offered Certificates are offered by the Underwriter as described in "Underwriting", subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. It is expected that the Offered Certificates will be delivered in book-entry form on or about ______ through the facilities of The Depository Trust Company, CEDEL S.A. and the Euroclear System.

                          CITICORP SECURITIES, INC.
                          -------------------------
                The date of this Prospectus is ________, 1996.

(Continued from the previous page)

     The Class A Certificateholders and the Class B Certificateholders (the "Offered Certificateholders") will be entitled to certain assets of the Trust, including the right to receive a varying percentage of each month's collections with respect to the Receivables at the times and in the manner described herein. The Trust has also issued a certificate representing a one percent interest in the Trust to Bridgestone/Firestone, Inc. (the "Bridgestone/Firestone Certificate"). The Transferor will own the remaining interest in the Trust not represented by the Certificates (subject to the Participation Agreement with Bridgestone/Firestone), the
Bridgestone/Firestone Certificate and the interest of holders of other outstanding Series. The Transferor has offered and from time to time may offer other series of certificates that evidence undivided interests in the Trust (each, a "Series"), which may have terms significantly different from the Certificates, by exchanging a portion of its interest in the Trust.

     Interest will accrue on the Class A Certificates from _____________ through __________ and with respect to each Collection Period (as defined herein) thereafter, at the rate of ___% per annum above the London interbank offered rate for one-month United States dollar deposits ("LIBOR"), determined as described herein, prevailing on the related LIBOR Determination Date with respect to such Collection Period. Interest will accrue on the Class B Certificates from _____________ through __________ and with respect to each Collection Period (as defined herein) thereafter, at the rate of ___% per annum above LIBOR, determined as described herein, prevailing on the related LIBOR Determination Date with respect to such Collection Period. Interest with respect to the Certificates is payable monthly on the __________ of each month (or, if such day is not a business day, the next succeeding business day) (each, a "Distribution Date"). Principal on the Class A Certificates is scheduled to be distributed on each Distribution Date commencing on the Distribution Date in __________ and ending on the Distribution Date in __________, but may be paid earlier or later under certain limited circumstances described herein. Principal on the Class B Certificates is scheduled to be distributed on each Distribution Date commencing __________, but may be paid earlier or later under certain limited circumstances described herein. No principal will be payable to the Class
B Certificates until the final principal payment has been made to the Class A Certificates. See "Maturity Assumptions." The issuance of the Class B Certificates, the Class C Certificates and the Subordinated Transferor Certificate are conditions precedent to the issuance of the Class A Certificates. The issuance of the Class C Certificates and the Subordinated Transferor Certificate are conditions precedent to the issuance of the Class B Certificates.


     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVERALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED CERTIFICATES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                            --------------------

                        REPORTS TO CERTIFICATEHOLDERS

     Unless and until Definitive Certificates (defined below) are issued, monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to Cede & Co. ("Cede"), as registered holder of the Offered Certificates, pursuant to the Agreement. Such reports will be made available on a monthly basis by The Depository Trust Company to Participants (as hereinafter defined), upon request by such Participants to The Depository Trust Company, in accordance with the rules, regulations and procedures creating and affecting The Depository Trust Company. Certificate Owners (as hereinafter defined) may contact their Participants or the Trustee to receive copies of such reports. See "Description of the Offered Certificates and the Agreement -- Book-Entry Registration" and "-- Reports to Certificateholders." Such reports will not contain information that has been examined and reported on by independent public accountants and will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Transferor does not intend to send any of its financial reports to Certificateholders or to the owners of beneficial interests in the Offered Certificates ("Certificate Owners"). The Servicer on behalf of the Trust will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                            AVAILABLE INFORMATION


     The Transferor, as originator of the Trust, has filed a Registration Statement under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "Commission") with respect to the Offered Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement and amendments and exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; 7 World Trade Center, New York, New York 10048; and Citicorp Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511. Copies of the Registration Statement and amendments and exhibits thereto may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                               SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. Certain capitalized terms used in this summary are defined elsewhere in this Prospectus. A listing of the pages on which some of such terms are defined is found in the "Index of Terms" herein.

SECURITIES OFFERED         $____________ Class A Floating Rate Asset Backed
                            Certificates, Series 1996-1 (the "Class A
                            Certificates") to be fully paid by ________ __,
                            1999 and $_________________ Class B Floating Rate
                            Asset Backed Certificates, Series 1996-1 (the
                            "Class B Certificates", together with the Class A Certificates, the "Offered Certificates), to be fully paid by ________ __, 1999. The Offered Certificates will be issued pursuant to the
                            Pooling and Servicing Agreement, as supplemented
                            by the Series 1996-1 Series Supplement, dated as
                            of ______, 1996 (collectively, the "Agreement"), among Firestone Retail Credit Corporation, as transferor (the "Transferor"), Bridgestone/ Firestone, Inc. ("Bridgestone/Firestone"), as servicer (the "Servicer") and The Fuji Bank and Trust Company, as trustee (the "Trustee"). The Class C Certificates and the Subordinated Transferor Certificate (herein collectively referred to as the "Other Certificates"), to be issued pursuant to the Pooling and Servicing Agreement (see "Description of the Offered Certificates" below), are not being offered hereby. The issuance of the Other Certificates is a condition precedent to the issuance of the Offered Certificates. The Other Certificates, together with the Offered Certificates, will be referred to herein as
                            the  "Certificates."    Any information contained
                            herein regarding the Other Certificates is included solely to permit a better understanding of the Offered Certificates.

                           The Certificates represent beneficial interests in
                            the Trust only and do not represent interests in or recourse obligations of the Transferor, the Servicer, Credit First National Association (the "Originator" or "CFNA") or any affiliate thereof.

                           The Trust has previously issued several other
                            Series. See "Annex I: Outstanding Series" for a summary of all Series currently outstanding.

TRANSFEROR                 Firestone Retail Credit Corporation, a Massachusetts
                            corporation, is the transferor of the Receivables and the originator of the Trust. The Transferor is a nominally capitalized special purpose corporation and was organized for the limited purpose of purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of the foregoing. The Transferor's principal executive offices are located at One International Place, Suite 520, Boston, Massachusetts 02110. Its telephone number is (617) 951-7690.

SERVICER                   The Receivables will be serviced by Bridgestone/
                            Firestone, Inc., an Ohio corporation. CFNA will perform certain sub-servicing functions on behalf of the Servicer including, but not limited to the approval of new account applications, the approval of all credit charge transactions involving existing accounts and collection efforts.

TRUST ASSETS               The Trust Assets include (i) a portfolio of account
                            balances (the "Receivables") generated or to be generated by the Originator in the ordinary course of its business and existing or arising in certain credit card accounts (the "Accounts") established or to be established under a private label credit card program described more fully herein (the
                            "Credit Card  Program")   established  by  the
                            Originator  for  customers   of  (a) Bridgestone/
                            Firestone stores, which sell tires and automotive maintenance and repair products and services,
                            (b) dealers and marketers which have contractual arrangements with Bridgestone/Firestone to market Bridgestone/Firestone tires and related products as well as automotive maintenance and repair services, and (c) certain other dealers and marketers of automotive products, which include tires and automotive maintenance and repair services, which dealers and marketers do not have such contractual arrangements with Bridgestone/Firestone, (ii) a portfolio of certain designated Receivables generated or to be generated by the Originator and existing or arising under certain accounts to be established under other credit card programs established or to be established by the Originator (the "Other Programs"), (iii) all monies due or to become due under the Receivables on or after the billing cycle cut-off dates occurring in the Collection Period (defined below) from October 19, 1992 to November 18, 1992 (the "Cut-off Date"),
                            (iv) the right to receive certain merchant fees attributed to cardholder charges giving rise to Receivables pursuant to the Merchant Fee Transfer Agreement (as defined below), (v) all Recoveries
                            (as defined  below)  on  Defaulted  Receivables
                            (as defined below), (vi) any Enhancement (as defined below) issued with respect to any Series,
                            (vii) the proceeds of the Servicer Letter of Credit and the Transferor Letter of Credit (each as defined below), (viii) all of the Transferor's right, title and interest in and to the Purchase and Sale Agreement and the Participation Agreement (each as defined below) and (ix) all proceeds of any of the foregoing.

                           The Accounts will include (i) all eligible credit
                            card accounts ("Eligible Accounts") established under the Credit Card Program subsequent to the Cut-off Date and (ii) accounts established under Other Programs subsequent to the Cut-off Date which are designated by the Transferor as Eligible Accounts in accordance with selection criteria relating to the addition of accounts. See "Addition of Accounts" herein.

                           The term "Defaulted Receivables" shall mean with
                            respect to any Collection Period, all Receivables in any Account which are written off as uncollectible in such Collection Period in accordance with CFNA guidelines. Notwithstanding the foregoing sentence, a Receivable shall be deemed a Defaulted Receivable no later than the last day of the Collection Period following the Collection Period in which it becomes 180 days delinquent. The term "Recoveries", with respect to any Collection Period, shall mean all amounts or payments received by the Servicer with respect to Receivables which have previously become Defaulted Receivables in a prior Collection Period, net of reasonable expenses of the Servicer incurred and deducted from such amounts or payments. The Servicer may deduct reasonable expenses in connection with such Recoveries. The term "Enhancement" shall mean, with respect to any Series or class within a Series, any letter of credit, guaranteed rate agreement, cash collateral account, cash collateral guaranty, liquidity facility, maturity guaranty facility, tax protection agreement, interest rate swap or other contract or agreement for the benefit of the certificateholders of such Series.

                           The Receivables have been and will be purchased by
                            the Transferor from the Originator pursuant to a purchase and sale agreement, as amended and restated as of October 3, 1989, as amended as of November 1, 1992, as amended as of October 1, 1993, as amended and restated as of October 20, 1993,
                            as amended  and   restated  as  of  ___________,
                            1996, among the Transferor, Bridgestone/Firestone and the Originator (the "Purchase and Sale Agreement"). The Purchase and Sale Agreement provides that the Originator shall sell and assign to the Transferor, and the Transferor will purchase from the Originator, on each business day, all Receivables arising in the Accounts under the Credit Card Program and certain Receivables arising in designated Accounts under the Other Programs, provided, among other things, that the Transferor is not in default thereunder and that no Servicer Event of Default and no Originator insolvency shall have occurred. The right to receive certain merchants fees attributed to cardholder charges giving rise to Receivables will be transferred by the Originator to the Transferor pursuant to a merchant fee purchase agreement, dated as of ________, 1996 (the "Merchant Fee Transfer Agreement"), among the Transferor, the Originator and Bridgestone/Firestone. The Transferor has transferred and will transfer such Receivables and the merchant fees to the Trust pursuant to the Agreement.

                           The Receivables consist of amounts charged by
                            cardholders under the Accounts for goods and services, and all late fees, returned check charges, convenience checks and amounts charged in respect of credit-related insurance and periodic finance charges as described herein.

                            A portion of the Collections (as defined below) received in any applicable billing cycle for an Account (the monthly billing cycle periods for the Accounts ending in the period of time commencing on the 19th calendar day of each calendar month and ending on the 18th calendar day of the next succeeding calendar month during the term of the Trust being collectively referred to herein as a "Collection Period") allocable to Receivables will be treated as "Finance Charge Collections" and a portion will be treated as "Principal Collections."

                            Under the Agreement, the Collections on the
                            Receivables for any Collection Period will be allocated such that all finance charges billed or accrued in respect of Receivables in the prior Collection Period (less certain rebates as described
                            herein) will be  deemed  Finance   Charge
                            Collections and the remaining amount of such Collections will be deemed Principal Collections. Notwithstanding the foregoing, Recoveries received in any Collection Period shall be treated as Finance Charge Collections for such Collection Period for all purposes. In addition, merchant fees received or accrued in any Collection Period shall be treated as Finance Charge Collections for such Collection Period for all purposes.

                          As of the  Collection Period ended on ___________,
                            1996 the amount of Aggregate Receivables (as defined below) in the Trust was $_____________. The total amount of Receivables and merchant fees in the Trust will fluctuate from day to day as a result of the transfer of new Receivables to the Trust and as a result of collections on existing Receivables ("Collections").

ADDITION OF ACCOUNTS      The Accounts consist of all Accounts established
                            under the Credit Card Program subsequent to the Cut-off Date. In addition, the Transferor is permitted (subject to certain limitations and conditions) to designate from time to time additional Accounts established under Other Programs ("Additional Accounts") and to convey to the Trust all Receivables of such Additional Accounts, whether such Receivables are then
                            existing or thereafter created.   On  any date,
                            the  Transferor may  designate Additional
                            Accounts and convey the Receivables arising from such Additional Accounts. Any Receivables arising from such Accounts which exceed 10% (the "10% Maximum") of the average amount of Aggregate Receivables in the Trust as of the last day of each of the preceding twelve Collection Periods shall be deemed to be "Ineligible Receivables" unless the Transferor has obtained the consent of the applicable rating agencies.
                            Such Other Programs may include, but are not limited to, the establishment of additional private label credit card programs and the offering of general purpose credit cards. As of the date of the issuance of the Certificates, the Originator has not established any of these Other Programs.

                          Upon receiving a written confirmation from the
                            applicable rating agencies, none  of  the
                            Receivables arising from Additional Accounts from designated Other Programs will be deemed to be "Ineligible Receivables" and the Receivables from such Additional Accounts will no longer be
                            subject to the  10%  Maximum.   The  Transferor
                            may continue to designate Additional Accounts from Other Programs in accordance with the selection criteria relating to the Addition of Accounts.

REMOVAL OF ACCOUNTS       The Transferor has the right to accept Accounts for
                            removal from the Trust in an amount not greater than the excess of the Transferor Amount (plus the B/F Amount and amounts available under the Transferor Letter of Credit) over __% of the Aggregate

                            Certificateholders' Interest (as defined herein), provided, among other conditions, that the Transferor has not employed a selection procedure adverse to the interests of the Certificateholders and the Transferor reasonably believes that the removal of such Accounts from the Trust will not result in the occurrence of an Amortization Event.

DESCRIPTION OF THE
  CERTIFICATES            Payments received on the Trust's assets will be
                            allocated among the interest of the Class A
                            Certificateholders (the "Class A Interest"), the interest of the Class B Certificateholders (the "Class B Interest"), the interest of the Class C Certificateholders (the "Class C Interest") and the subordinated interest of the holder of the Subordinated Transferor Certificate (the "Subordinated Transferor Interest," together with the Class A Interest, the Class B Interest and the Class C Interest, the "Certificateholders' Interest"), the interest of the holders of other outstanding Series (together with the Certificateholders' Interest, the "Aggregate Certificateholders' Interest"), the interest of Bridgestone/Firestone as holder of the Bridgestone/ Firestone Certificate (the "B/F Interest") and the pari passu interest of the Transferor (the last being referred to as the "Transferor Interest"). The amount of the Transferor Interest at any time (the "Transferor Amount") shall equal the Aggregate Receivables at such time minus the sum of the invested amount of the holders of other outstanding Series, the Class A, Class B and
                            Class C Invested Amounts, the Subordinated
                            Transferor Amount and the amount of the
                            B/F Interest (the "B/F Amount").

                          The Transferor Interest will be evidenced by a
                            certificate (the "Exchangeable  Transferor
                            Certificate") which will evidence an undivided interest in the Trust Assets allocated to the
                            Transferor  Interest.   The principal amount of
                            the Transferor Interest will fluctuate as the amount of the Receivables held by the Trust changes from time to time.

                          The Class A Certificates offered hereby will evidence
                            undivided interests in the Trust Assets allocated to the Class A Interest and will represent the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest at the rate per annum equal to the London interbank offered rate for ___ month United States dollar deposits ("LIBOR") plus ____% per annum (the "Class A Certificate Rate") payable monthly on each Distribution Date, and the payment of principal on each Distribution Date commencing ____________, or earlier or later under certain circumstances, to the extent of the Class A Invested Amount (as defined herein) (which may be less than the aggregate unpaid principal balance of the Class A Certificates, in certain circumstances, if the Investor Default
                            Amount (as defined herein) exceeds available
                            Finance Charge Collections (as defined herein) and Reallocated Principal Collections (as defined herein) and the Class B Invested Amount (as defined herein), the Class C Invested Amount (as defined herein) and the Subordinated Transferor Amount are each zero).

                          The Class B Certificates offered hereby will evidence
                            undivided interests in the Trust Assets allocated to the Class B Interest and will represent the right to receive from such Trust Assets funds up to (but not in excess of) the amounts required to make payments of interest at the rate per annum equal to LIBOR plus ____% per annum (the "Class B Certificate Rate") payable monthly on each Distribution Date, and the payment of principal on each Distribution Date commencing ____________, or earlier or later under certain circumstances, to the extent of the Class B Invested Amount
                            (which may be less than the aggregate unpaid principal balance of the Class B Certificates, in certain circumstances, if the Investor Default Amount exceeds available Finance Charge Collections and Reallocated Principal Collections and the Class C Invested Amount and the Subordinated Transferor Amount are each zero). The Class B Certificates are subordinate in right of payment to the Class A Certificates to the extent necessary to fund payments with respect to the Class A Certificates.

                          The Class C Certificates will evidence undivided
                            interests in the Trust Assets allocated to the Class C Interest and will represent the right to receive from  such assets  funds up  to (but
                            not in excess of) the amounts required to make payments of interest at a rate per annum equal to LIBOR plus ___% per annum (the "Class C Certificate Rate") and of principal with respect to the
                            Class C  Certificates to the  extent of the
                            Class C Invested Amount (which may be less than the aggregate unpaid principal balance of the
                            Class C Certificates, in certain circumstances, if the Investor Default Amount exceeds available Finance Charge Collections and Reallocated Principal Collections and the Subordinated Transferor Amount is zero) following the final principal payment with respect to the
                            Offered Certificates.  The Class C  Certificates
                            are   subordinate  in  right  of  payment   to
                            the Offered Certificates to the extent necessary to fund payments with respect to the Offered Certificates. The Class C Certificates will be offered privately and are not being offered hereby.

                          The Subordinated Transferor Certificate will
                            evidence an undivided interest in the Trust Assets allocated to the Subordinated Transferor Interest and will represent the right to receive from such assets funds up to (but not in excess of) the amounts required to make payments of principal with respect to the Subordinated Transferor Certificate following the final principal payment with respect to the Class C Certificates (which may be less than the aggregate unpaid principal balance of the Subordinated Transferor Certificate, in certain circumstances, if the Investor Default Amount exceeds available Finance Charge Collections and Reallocated Principal Collections). The holder of the Subordinated Transferor Certificate will not be entitled to receive any payments of interest. The Subordinated Transferor Certificate is subordinate in right of payment to the Offered Certificates and the Class C Certificates to the extent necessary to fund payments with respect to the Offered Certificates and the Class C Certificates. The Subordinated Transferor Certificate will be retained by the Transferor and is not being offered hereby.

                         The initial balance of the Subordinated Transferor
                           Certificate will be equal to (   )% of the sum of
                           the initial Class A Invested Amount, Class B
                           Invested Amount and Class C Invested Amount.

                         The Series 1992-A Certificates and the Series 1992-B
                           Certificates (collectively, the "Series 1992
                           Certificates"), the Series 1995-A Asset Backed Certificates, the Bridgestone/Firestone Certificate and the Exchangeable Transferor Certificate are the only certificates that have been issued by the Trust as of the date hereof. None of the Series 1992 Certificates, the Series 1995-A Certificates, the Class C Certificates, the Subordinated Transferor Certificate, the Bridgestone/Firestone Certificate, the Exchangeable Transferor Certificate are being offered hereby. Each outstanding Series represents a pari passu interest in the Trust.

                         The Class A Interest, the Class B Interest, the Class
                           C Interest and the Subordinated Transferor
                           Interest will each include the right to receive (but only to the extent needed to make required payments under the Agreement) varying percentages of Finance Charge Collections and Principal Collections during each Collection Period.
                           Finance Charge Collections and Defaulted
                           Receivables will be allocated at all times to the Class A Interest, the Class B Interest, the Class C Interest and the Subordinated Transferor Interest based on the Floating Allocation Percentage applicable to such Class or Interest during the related Collection Period. The "Class A Floating Allocation Percentage", the "Class B Floating Allocation Percentage", the "Class C Floating Allocation Percentage" and the "Subordinated Floating Allocation Percentage" shall be equal to the percentage equivalent of the ratio which the Class A, Class B, Class C Invested Amount or the Subordinated Transferor Amount, as applicable, on the last day of the immediately preceding Collection Period bears to the amount of Aggregate Receivables in the Trust, or, with respect to Finance Charge Collections, bears to the sum of the numerators used to calculate the invested percentage with respect to Finance Charge Collections for all Series of certificates outstanding during such Collection Period and the B/F Percentage.

                         During the Revolving Period (as defined below),
                           subject to certain limitations, all Principal Collections allocable to the Certificates
                           (other than Reallocated Principal Collections (as defined below) that are used to pay interest due on the Class A, Class B and Class C Certificates) will be paid to the Transferor. During the Controlled Amortization Period (as defined below) and any Rapid Amortization Period (as defined below), Principal Collections will be allocated to the Class A Interest, the Class B Interest, the Class C Interest and the Subordinated Transferor Interest based on the Fixed Allocation Percentage with respect to such Class or Interest. See "Principal Payments; Controlled Amortization Period" herein. The Floating

                           Allocation Percentage and Fixed Allocation
                           Percentage are sometimes referred to herein as an "Invested Percentage."

EXCHANGES                The Agreement authorizes the Trustee to issue three
                           types of certificates: (i) one or more Series of certificates which may be in one or more classes and which may be transferable and have the characteristics described below, (ii) the Bridgestone/Firestone Certificate which is currently and will continue to be held by Bridgestone/Firestone and which is not transferable, and (iii) the Exchangeable
                           Transferor Certificate, which is held by the Transferor and which was sold to Bridgestone/Firestone pursuant to a Participation Agreement by and between the Transferor and Bridgestone/Firestone (the "Participation
                           Agreement"). The Agreement also provides that, pursuant to any one or more supplements to the Agreement (each, a "Supplement"), the Transferor may tender the Exchangeable Transferor Certificate or, if permitted by the applicable Supplement, certificates representing any Series of certificates and the Exchangeable Transferor Certificate, to the Trustee and, upon satisfying certain other terms and conditions, cause the Trustee to issue one or more new series and reissue an Exchangeable Transferor Certificate (any such tender, an "Exchange"). Any Exchange involving only the tender of the Exchangeable Transferor Certificate to the Trustee will have the effect of decreasing the Transferor Interest.

                         Under the Agreement, the Transferor may define, with
                           respect to any Series, the Principal Terms of the Series. The Transferor may offer any Series to the public or other investors under a prospectus or other disclosure document (a "Disclosure Document") in transactions either registered under the Act or exempt from registration thereunder, directly or through the Underwriter (as defined below) or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. See Annex I for a listing of all outstanding Series. The Transferor may offer, from time to time, additional Series issued by the Trust.

                         Under the Agreement and pursuant to a Supplement,
                           an Exchange may occur only upon delivery to the Trustee of the following: (i) a Supplement specifying the Principal Terms (as defined below) of such Series, (ii) an opinion of counsel to the effect that the certificates of such Series under existing law will be characterized as indebtedness for Federal income tax purposes and that the issuance of such Series will not materially adversely affect the Federal income tax characterization of any outstanding Series, (iii) if required by the related Supplement, a form of Enhancement and any related agreement, (iv) written confirmation from the applicable Rating Agency (see "Rating of the Offered Certificates" below) that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any then outstanding Series rated by it or otherwise adversely affect any rating on any then outstanding Series, and
                           (v) the existing Exchangeable Transferor
                           Certificate and, if applicable, the certificates representing the Series to be exchanged.

REGISTRATION OF THE
  OFFERED CERTIFICATES   The Class A Certificates will be issued in
                           book-entry form only in the initial principal amount of ($200,000,000) (the "Initial Class A Invested Amount") (which will be decreased or reinstated under certain circumstances as described herein). The Class A Certificates will initially be represented by one or more Class A Certificates registered in the name of Cede & Co. ("Cede") as the nominee of The Depository Trust Company ("DTC"), in the United States, or Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear") in Europe. The Class B Certificates will be issued in book-entry form only in the initial principal amount of ($50,000,000) (the "Initial Class B Invested Amount") (which will be decreased or reinstated under certain circumstances as described herein and, accordingly, the amount available to fund payments with respect to the Class A Certificates may be decreased). The Class B Certificates will initially be represented by one or more Certificates registered in the name of Cede as the nominee of DTC, in the United States or Cedel or Euroclear in Europe. Transfers within DTC, Cedel or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as Offered Certificates are in book-entry form, such Offered Certificates will be evidenced by one or more securities registered in the name of Cede, as the nominee of DTC or one or the relevant depositaries (collectively, the "European Depositaries"). Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Cedel or Euroclear, on the other, will be effected in DTC through Citibank N.A. ("Citibank") or Morgan Guaranty Trust Company of New York ("Morgan"), the relevant depositaries of Cedel and Euroclear, respectively, and each a participating member of DTC. See "Description of the Certificates-- Definitive Certificates." As used herein, the term "Class A Certificateholders" refers to registered holders of the Class A Certificates, the term "Class B Certificateholders" refers to registered holders of the Class B Certificates, the term "Class C Certificateholders" refers to registered holders of the Class C Certificates, and the term "Offered Certificateholders" refers to the Class A Certificateholders and the Class B Certificateholders collectively.

                         The holders of beneficial interests in the Class A
                           Certificates and the Class B Certificates (the "Certificate Owners") will not be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described herein. In such event, interests in the Class A Certificates and Class B Certificates will be available in denominations of $1,000 and in integral multiples thereof. All references herein to Class A Certificateholders, Class B Certificateholders or Offered Certificateholders shall refer to Certificate Owners, except as otherwise specified herein.

INTEREST ON THE CLASS
 A CERTIFICATES          Interest will accrue on the unpaid principal amount
                           of the Class A Certificates at a per annum rate equal to the Class A Certificate Rate and, except as otherwise provided herein, be distributed to Class A Certificateholders monthly on each Distribution Date, commencing _________________ in an amount equal to the product of (i) the actual number of days in the related Collection Period divided by 360, (ii) the Class A Certificate Rate and (iii) the outstanding principal balance of the Class A Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing Date). Interest for any Distribution Date will include accrued interest at the Class A Certificate Rate from and including the first day of the preceding calendar month or, in the case of the first Distribution Date from and including the Closing Date, to but excluding the first day of the succeeding calendar month. Interest for any Distribution Date due but not paid on any Distribution Date will be due on the next succeeding Distribution Date together with, to the extent permitted by applicable law, additional interest on such amount at the Class
                           A Certificate Rate. Interest will be calculated on the basis of the actual number of days elapsed in the Collection Period and a 360-day year ("Actual/360 Basis").

INTEREST ON THE CLASS B
  CERTIFICATES           Interest will accrue on the unpaid principal
                           amount of the Class B Certificates at a per annum rate equal to the Class B Certificate Rate and, except as otherwise provided herein, be distributed to Class B Certificateholders monthly on each Distribution Date, commencing _____________________, in an amount equal to the product of (i) the actual number of days in the related Collection Period divided by 360, (ii) the Class B Certificate Rate and (iii) the outstanding principal balance of the Class B Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing Date). Interest for any Distribution Date will include accrued interest at the Class B Certificate
                           Rate from and including the first day of the preceding calendar month or, in the case of the first Distribution Date from and including the Closing Date, to but excluding the first day of the succeeding calendar month. Interest for any Distribution Date due but not paid on any Distribution Date will be due on the next succeeding Distribution Date together with, to the extent permitted by applicable law, additional interest on such amount at the Class B Certificate Rate. Interest will be calculated on an Actual/360 Basis.

RECORD DATE              The 15th day of the month immediately preceding any
                           Distribution Date.

REVOLVING PERIOD         No principal will be payable to the Offered
                           Certificateholders until the Distribution Date occurring in _____________, or upon the occurrence of an Amortization Event (as defined below) as described herein, on the first Distribution Date following the Collection Period during which an Amortization Event occurs. No principal will be payable to the Class B Certificateholders until the final principal payment has been made to the Class A Certificateholders. No principal will be payable to the Class C Certificateholders until the final principal payment has been made to the Offered Certificateholders. No principal will be payable to the holder of the Subordinated Transferor Certificate until the final principal payment has been made to the Offered Certificateholders and the Class C Certificateholders. For each Collection Period during the period beginning after the Cut-off Date and ending on the day prior to the day on which the Controlled Amortization Period or the Rapid Amortization Period commences (the "Revolving Period"), all Principal Collections otherwise allocable to the Certificateholders' Interest (other than Shared Principal Collections paid to holders of certificates of other Series and any Reallocated Principal Collections that are used to pay interest due on the Class A, Class B and Class C Certificates) will, subject to certain limitations, be distributed to the Transferor.

PRINCIPAL PAYMENTS;
  CONTROLLED
  AMORTIZATION PERIOD    Unless or until an Amortization Event (as defined
                           below) has occurred, commencing on (the
                           Distribution Date occurring three years after the Closing Date) (the "Controlled Amortization Date") and ending when the Class A Invested Amount has been paid in full or when the Trust or Series otherwise terminates or on the day on which an Amortization Event occurs or is deemed to have occurred (the "Controlled Amortization Period"), Principal Collections and Shared Principal Collections allocable to the Certificates (other than Reallocated Principal Collections that are used to pay interest due on the Class A, Class B and Class C Certificates) will be distributed monthly to the Class A Certificateholders, as provided herein, on each Distribution Date beginning with the Distribution Date following the Collection Period commencing on the Controlled Amortization Date. During the Controlled Amortization Period, the amount of Principal Collections and Shared Principal Collections allocable to the Certificates will equal the product of such Principal Collections and the Fixed Allocation Percentage (as defined below) which will be paid through to the Class A Certificateholders to the extent of the lesser of such product and $ ____________ (the "Controlled Amortization Amount"). The Class A Expected Final Payment Date is ______________________.

                         During either the Controlled Amortization Period
                           or any Rapid Amortization Period (described below), the amount of Principal Collections allocable to the Certificateholders will equal an amount determined by multiplying (A) a fraction, the numerator of which is the sum of the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount and the Subordinated Transferor Amount (together, the "Invested Amount"), each as of the end of the last day of the Revolving Period and the denominator of which is the greater of (i) the amount of Receivables (minus the amount of any Ineligible Receivables) in the Trust as of the last day of the prior Collection Period less the amount of finance charges billed or accrued in respect of such Receivables in such prior

                           Collection Period adjusted for finance charges rebated in such Collection Period (the "Aggregate Receivables") or (ii) the sum of the numerators used to calculate the invested percentage with respect to Principal Collections for all Series of certificates outstanding for the current Distribution Date by (B) the Principal Collections received during the related Collection Period (the "Fixed Allocation Percentage").

                         The Class B Certificateholders will not receive any
                           payments of principal until the Class A
                           Certificateholders have received all payments of principal due to them. Once the Class A Invested Amount has been reduced to zero, the Class B Invested Amount will be paid in full to the Class B Certificateholders. The Class B Expected Final Payment Date is __________.

                         The Class C Certificateholders will not receive any
                           payments of principal until the Class A and the Class B Certificateholders have received all payments of principal due to them. Once the Class A Invested Amount and the Class B Invested Amount have been reduced to zero, the Class C Invested Amount will be paid in full to the Class C Certificateholders. The Class C Expected Final Payment Date is ___________.

                         The holder of the Subordinated Transferor
                           Certificates will not receive any payments of principal until the Class A, the Class B and the Class C Certificateholders have received all payments of principal due to them. Once the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount have been reduced to zero, the Subordinated Transferor Amount will be paid in full to the holder of the Subordinated Transferor Certificate. The Expected Final Payment Date for the Subordinated Transferor Certificate is __________.


RAPID AMORTIZATION
  PERIOD                 During the period from the earlier of the date on
                           which the Class A Invested Amount has been paid in full or an Amortization Event occurs or is deemed to have occurred to the earlier of the date on which the Invested Amount has been paid in full or the Final Series 1996 Termination Date (see "Final Payment of Principal; Termination of the Trust" below) (the "Rapid Amortization Period"), Principal Collections and Shared Principal Collections allocable to the Certificateholders' Interest will no longer be distributed to the Transferor but instead will be distributed as principal payments on each Distribution Date beginning with the first Distribution Date following the Collection Period in which the Class A Invested Amount has been paid in full or an Amortization Event occurs or is deemed to have occurred. Such Principal Collections and Shared Principal Collections will be distributed to the Class A Certificateholders (to the extent not already paid in full) and, following the final principal payment to the Class A Certificateholders, to the Class B Certificateholders and, following the final principal payment to the Class B Certificate-holders, to the Class C Certificateholders, and, following the final principal payment to the Class C Certificateholders, to the holder of the Subordinated Transferor Certificate.

FLOW OF FUNDS            Funds on deposit in the Collection Account
                           allocable to the Class A, Class B and Class C Certificates and the Subordinated Transferor Certificate with respect to each Distribution
                           Date shall be applied as in the priority set forth below:

                           (a) the Class A Floating Allocation Percentage of
                         Finance Charge Collections will be distributed as follows:

                               (i) Class A Monthly Interest, plus the amount of any unpaid interest due;

                               (ii) the Class A Investor Default Amount will be distributed to the Transferor during the Revolving Period up to the amount of the Transferor Interest after the purchase of new Receivables (and thereafter will be included in the funds available to make principal payments);

                               (iii) the Class A Monthly Servicing Fee (in the event Bridgestone/Firestone is not the Servicer, this amount will be distributed before the amount in clause (ii)); and

                               (iv) the balance will constitute a portion of Excess Finance Charge Collections (as defined below) and will be allocated and distributed as described under "Excess Finance Charge Collections."

                           (b) the Class B Floating Allocation Percentage of
                         Finance Charge Collections will be distributed as follows:

                               (i)  Class B Monthly Interest, plus the
                               amount of any unpaid interest due;

                              (ii) the Class B Investor Default Amount will be distributed to the Transferor during the Revolving Period up to the amount of the Transferor Interest after the purchase of new Receivables (and thereafter will be included in the funds available to make principal payments);

                              (iii)  the Class B Monthly Servicing Fee (in
                              the event Bridgestone/Firestone is not the Servicer, this amount will be distributed before the amount in clause (ii)); and

                              (iv)   the balance, if any, will constitute
                              a portion of Excess Finance Charge Collections and will be allocated and distributed as described under "Excess Finance Charge Collections."

                           (c) the Class C Floating Allocation Percentage of
                         Finance Charge Collections will be distributed as follows:

                              (i)   Class C Monthly Interest, plus the
                              amount of any unpaid interest due;

                              (ii) the Class C Investor Default Amount will be distributed to the Transferor during the Revolving Period up to the amount of the Transferor Interest after the purchase of new Receivables (and thereafter will be included in the funds available to make principal payments);

                              (iii) the Class C Monthly Servicing Fee (in the event Bridgestone/Firestone is not the Servicer, this amount will be distributed before the amount in clause (ii)); and

                              (iv)  the balance, if any, will constitute a
                              portion of Excess Finance Charge Collections and will be allocated and distributed as described under "--Excess Finance Charge Collections."

                           (d) the Subordinated Transferor Floating Allocation
                         Percentage of Finance Charge Collections will be distributed as follows:

                              (i)   the Subordinated Transferor Monthly
                              Servicing Fee; and

                              (ii)  the balance, if any, will constitute a
                              portion of Excess Finance Charge Collections and will be allocated and distributed as described under "--Excess Finance Charge Collections."

                           (e) For each Distribution Date with respect to the
                         Revolving Period, the remaining funds on deposit in the Collection Account allocable to the Class A, Class B and Class C Certificates and the Subordinated Transferor Certificate (other than certain Excess Finance Charge Collections and Reallocated
                         Principal Collections) will be applied as Shared Principal Collections and the balance will be distributed to the Transferor.

                           (f) For each Distribution Date with respect to
                        the Controlled Amortization Period or any Rapid Amortization Period, the remaining funds on deposit in the Collection Account allocable to the Class A, Class B and Class C Certificates and the Subordinated Transferor Certificate (other than certain Excess Finance Charge Collections and Reallocated Principal Collections) will be distributed as follows:

                              (i)   Class A Monthly Principal for such
                              Distribution Date until the Class A Invested
                              Amount is paid in full;

                              (ii)  once the Class A Invested Amount is
                              paid in full, the remaining amount will be distributed to the Class B Certificateholders until the Class B Invested Amount is paid in full;

                              (iii) once the Class B Invested Amount is paid in full, the remaining amount will be distributed to the Class C Certificateholders until the Class C Invested Amount is paid in full;

                              (iv) once the Class C Invested Amount is paid in full, the remaining amount will be distributed to the holder of the Subordinated Transferor Certificate until the Subordinated Transferor Amount is paid in full;

                              (v)   an amount equal to the balance of any
                              such remaining funds on deposit in the Collection Account will be paid to the Transferor up to the amount of the Transferor Interest; and

                             (vi)   the balance will be applied as Shared
                             Principal Collections and the balance will be distributed to the Transferor.

                         "Class A Monthly Interest" means, with respect to
                           any Distribution Date, the Class A Monthly Interest equals the product of (i) the actual number of days in the related Collection Period divided by 360, (ii) the Class A Certificate Rate and (iii) the outstanding principal balance of the Class A Certificates as of the preceding Distribution Date (after subtracting therefrom the aggregate amount of all distributions of Class A Monthly
                           Principal made to the Class A Certificateholders on such Distribution Date) or, with respect to the first Distribution Date, the Class A Initial Invested Amount, provided, however, that with respect to the initial Distribution Date, Class A Monthly Interest shall equal $_______________.

                         "Class B Monthly Interest" means, with respect to any
                           Distribution Date, the Class B Monthly Interest equals the product of (i) the actual number of days in the related Collection Period divided by 360, (ii) the Class B Certificate Rate and (iii) the outstanding principal balance of the Class B Certificates as of the preceding Distribution
                           Date (after subtracting therefrom the aggregate amount of all distributions of Class B Monthly Principal made to the Class B Certificateholders on such Distribution Date) or, with respect to the first Distribution Date, the Class B Initial Invested Amount, provided, however, that with respect to the initial Distribution Date, Class
                           B Monthly Interest shall equal $_______________.

                         "Class C Monthly Interest" means, with respect to any
                           Distribution Date, the Class C Monthly Interest equals the product of (i) the actual number of days in the related Collection Period divided by 360, (ii) the Class C Certificate Rate and
                           (iii) the outstanding principal balance of the Class C Certificates as of the preceding Distribution Date (after subtracting therefrom the aggregate amount of all distributions of Class C Monthly Principal made to the Class C Certificateholders on such Distribution Date) or, with respect to the first Distribution Date, the Class C Initial Invested Amount, provided, however, that with respect to the initial Distribution Date, Class C Monthly Interest shall equal $_______________.

                         "Class A Investor Default Amount" means, a portion
                           of all Defaulted Receivables which will be allocated to the Class A Certificateholders for each Distribution Date in an amount equal to the product of the Class A Floating Allocation Percentage applicable during the immediately preceding Collection Period and the amount of Defaulted Receivables for such Collection Period.

                         "Class B Investor Default Amount" means, a portion
                           of all Defaulted Receivables which will be allocated to the Class B Certificateholders for each Distribution Date in an amount equal to the product of the Class B Floating Allocation Percentage applicable during the immediately preceding Collection Period and the amount of Defaulted Receivables for such Collection Period.

                         "Class C Investor Default Amount" means, a portion
                           of all Defaulted Receivables which will be allocated to the Class C Certificateholders for each Distribution Date in an amount equal to the product of the Class C Floating Allocation Percentage applicable during the immediately preceding Collection Period and the amount of Defaulted Receivables for such Collection Period.

                         "Subordinated Transferor Default Amount" means, a
                           portion of all Defaulted Receivables which will be allocated to the holder of the Subordinated Transferor Certificate for each Distribution Date in an amount equal to the product of the Subordinated Transferor Floating Allocation Percentage applicable during the immediately preceding Collection Period and the amount of Defaulted Receivables for such Collection Period.

                         "Monthly Servicing Fee" means, with respect to any
                           distribution date, the sum of (a) the Class A Monthly Servicing Fee, the Class B Monthly Servicing Fee, the Class C Monthly Servicing Fee and the Subordinated Transferor Monthly Servicing Fee and (b) the Servicing Fee allocable to the Transferor Amount and the B/F Amount.

                         The portion of the Servicing Fee allocable to the
                           Class A Interest on each Distribution Date (the "Class A Monthly Servicing Fee"), to the Class
                           B Interest on each Distribution Date (the "Class
                           B Monthly Servicing Fee"), to the Class C Interest on each Distribution Date (the "Class C Monthly Servicing Fee") and to the Subordinated Transferor Interest on each Distribution Date (the "Subordinated Transferor Monthly Servicing Fee") generally will be equal to one-twelfth of the product of 2.00% per annum and the amount of the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount, or the Subordinated Transferor Amount, as the case may be, on the last day of the second preceding Collection Period (in the case of the first Distribution Date, the initial principal amount of the Class A Certificates, Class B Certificates, the Class C Certificates or the Subordinated Transferor Certificate, as the case may be).

                         "Class A Invested Amount" for any date means an
                           amount equal to the initial principal balance of the Class A Certificates, minus the amount of principal payments made to Class A Certificateholders prior to such date and minus the excess, if any, of the aggregate amount of Class A Investor Charge-Offs (as defined below) for all Distribution Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates preceding such date.

                         "Class B Invested Amount" for any date means an
                           amount equal to (i) the initial principal balance of the Class B Certificates, minus (ii) the amount of principal payments made to the Class B Certificateholders prior to such date, minus (iii) the aggregate amount of Class B Investor Charge-Offs (as defined below) for all prior Distribution Dates, minus (iv) the aggregate amount of Class B Reallocated Principal Collections for all prior Distribution Dates for which the Subordinated Transferor Amount and the Class C Invested Amount have not been reduced, minus (v) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior Distribution Dates as described herein, and plus (vi) the amount of Excess Finance Charge Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v).

                         "Class C Invested Amount" for any date means an
                           amount equal to (i) the initial principal balance of the Class C Certificates, minus (ii) the amount of principal payments made to the Class C Certificateholders prior to such date, minus (iii) the aggregate amount of Class C Investor Charge-Offs (as defined below) for all prior Distribution Dates, minus (iv) the aggregate amount of Class C Reallocated Principal Collections for all prior Distribution Dates for which the Subordinated Transferor Amount has not been reduced, minus (v) an amount equal to the aggregate amount by which the Class C Invested Amount has been reduced to fund the Class A and Class B Investor Default Amount on all prior Distribution Dates as described herein, and plus (vi) the amount of Excess Finance Charge Collections applied on all prior Distribution
                           Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii),
                           (iv) and (v).

                         "Subordinated Transferor Amount" for any date means
                           an amount equal to (i) the initial principal balance of the Subordinated Transferor Certificate, minus (ii) the amount of principal payments made to the holder of the Subordinated Transferor Certificate prior to such date, minus (iii) the aggregate amount of Subordinated Transferor Charge-Offs (as defined below) for all prior Distribution Dates, minus (iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates, minus (v) an amount equal to the aggregate amount by which the Subordinated Transferor Amount has been reduced to fund the Class A, Class B and Class C Investor Default Amount on all prior Distribution Dates as described herein, and plus (vi) the amount of Excess Finance Charge Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses
                           (iii), (iv) and (v).

                         "Excess Finance Charge Collections" shall mean, with
                           respect to any Distribution Date, an amount equal to the sum of the amounts described in clause
                           (a)(iv), clause (b)(iv), clause (c)(iv) and clause
                           (d)(ii) above.

EXCESS FINANCE
 CHARGE COLLECTIONS      Excess Finance Charge Collections will be applied as
                           follows:

                           (a) to fund the Class A Required Amount;

                           (b) Class A Investor Charge-Offs which have not
                         been previously reimbursed will be distributed to the Transferor during the Revolving Period up to the amount of the Transferor Interest after the purchase of new Receivables (and thereafter will be included in the funds available to make principal payments);

                           (c) to fund the Class B Required Amount;

                           (d) an amount equal to the amount by which the
                         Class B Invested Amount has been reduced below the Initial Class B Invested Amount (for reasons other than the payment of principal to the Class B Certificateholders) will be distributed to the Transferor during the Revolving Period, up to the amount of the Transferor Interest after the purchase of new Receivables (and thereafter will be included in the funds available to make principal payments);

                           (e) to fund the Class C Required Amount;

                           (f) an amount equal to the amount by which the
                         Class C Invested Amount has been reduced below the Initial Class C Invested Amount (for reasons other than the payment of principal to the Class C Certificateholders) will be distributed to the Transferor during the Revolving Period up to the amount of the Transferor Interest after the purchase of new Receivables (and thereafter will be included in the funds available to make principal payments);

                           (g) the Subordinated Transferor Default Amount
                         will be distributed to the Transferor during the Revolving Period up to the amount of the Transferor Interest after the purchase of new Receivables (and thereafter will be included in the funds available to make principal payments);

                           (h) the amount by which the Subordinated
                         Transferor Amount has been reduced below the initial Subordinated Transferor Amount (for reasons other than the payment of principal to the holder of the Subordinated Transferor Certificate) will be distributed to the Transferor during the Revolving Period up to the amount of the Transferor Interest after the purchase of new Receivables (and thereafter will be included in the funds available to make principal payments);

                           (i) the balance, if any, will be treated as Shared
                         Excess Finance Charge Collections to the extent necessary; and

                           (j) the balance, if any, will be treated as Shared
                         Principal Collections.

                         The "Class A Required Amount" means the amount,
                           if any, by which the sum of Class A Monthly
                           Interest, any overdue Class A Monthly Interest (with interest thereon), the Class A Investor Default Amount, the Class A Monthly Servicing Fee for such Collection Period exceeds the funds allocable to the Class A Certificates to pay such amounts.

                         The "Class B Required Amount" means the amount,
                           if any, by which the sum of Class B Monthly
                           Interest, any overdue Class B Monthly Interest (with interest thereon), the Class B Investor Default Amount, the Class B Monthly Servicing Fee for such Collection Period exceeds the funds allocable to the Class B Certificates to pay such amounts.

                         The "Class C Required Amount" means the amount,
                           if any, by which the sum of Class C Monthly
                           Interest, any overdue Class C Monthly Interest (with interest thereon), the Class C Investor Default Amount, the Class C Monthly Servicing Fee for such Collection Period exceeds the funds allocable to the Class C Certificates to pay such amounts.

                         The "Required Amount" shall equal the sum of the
                           Class A, Class B and Class C Required Amounts.

REALLOCATED PRINCIPAL
COLLECTIONS              Principal Collections allocable first to the
                          Subordinated Transferor Interest, then to the Class C Interest and then to the Class B Interest with respect to a Collection Period will be applied as follows:

                          (a) an amount equal to the excess of (i) the
                         Required Amount over (ii) the Excess Finance Charge Collections will be used to fund the Required Amount; and

                          (b) Collections not applied in the foregoing manner
                         (and therefore not constituting Reallocated Principal Collections) will during the Revolving Period, be applied as Shared Principal Collections and, during the Controlled Amortization Period or any Rapid Amortization Period, will be included in the funds available to make principal payments).

                         The amounts described in the following paragraph
                          will equal the "Subordinated Transferor Reallocated Principal Collections", the "Class C Reallocated Principal Collections" and the "Class B Reallocated Principal Collections", as applicable. "Reallocated Principal Collections" will equal the sum of Subordinated Transferor Reallocated Principal Collections, Class C Reallocated Principal Collections and Class B Reallocated Principal Collections.

                         With respect to any Collection Period during the
                          Revolving Period, Reallocated Principal Collections will be allocated to each of the Subordinated Transferor Interest, the Class C Interest and the Class B Interest based on the Subordinated Transferor Floating Allocation Percentage, the Class C Floating Allocation Percentage or the Class B Floating Allocation Percentage for such Collection Period, as applicable. With respect to any Collection Period during the Controlled
                          Amortization Period or any Rapid Amortization Period, Reallocated Principal Collections will be allocated to each of the Subordinated Transferor Interest, the Class C Interest and the Class B Interest based on the Fixed Allocation Percentage of Principal Collections for such Collection Period multiplied by a fraction the numerator of which is equal to the Subordinated Transferor Amount, the Class C Invested or the Class B Invested Amount, as applicable, as of the close of business on the last day of the prior Collection Period and the denominator of which is equal to the Invested Amount at the close of business on such day.

ADDITIONAL AMOUNTS
AVAILABLE TO
CERTIFICATEHOLDERS       If Finance Charge Collections allocable to interest
                          for any Collection Period are insufficient to pay the Required Amount, Excess Finance Charge Collections will be applied to fund the Required Amount as described herein under "Excess Finance Charge Collections". If Excess Finance Charge Collections available with respect to such Collection Period are less than the Required Amount, Principal Collections for such Collection Period will then be used to fund the remaining Required Amount as described herein under "Reallocated Principal Collections".

                         If Reallocated Principal Collections with respect
                          to any Collection Period are insufficient to fund the remaining Class A Required Amount for such Collection Period, then a portion of the Subordinated Transferor Amount (after giving effect to reductions for any Subordinated Transferor Charge-Offs and Reallocated Principal Collections for such Collection Period) equal to such insufficiency (but not in excess of the Class A Investor Default Amount for such Distribution Date) will be allocated to the Class A Certificates to avoid a charge-off with respect to the Class A Certificates, and the Subordinated Transferor Amount will be reduced by such amount.

                         If the Subordinated Transferor Amount is reduced to
                          zero, the Class C Invested Amount (after giving effect to reductions for any Class C Investor Charge-Offs and any Class C Reallocated Principal Collections for such Collection Period) will be reduced by the amount by which the Subordinated Transferor Amount would have been reduced below zero (but not by more than the excess of the Class
                          A Investor Default Amount for such Distribution
                          Date over the amount of such reduction, if any, of the Subordinated Transferor Amount for such Distribution Date) and such amount will be allocated to the Class A Certificates to avoid a charge-off with respect to the Class A Certificates.

                         If the Class C Invested Amount is reduced to zero,
                          the Class B Invested Amount (after giving effect to reductions for any Class B Investor Charge-
                          Offs and any Class B Reallocated Principal
                          Collections for such Collection Period) will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Subordinated Transferor Amount and the Class C Invested Amount for such Distribution Date) and such amount will be allocated to the Class A Certificates to avoid a charge-off with respect to the Class A Certificates.

                         If the Class B Invested Amount is reduced to zero,
                          the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not in excess of the Class A Investor Default Amount for such Distribution Date (a "Class A Investor Charge-Off"), and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

                         After payment of the Class A Required Amount, if
                           Class C Reallocated Principal Collections and Subordinated Transferor Reallocated Principal Collections with respect to any Collection Period are insufficient to fund the remaining Class B Required Amount for such Collection Period, then a portion of the Subordinated Transferor Amount (after giving effect to reductions for any Subordinated Transferor Charge-Offs, Reallocated Principal Collections and any adjustments made thereto for the benefit of the Class A Certificateholders) equal to such insufficiency (but not in excess of the Class B Investor Default Amount for such Distribution Date) will be allocated to the Class B Certificates to avoid a charge-off with respect to the Class B Certificates, and the Subordinated Transferor Amount will be reduced by such amount.

                         If the Subordinated Transferor Amount is reduced
                           to zero, the Class C Invested Amount (after giving effect to reductions for any Class C Investor Charge-Offs, Class C Reallocated Principal Collections and any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount by which the Subordinated Transferor Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Subordinated Transferor Amount for such Distribution Date) and such amount will be allocated to the Class B Certificates to avoid a charge-off with respect to the Class B Certificates.

                         If the Class C Invested Amount is reduced to zero,
                          the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not in excess of the Class B Investor Default Amount for such Distribution Date (a "Class B Investor Charge-Off"), and the Class B

                          Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

                         After payment of the Class B Required Amount, if
                          Subordinated Transferor Reallocated Principal Collections with respect to any Collection Period are insufficient to fund the remaining Class C Required Amount for such Collection Period, then a portion of the Subordinated Transferor Amount (after giving effect to reductions for any Subordinated Transferor Charge-Offs, Reallocated Principal Collections and any adjustments made thereto for the benefit of the Class B and Class A Certificateholders) equal to such insufficiency (but not in excess of the Class C Investor Default Amount for such Distribution Date) will be allocated to the Class C Certificates to avoid a charge-off with respect to the Class C Certificates, and the Subordinated Transferor Amount will be reduced by such amount.

                         If the Subordinated Transferor Amount is reduced to
                          zero, the Class C Invested Amount will be reduced by the amount by which the Subordinated Transferor Amount would have been reduced below zero, but not in excess of the Class C Investor Default Amount for such Distribution Date (a "Class C Investor Charge-Off"), and the Class C Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

                         On each Distribution Date, if the Subordinated
                          Transferor Default Amount for such Distribution Date exceeds the amount of Excess Finance Charge Collections which is allocated and available to fund such amount as described under "Excess Finance Charge Collections", the Subordinated Transferor Amount (after giving effect to reductions for Reallocated Principal Collections and the amount of any adjustments made thereto for the benefit of the Class A, Class B or Class C Certificateholders) will be reduced but not in excess of the Subordinated Transferor Default Amount (the "Subordinated Transferor Charge-Off").

                         In the event that any of the Subordinated Transferor
                          Amount, the Class C Invested Amount, the Class B Invested Amount or the Class A Invested Amount is reduced, such amount will thereafter be increased (but not in excess of the unpaid principal balance of the Subordinated Transferor Certificate, the Class C Certificates, the Class
                          B Certificates or the Class A Certificates, as applicable) on any Distribution Date by the amount of Excess Finance Charge Collections allocated and available for that purpose as described under "--Excess Finance Charge Collections."

                         The "Subordinated Transferor Amount" will initially
                          be equal to $___________ and the "Class C Invested Amount" will initially be equal to $___________.

PRINCIPAL PAYMENTS;
CERTAIN ALLOCATIONS      Principal Collections with respect to any Collection
                          Period will be allocated on the related
                          Determination Date on the basis of the applicable Invested Percentage. Under the Agreement, such collections will be either paid to the Transferor, as described above during the Revolving Period, or to the holders of the Certificates in respect of the Class A Invested Amount, Class B Invested Amount, the Class C Invested Amount or Subordinated Transferor Amount, or to both the Transferor and the holders of the Certificates. Such allocations will be performed during the Revolving Period, Controlled Amortization Period and any Rapid Amortization Period.

                          In the event that other Series are offered by the
                           Trust, such other Series may or may not have amortization periods like the Controlled Amortization Period or the Rapid Amortization Period or revolving periods like the Revolving Period for the Certificates, and such periods may have different lengths and begin on different dates than the Controlled Amortization Period, the Rapid Amortization Period or the Revolving Period. Thus, certain Series may be in their revolving periods, while others are in periods during which Principal Collections are distributed to such Series. Under certain circumstances, one or more Series may be in their amortization periods, while other Series are not. In addition, other Series may allocate Principal Collections based upon different invested percentages.

SHARED PRINCIPAL
COLLECTIONS               To the extent that Principal Collections and
                           other amounts that are allocated to the interest of the holders of any class of any series (other than the Transferor Interest) are not needed to make payments to the certificateholders of such class, they may be applied to cover principal payments due to or for the benefit of certificate-holders of another Series ("Shared Principal Collections"). Any such reallocation will not result in a reduction in the interest of the holders of the Series to which such Principal Collections were initially allocated. In addition, Principal Collections and certain other amounts otherwise allocable to other Series, to the extent such collections are not needed to make payments to the certificateholders of such other Series, may be applied to cover principal payments due to or for the benefit of the holders of the Certificates.

SHARING OF EXCESS FINANCE
CHARGE COLLECTIONS        Finance Charge Collections on any business day in
                          excess of the amounts necessary to make required payments on such business day with respect to the Certificates will be applied to cover any shortfalls with respect to amounts payable from Finance Charge
                          Collections allocable to any other Series then outstanding, pro rata based upon the amount of the shortfall, if any, with respect to such other
                          Series. In addition, Finance Charge Collections in excess of the amounts necessary to make required payments on such business day with respect to certificates of other outstanding Series will be applied to cover any shortfalls with respect to Finance Charge Collections allocable to the Certificates. Any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series will be paid to the Transferor.

DISCOUNT OPTION           The Agreement provides that the Transferor may at
                           any time designate a fixed percentage or a variable percentage based on a formula (the "Discount Percentage"), but in either case not to exceed
                           (6)%, of Receivables giving rise to Principal Collections ("Principal Receivables") that are charges for goods or services or obligations for repayment of cash advances, part of which have not previously been sold as Discount Option Receivables, arising from then on to be treated as Receivables giving rise to Finance Charge Collections ("Finance Charge Receivables"). Such Receivables will be designated "Discount Option Receivables". On the date of processing any Discount Option Receivables, an amount equal to the product of (i) the Aggregate Certificate-holders' Interest with respect to Finance Charge Receivables and (ii) the amount of each Finance Charge Receivable will be deposited by the Transferor into a finance charge account and an amount equal to the product of the Transferor Interest and the amount of the Discount Option Receivables will be paid to the holder of the Exchangeable Transferor Certificate.
                           Simultaneously with such reassignment, the
                           Transferor will retransfer the Receivable to the Trust, making the representations and warranties with respect to such Receivable as if such Receivable were a new Receivable created in an existing Account, and the amount of the Transferor Interest will be increased to reflect the addition of such Receivable to the Trust. Collections with respect to such Receivable will be treated as Principal Collections.

AMORTIZATION EVENTS       An "Amortization Event" with respect to the
                           Certificates refers to any of the following events:

                          (i) failure on the part of the Servicer or the
                         Transferor to make any payment or deposit required by the terms of the Agreement or before five business days after the date such payment or deposit is required to be made thereunder;

                          (ii) the failure on the part of the Servicer, the
                         Originator or the Transferor duly to observe or perform in any material respect certain covenants or agreements set forth in the Agreement or the Purchase and Sale Agreement which, in the case of certain of such covenants or agreements, continues unremedied for a period of 60 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer, the Originator or the Transferor, as applicable, provided, however, that an Amortization Event shall not be deemed to occur if the Transferor has accepted the transfer of the related Receivable (or all of such Receivables, if applicable) during such period (or such longer period as the Trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the Agreement or the Purchase and Sale Agreement;

                          (iii) any representation or warranty made by the
                         Servicer, the Originator or the Transferor in the Agreement or the Purchase and Sale

                         Agreement or any information required to be delivered by the Transferor shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, the Originator or the Transferor, as applicable, and as a result of which the interests of the certificateholders are materially and adversely affected; provided, however, that such an Amortization Event shall not be deemed to have occurred if the Transferor has accepted the transfer of the related Receivable (or all of such Receivables, if applicable) during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Agreement;

                          (iv) certain events of insolvency, conservatorship,
                         receivership or bankruptcy with respect to the Originator, Bridgestone/Firestone or the Transferor;

                          (v) the Portfolio Yield (as defined in the
                         Agreement) averaged over any three consecutive Collection Periods is less than the Base Rate (as defined in the Agreement);

                          (vi) the Trust shall become an "investment company"
                         within the meaning of the Investment Company Act of 1940, as amended;

                          (vii) the Transferor Amount (plus the amount
                         available under the Transferor Letter of Credit and the B/F Amount) is less than __% of the aggregate invested amount of all outstanding Series of certificates issued by the Trust as of the last day of any Collection Period;

                          (viii) the sum of the Transferor Amount plus the
                         B/F Amount plus the Subordinated Transferor Amount and any subordinated class of certificates of any other Series which, when issued, is retained by the Transferor and with respect to which no legal opinion is delivered characterizing such certificates as indebtedness) is less than __% of the Aggregate Receivables as of the last day of any Collection Period; or

                          (ix) any Servicer Event of Default shall occur which
                         would have a material adverse effect on the Certificateholders.

FINAL PAYMENT OF
PRINCIPAL; TERMINATION
OF THE TRUST              The Certificates will be subject to optional
                           repurchase by the Transferor on any Distribution Date on or after which the Invested Amount is reduced to an amount less than or equal to $________ (5% of the sum of the initial Invested Amount), unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Transferor. The repurchase price will be equal to the Invested Amount plus accrued and unpaid interest on the Certificates through the day preceding the Distribution Date on which the repurchase occurs. After such date, neither the Trust nor the Transferor will have any further obligation to pay principal or interest on the Certificates. In any event, the final payment of principal and interest on the Class A Certificates will be no later than the _______________ Distribution Date (the "Final Class A Termination Date") and the final payment of principal and interest on the Class B Certificates will be no later than the ______ Distribution Date (the "Final Class B Termination Date"). The final payment of principal and interest with respect to the Other Certificates will be no later than ___________, _________ (the
                           "Final Series 1996 Termination Date").

SERVICING                 Under the Agreement, the Servicer (initially,
                           Bridgestone/Firestone) will be responsible for servicing, managing and making collections on all Receivables in the Trust. Subject to certain conditions including the availability of the Servicer Letter of Credit (as defined below), the Servicer may use for its own benefit and not segregate Collections of Receivables received in each Collection Period until the business day preceding the Distribution Date for such Collection Period (the "Transfer Date"). On the second business day preceding each Distribution Date (each, a "Determination Date") or, at the Servicer's option, more frequently, the Servicer will allocate as described herein all Collections of Receivables received with respect to the related Collection Period to the Certificates, any other applicable Series, Bridgestone/Firestone and the Transferor and on the Transfer Date will deposit the portion allocable to the Certificateholders and the holders of certificates of any other Series into a segregated trust account held in the name of the Trustee for the benefit of certificateholders (the "Collection Account"). In certain limited circumstances, Bridgestone/Firestone may resign or be removed as Servicer, in which event either the Trustee or a third party servicer may be appointed as successor Servicer (Bridgestone/Firestone or any such successor Servicer is referred to herein as the "Servicer"). As servicing compensation from the Trust, the Servicer will receive a Servicing Fee from allocations of Finance Charge Collections based upon the out-standing principal amount, from time to time, of certificates issued by the Trust and certain other amounts, as described herein.

                          The Servicer may perform any of its obligations
                           under the Agreement through one or more
                           Subservicers. The Servicer will remain liable for its servicing duties and obligations as if the Servicer alone were servicing the Receivables. CFNA shall initially act as a Subservicer.

SERVICER LETTER OF
CREDIT                    The Servicer has obtained an irrevocable letter of
                           credit (the "Servicer Letter of Credit") issued by The Sumitomo Bank, Limited, acting through its New York Branch (the "Letter of Credit Bank"), in favor of the Trustee on behalf of certificate-holders of all Series (including the Series 1992 Certificates and the Certificates), to secure timely remittance of Collections by the Servicer to the Trustee. The Servicer Letter of Credit was initially in the stated amount of $45,000,000 and will expire on May 30, 1997, unless extended or earlier terminated by the Letter of Credit Bank. The Servicer Letter of Credit is available, up to its stated amount, to cover any shortfall in Collections allocated to any Series and required to be deposited into the Collection Account by the Servicer. The proceeds of any drawing on the Servicer Letter of Credit will be allocated in much the same manner as are Collections (generally speaking, such allocations to the Certificates will be based on the ratio of the Invested Amount to the Aggregate Receivables). As a result, if other Series of certificates are outstanding, such other Series will benefit from drawings made on the Servicer Letter of Credit. Initially, the Invested Amount of the Certificates will be approximately __% of the Aggregate Receivables. During the period that Bridgestone/Firestone is the Servicer, if aggregate Collections at any time held by Bridgestone/Firestone exceed the amount available under the Servicer Letter of Credit, the Servicer shall deposit all such Collections in excess of the amount available under the Servicer Letter of Credit into the Collection Account no later than the second business day after the date of processing thereof. In the event that (i) the Letter of Credit Bank's unsecured short-term debt ratings are reduced below A-I + or P-I or F-I+ by the applicable Rating Agency and either (x) a substitute Servicer Letter of Credit is not delivered to the Trustee, (y) the Servicer Letter of Credit is not drawn on in full as described in the Prospectus or (z) the Servicer has not established a cash collateral account in the name of the Trustee for the benefit of Certificate-holders or (ii) the Servicer is not Bridgestone/ Firestone, the Servicer shall deposit Collections into the Collection Account no later than the second business day after the date of processing thereof. In addition, in the event that a substitute Servicer Letter of Credit is not delivered to the Trustee on or before the fifth business day prior to the expiration of the Servicer Letter of Credit or a cash collateral account has not been established, the Servicer shall commence depositing Collections into the Collection Account no later than the second business day after the date of processing thereof.

TRANSFEROR LETTER OF
CREDIT                    The Transferor has obtained an irrevocable
                           letter of credit (the "Transferor Letter of Credit") issued by the Letter of Credit Bank in favor of the Trustee, on behalf of Certificate-holders, to secure the obligation of the Transferor to make certain payments in respect of returned merchandise and other credit adjustments on the Receivables. The Transferor Letter of Credit was initially in the stated amount of $15,000,000 and will expire on May 30, 1997, unless extended or earlier terminated by the Letter of Credit Bank. The Transferor Letter of Credit will be available, up to its stated amount, to cover any shortfall in payments allocated to any Series and required to be deposited into the Collection Account by the Transferor. The proceeds of any drawing on the Transferor Letter of Credit will be allocated in much the same manner as are the Collections (generally speaking, such allocations to the Certificates will be based on the ratio of the Invested Amount to the Aggregate Receivables). As a result, if other Series of certificates are outstanding, such other Series will benefit from drawings made on the Transferor Letter of Credit. Initially, the Invested Amount of the Certificates will be approximately __% of the Aggregate Receivables.

CERTAIN FEDERAL INCOME TAX
  CONSEQUENCES            Special tax counsel to the Transferor has advised
                           the Transferor that, in its opinion, the Offered Certificates will be treated for Federal income tax purposes as indebtedness. Under the Agreement, the Transferor, the Trustee and, pursuant to the terms of the Offered Certificates by virtue of the acceptance thereof, the Offered Certificate-holders and the Certificate Owners agree to treat the Offered Certificates as debt for Federal and state tax purposes. If the Offered Certificates are not characterized as debt, there may be adverse tax consequences for Certificate Owners.

ERISA CONSIDERATIONS      Under the regulations issued by the Department of
                           Labor, the Trust's assets would not be deemed "plan assets" of any employee benefit plan holding interests in the Class A Certificates if certain conditions are met, including that interests in the Class A Certificates be held by at least 100 independent persons upon completion of the public offering being made hereby. The Underwriters expect, although no assurance can be given, that interests in the Class A Certificates will be held by at least 100 independent persons, and it is anticipated that the other conditions of the regulations will be met. If the Trust's assets were deemed to be "plan assets" of such a plan, there is uncertainty as to whether existing exemptions from the "prohibited transaction" rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), would apply to all transactions involving the Trust's assets. Accordingly, employee benefit plans contemplating purchasing Class A Certificates should consult their counsel before making a purchase. (The Class B Certificates may not be sold to employee benefit plans.)

RATING OF THE OFFERED
 CERTIFICATES             It is a condition to the issuance of the Class
                           A Certificates that they be rated by at least one nationally recognized rating agency in such agency's highest rating category. It is a condition to the issuance of the Class B Certificates that they be rated "A" by at least one nationally recognized rating agency. Such ratings are based primarily on the quality of the Receivables and the terms of the subordination of the Class B Certificates, the Class C Certificates and the Subordinated Transferor Certificate, as applicable.

                                 RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Offered Certificates:

     LIMITED LIQUIDITY. There currently is no secondary market for the Offered Certificates, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Offered Certificateholders with liquidity of investment or will continue for the life of the Offered Certificates. Citicorp Securities, Inc. expects, but is not obligated, to make a market in the Offered Certificates. There can be no assurance that any such market will continue.

     NON-RECOURSE OBLIGATION. Certificateholders will not have recourse for payment of their Offered Certificates to any assets of the Transferor, the Originator, Bridgestone/Firestone, the Servicer or any of their affiliates. Consequently, the Certificateholders must rely solely upon payments on the Receivables for the payment of principal of and interest on the Offered Certificates. Furthermore, under the Agreement, the Certificateholders have an interest in the Receivables and Collections with respect thereto only to the extent of the Certificateholders' Interest. Should the Offered Certificates not be paid in full on a timely basis, Certificateholders may not look to any assets of any of the Transferor, Bridgestone/Firestone, the Servicer, the Originator or any affiliates thereof to satisfy their claims.

     DEPOSIT OF COLLECTIONS. While Bridgestone/Firestone is the Servicer, Collections held by Bridgestone/Firestone may, subject to certain conditions, including the availability of the Servicer Letter of Credit, be commingled and used for Bridgestone/Firestone's own benefit prior to the business day preceding each Distribution Date and, in the event of the bankruptcy or insolvency of Bridgestone/Firestone or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such Collections and such Collections are subject to risk of loss, including risk of loss due to Bridgestone/Firestone's bankruptcy or insolvency. During the period that Bridgestone/Firestone is the Servicer, if aggregate Collections at any time held by Bridgestone/Firestone exceed the amount available under the Servicer Letter of Credit, the Servicer shall deposit all such Collections in excess of the amount available under the Servicer Letter of Credit into the Collection Account no later than the second business day after the date of processing thereof. In the event that either (x) the unsecured short-term debt rating of the Letter of Credit Bank is reduced below A-1+, P-1 or F-1+ by the applicable Rating Agency (the "Required Ratings"), within 35 days of notice thereof to the Servicer or (y) in the event that the Servicer Letter of Credit is scheduled to expire within five business days, either (i) Bridgestone/Firestone will begin depositing Collections received within two business days of the date of processing thereof directly into the Collection Account, (ii) Bridgestone/Firestone will provide the Trustee with a substitute letter of credit substantially similar to the Servicer Letter of Credit issued by a financial institution whose unsecured short-term debt rating is A-1+, P-1 or F-1+ by the applicable Rating Agency or (iii) the Trustee will, but only with respect to clause (x) hereof, make a demand under the Servicer Letter of Credit for the full amount available thereunder and deposit the proceeds of such demand into a segregated trust account to be available to the Trustee in the event Bridgestone/Firestone fails to timely remit Collections to the Collection Account. The Letter of Credit Bank's unsecured short-term debt rating has been reduced to below the Required Ratings and the full amount of the proceeds from the Servicer Letter of Credit are currently held in a segregated trust account available to the Trustee in the event Bridgestone/Firestone fails to timely remit Collections to the Collection
Account.   See "Description of  the Offered Certificates and  the Agreement--
Allocation of Collections; Deposits in Collection Account."

     POTENTIAL PRIORITY OF CERTAIN LIENS. The Originator warrants in the Purchase and Sale Agreement that the sale or transfer of the Receivables thereunder by it to the Transferor is free and clear of any lien, security interest, encumbrance or other right, title or interest of any person and that all filings and recordings required to perfect the title of the Transferor in the Receivables have been accomplished and are in full force and effect, and the Transferor warrants in the Agreement that the transfer of such Receivables to the Trust is either a valid transfer and assignment of the Receivables to the Trust or the grant to the Trust of a security interest in the Receivables. The Originator and the Transferor will take all actions as are required under Ohio and Massachusetts law to perfect the Trust's interest in the Receivables and the Transferor warrants that if the transfer by the Transferor to the Trust granted the Trust a security interest in the Receivables, the Trust will at all times have a first priority perfected security interest therein and, with certain exceptions, and for certain limited periods of time, in proceeds thereof. Nevertheless, if the sale or transfer of Receivables to the Transferor or the transfer of the Receivables to the Trust is deemed to create a security interest therein under the New York, Ohio and Massachusetts Uniform Commercial Code (collectively, the "UCC"), a tax or government lien or other nonconsensual lien on property of the Originator or the Transferor arising before any Receivable comes into existence may have priority over the Transferor's or the Trust's interest in such Receivables. The existence of such liens or the rights of the receiver of the Transferor could reduce the amount payable on the Receivables and result in possible reductions in the amounts of payments on the Certificates. See "Certain Legal Aspects of the Receivables--Transfer of Receivables."

     INSOLVENCY-RELATED MATTERS. The Originator and the Transferor have treated and will treat the transfer of Receivables under the Purchase and Sale Agreement as a sale. A court could treat such transactions as assignments of collateral as security. To the extent that the Originator has granted or will grant a security interest in the Receivables to the Transferor and that security interest was validly perfected before any insolvency of the Originator and was not granted or taken in or will not be granted or taken in contemplation of insolvency or with the intent to hinder, delay or defraud the Originator or its creditors, that security interest should not be subject to avoidance in the event of the insolvency and receivership of the Originator, and payments to the Transferor with respect to the Receivables should not be subject to recovery by a conservator or receiver for the Originator. If, however, the conservator or receiver were to assert a contrary position, or were to require the Transferor to establish its rights to those payments by submitting to and completing the administrative claims procedure established under the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"), or the conservator or receiver were to request a stay of proceedings with respect to the Originator as provided under FIRREA, delays in payments on the Offered Certificates and possible reductions in the amount of such payments could occur. If a conservator or receiver is appointed for the Originator, pursuant to the Purchase and Sale Agreement, new Receivables would not be sold to the Transferor and an Amortization Event would occur. Upon the occurrence of an Amortization Event, if a conservator or receiver is appointed for the Originator and no other Amortization Event other than such conservatorship, receivership or insolvency of the Originator exists, the conservator or receiver may have the power to prevent the commencement of the
Rapid Amortization Period.   See "Certain Legal Aspects  of the Receivables--
Certain Matters Relating to Bankruptcy."

     BREACHES OF REPRESENTATIONS AND WARRANTIES RELATING TO THE RECEIVABLES. The Transferor will make certain representations and warranties relating to the validity and enforceability of the Accounts and the Receivables.
However, it is not anticipated that the Trustee will make any examination of the Receivables or the records relating thereto for the purpose of establishing the presence or absence of defects, compliance with such representations and warranties, or for any other purpose. Pursuant to the Agreement, in the event of a material breach of such representations and warranties with respect to any Receivables, the Transferor will be obligated to accept the transfer of such Receivables, whereupon such Receivables will no longer be included in the Trust. With certain exceptions, such obligation will constitute the sole remedy in the event of any such breach. Pursuant to the agreement by which Bridgestone/Firestone purchased a participation interest in the Exchangeable Transferor Certificate and will purchase a participation interest in the Subordinated Transferor Certificate (the "Participation Agreement"), Bridgestone/Firestone will agree, for the benefit of the Trustee, to purchase from the Transferor any Ineligible Receivable required to be repurchased by the Transferor from the Trust and certificates purchased by the Transferor as described above. See "Description of the Offered Certificates and the Agreement--Covenants, Representations and Warranties."

     CONSUMER PROTECTION AND BANKING LAWS. The Accounts and the Receivables are subject to numerous Federal and state consumer protection laws which impose requirements on the extension of consumer credit and collections of such obligations. In addition, the extension of credit, and the interest charged thereon, by national banks such as the Originator, is subject to regulation under Federal law. Such laws, as well as any new laws, rulings or decisions construing such laws or rulings which may be adopted, whether Federal or state, may adversely affect the ability of the Servicer to collect on the Receivables or maintain previous levels of monthly finance charges and other charges. One effect of any legislation which regulates the amount of interest and other charges that may be assessed on credit card account balances would be to reduce the Portfolio Yield on Accounts. If a significant reduction in Portfolio Yield occurred, an Amortization Event could occur, in which case the Rapid Amortization Period would commence. See "Certain Legal Aspects of the Receivables--Consumer Protection Laws."

     Application of Federal and state bankruptcy, debtor relief or consumer protection laws would affect the interest of the Certificateholders in the Receivables, if such laws result in any Receivables being written off as uncollectible when there are no funds available from other sources to cover any resulting shortfalls in amounts payable to Certificateholders. See "Description of the Offered Certificates--Defaulted Receivables; Recoveries, Rebates and Fraudulent Charges."

     LEGISLATION. From time to time, there are proposed in the Congress and certain state legislatures new laws and amendments to existing laws to regulate further the consumer credit industry. The Transferor is unable to determine and has no basis on which to predict whether or to what extent changes in laws or regulations will affect charge use, payment patterns or revenues.

     DEPENDENCE ON BRIDGESTONE/FIRESTONE. Because the credit cards issued under the Credit Card Program are primarily used by customers of Bridgestone/ Firestone stores and dealers and marketers of Bridgestone/Firestone products, the Trust is largely dependent upon Bridgestone/Firestone and such dealers and marketers for the generation of Receivables. In addition to manufacturing a full line of tires, Bridgestone/Firestone is a major retailer of tires, automotive maintenance and repair services in the United States
with approximately (     ) company operated tire and automotive service
centers and is a major supplier of tires to several thousand independent dealer outlets. However, there are thousands of competitors that compete with Bridgestone/Firestone operated service centers and independent dealer outlets. The automotive service and repair industry is highly competitive. Many considerations enter into the competition for the customer's patronage, including quality, service, product mix, convenience, price and credit availability and terms. Further, there can be no assurance that Receivables will continue to be generated under the Credit Card Program at the same rate as in prior years or that the Originator will implement Other Programs.

     COMPETITION IN THE CREDIT CARD INDUSTRY. The credit card market is highly competitive and is experiencing increasing use of advertising, target marketing and pricing competition in finance charges and other fees as traditional and new credit card issuers seek to expand or enter the market. The ability of the Credit Card Program and any Other Programs to compete in the credit card industry will affect the Originator's ability to generate new Receivables. Bridgestone/Firestone stores and dealers accept certain third-party credit cards not issued by the Originator. The acceptance of such other credit cards also may affect the amount of Receivables generated. If the rate at which the new Receivables are generated declines significantly, an Amortization Event could occur, in which case, a Rapid Amortization Period would commence. See "The Credit Card Program."

     SOCIAL, LEGAL AND ECONOMIC FACTORS. Changes in card use and payment patterns by cardholders may result from a variety of legal, economic and social factors, including the rate of unemployment and inflation and relative interest rates offered for various types of loans. Such factors will also be reflected in changes in consumer spending and payment patterns including increased risk of default by cardholders. The

Transferor is unable to determine, and has no means of predicting, whether or to what extent legal or economic factors will affect future credit purchases or repayment patterns.

     PAYMENTS AND MATURITY. A number of legal and economic factors may affect payment patterns and there is no accurate means of predicting the effect of such factors. The Receivables may be paid at any time and there is no assurance that any particular pattern of cardholder repayments will occur or that sufficient eligible Receivables will be generated to maintain required levels of collateralization. A significant decline in the amount of Receivables generated or the failure of the Transferor to maintain the Aggregate Receivables as of the last day of each Collection Period at a level sufficient to result in (i) the Transferor Amount (plus the amount available to be drawn under the Transferor Letter of Credit and the B/F Amount) being not less than __% of the aggregate invested amount of all outstanding Series of certificates (including the Certificates) issued by the Trust or (ii) the Transferor Amount plus the B/F Amount plus the Class B Invested Amount (plus the invested amount of the Series 1992-B Certificates and any subordinated class of certificates of additional Series which, when issued, is retained by the Transferor and with respect to which no legal opinion is delivered characterizing such certificates as indebtedness) being not less than __% of Aggregate Receivables could result in the occurrence of an Amortization Event. During either the Controlled Amortization Period or a Rapid Amortization Period (either such period, an "Amortization Period"), a significant decrease in the cardholder monthly payment rate could slow the return of principal. See "The Credit Card Program" and "Maturity Assumptions."

     EFFECT OF SUBORDINATION OF CLASS B CERTIFICATES; PRINCIPAL PAYMENTS.
The Class B Certificates will be subordinated in right of payment of principal to the Class A Certificates. Payments of principal in respect of the Class B Certificates will not commence until after the Class A Invested Amount has been paid in full. Moreover, the Class B Invested Amount is subject to reduction on any Determination Date if Principal Collections allocable to the Class B Certificates are reallocated to cover the Class A Required Amount or (b) if Reallocated Principal Collections with respect to any Collection Period are insufficient to fund the remaining Class A Required Amount and the Subordinated Transferor Amount and the Class C Invested Amount have been reduced to zero. If the Class B Invested Amount suffers such a reduction, Finance Charge Collections allocable to the Class B Certificateholders' Interest in future Collection Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Certificateholders is not reimbursed, the amount of principal distributable to the Class B Certificateholders will be reduced. See "Description of the Offered Certificates--Allocation Percentages," "--Reallocated Principal Collections," "--Additional Amounts Available to Certificateholders" and "-- Subordination of the Class B Certificates."

     THE ORIGINATOR'S ABILITY TO CHANGE TERMS OF OR POLICIES RELATING TO THE
ACCOUNTS.   Subject to applicable  law and  with the consent  of Bridgestone/
Firestone, the Originator reserves the right to amend the terms or policies applicable to the Accounts, including, without limitation, the level of finance charges and other fees applicable from time to time to the Accounts and the minimum monthly payments required on the Accounts. Except as specified in the next succeeding sentence, there are no restrictions on the Originator's ability to change the terms or policies of the Accounts or other credit card guidelines or policies, including policies on credit approval. Under the Purchase and Sale Agreement, the Originator will agree that, except as otherwise required by law or as is deemed by the Originator, in its sole discretion, based upon a good faith assessment by it of the nature of its competition, to be necessary or advisable, it will not reduce the annual percentage rate of the monthly finance charge assessed on the Receivables, if as a result of such reduction, its reasonable expectation is that the Portfolio Yield (defined below) (see "Description of the Offered Certificates and the Agreement--Amortization Events") would be a rate less than the Class
A Certificate Rate plus 2.00% per annum (the "Class A Base Rate") or a rate less than the Class B Certificate Rate plus 2.00% per annum (the "Class B Base Rate"), or reduce the minimum payment terms or otherwise alter the terms of the Accounts or the policies applicable thereto, if, as a result of such change, in its reasonable expectation, an Amortization Event with respect to the Certificates or any other Series of certificates would occur. While the Originator and Bridgestone/Firestone have no current intention of changing the terms of the Accounts, there can be no assurance that changes in applicable law, in the marketplace or prudent business practice might not result in a determination by the Originator and Bridgestone/Firestone to make or to consent to such a change.

     MASTER TRUST CONSIDERATIONS. The Trust, as a master trust, may issue additional Series from time to time. While the Principal Terms of any Series will be specified in a Supplement, the provisions of a Supplement and, therefore, the terms of any additional Series, will not be subject to the prior review or consent of holders of the certificates of any previously issued Series. Such Principal Terms may include methods for determining applicable investor percentages and allocating Collections, provisions creating different or additional security or other credit enhancement, provisions subordinating such Series to another Series or other Series (if the Supplement relating to such Series so permits) to such Series, and any other amendment or supplement to the Agreement which is made applicable only to such Series. As long as the Offered Certificates are outstanding, a condition to the execution of any Supplement will be that each applicable Rating Agency shall have advised the Trustee that the issuance of such Series will not result in the reduction or withdrawal of their rating of any prior outstanding Series (including the Offered Certificates). See "Description of the Offered Certificates and the Agreement--Exchanges." Any such determination by any such Rating Agency would not, however, provide any assurance that the issuance of any such Series would not, in fact, have a materially adverse effect on the Offered Certificates. In addition, certain remedies require the consent of a majority of the holders of all outstanding Series of certificates, and the interest of the holders of one Series of certificates may conflict with the interest of another Series of certificates. See "Description of the Offered Certificates and the Agreement--Exchanges."

     RATING OF THE OFFERED CERTIFICATES. It is a condition to the issuance of the Class A Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency and to the issuance of the Class B Certificates that they be rated "A" by at least one nationally recognized rating agency (the rating agency or rating agencies requested by the Transferor and initially rating any Series is herein referred to as the "Rating Agency"). The rating of the Class A Certificates is based primarily on the quality of the Receivables and the terms of the subordination of the Class B Certificates, the Class C Certificates and the Subordinated Transferor Certificate. The rating of the Class B Certificates is based primarily on the quality of the Receivables and the terms of the subordination of the Class C Certificates and the Transferor Subordinated Certificate. The ratings of the Offered Certificates are not a recommendation to purchase, hold or sell the Offered Certificates, and such ratings do not comment as to market price or suitability for a particular investor. There is no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency, if in its judgment circumstances in the future so warrant.

     DISCOUNT OPTION. Pursuant to the Agreement, the Transferor has the option to designate a fixed or variable percentage of Receivables that otherwise would be treated as Principal Receivables to be treated as Finance Charge Receivables. Any such designation would result in an increase in the amount of Finance Charge Receivables and a slower rate of payment of collections in respect of Principal Receivables than otherwise would occur. Pursuant to the Agreement, the Transferor can make such a designation without notice to or the consent of the Certificateholders. The Transferor must provide 30 days' prior written notice to the Servicer, the Trustee, and any provider of Enhancement and each Rating Agency of any such designation, and such designation will become effective only if (i) in the reasonable belief of the Transferor such designation would not cause to occur a Series 1996-1 Amortization Event or an event which with notice or the lapse of time or both would constitute a Series 1996-1 Amortization Event and (ii) each Rating Agency confirms in writing its then current rating on any outstanding Series. See "Description of the Offered Certificates--Discount Option."

     BOOK-ENTRY REGISTRATION. The Offered Certificates initially will be represented by Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificate Owners or their nominees. As a result, unless and until Definitive Certificates are issued, Certificate Owners will not be recognized by the Trustee as Certificateholders, as that term is used in the

Agreement. Until such time, Certificate Owners will only be able to receive payments from, and exercise the rights of Certificateholders indirectly, through DTC, CEDEL or Euroclear and their participating organizations, and, unless a Certificate Owner requests a copy of any such report from the Trustee, Certificate Owners will receive reports and other information provided for under the Agreement only if, when and to the extent provided to Certificate Owners at such Certificate Owners' request through DTC and its participating organizations. In addition, the ability of Certificate Owners to pledge Offered Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of physical certificates for such Certificates. See "Description of the Offered Certificates and the Agreement--Book-Entry Registration" and "--Definitive Certificates."


                   THE TRANSFEROR AND BRIDGESTONE/FIRESTONE

     The Transferor was incorporated in Massachusetts on October 24, 1983 under the name 1200 Capital Corporation, which was later amended to Firestone Consumer Funding Corporation. On October 3, 1989, Firestone Consumer Funding Corporation filed a Certificate of Merger, merging it with Firestone Retail Credit Corporation. The Transferor was the surviving corporation. The Transferor is a nominally capitalized special purpose corporation and was organized for the limited purpose of purchasing, holding, owning and selling receivables and any activities incidental to and necessary or convenient for the accomplishment of such purpose. The Transferor's principal executive office is located c/o Ropes & Gray at One International Place, Suite 520, Boston, Massachusetts 02110, telephone (617) 951-7690.

     Bridgestone/Firestone, formerly named The Firestone Tire & Rubber Company, was incorporated in Ohio on March 4, 1910 and is the successor to the business founded by Harvey S. Firestone in 1900. Pursuant to a merger which became effective on May 5, 1988, Bridgestone/Firestone became a direct wholly owned subsidiary of Bridgestone Corporation, a corporation organized under the laws of Japan. On August 1, 1989, Bridgestone/Firestone adopted its current name.

     Bridgestone/Firestone is a multinational organization whose principal business is the development, manufacture and sale of a broad line of tires for passenger, truck and agricultural vehicles, in both the original equipment and replacement markets. It sells tires under Firestone, Bridgestone, Dayton and other brand names through a large network of independent dealers. Bridgestone/Firestone also provides a wide range of automotive maintenance and repair services and sells tires and automotive replacement parts and supplies through Bridgestone/Firestone operated retail stores. Other products sold by Bridgestone/Firestone include single-ply rubber roofing systems, synthetic rubber, air springs, and synthetic fibers and textiles.


                           THE CREDIT CARD PROGRAM

GENERAL

     The Receivables that the Originator has sold and will sell to the Transferor pursuant to the Purchase and Sale Agreement and which the Transferor has or will in turn transfer to the Trust pursuant to the Agreement have been and will be generated primarily from purchases charged under credit cards issued by the Originator pursuant to a private label credit card program (the "Credit Card Program") established for customers of (a) Bridgestone/Firestone stores, which sell tires and automotive maintenance and repair products and services, (b) dealers and marketers which have contractual arrangements with Bridgestone/Firestone to market Bridgestone/Firestone tires and related products as well as automotive maintenance and repair services and
(c) certain other dealers and marketers of automotive products, which include tires and automotive maintenance and repair services, which dealers and marketers do not have such contractual arrangements with Bridgestone/Firestone (collectively, the "Retail Establishments"). The Receivables will also include a portfolio of certain designated Receivables generated or to be generated by the Originator and existing or arising under certain accounts to be established under other credit card programs established or to be established by the Originator (the "Other Programs"). See "Addition of Accounts" herein.

     The initial purpose of a credit card program was to support the merchandising efforts of The Firestone Tire & Rubber Company, now known as Bridgestone/Firestone, Inc. ("Bridgestone/Firestone"). Credit cards were first issued in 1978 to revolving account holders at company operated stores. In early 1979, the credit card program was extended to include customers of independent authorized Firestone dealers. In 1983, the program was extended again to include independent authorized dealers of Dayton and Road King tires, which are associate brands manufactured by Bridgestone/Firestone.
Such credit card program was replaced in 1985 by the Credit Card Program described herein.

     In July 1989, the Credit Card Program was extended to customers of Bridgestone dealers. In 1990, the Credit Card Program was extended to unaffiliated third parties including Merchants, Inc., and American Car Care Centers, Inc. In 1992, the program was extended to certain customers of independent dealers selling Bridgestone/Firestone manufactured private brand tires. Prior to 1993, Society National Bank ("SNB") acted as originator of the Credit Card Program. In 1993, Credit First National Association ("CFNA" or the "Originator"), a wholly-owned subsidiary of Bridgestone/Firestone, was organized for the purpose of making credit card loans and activities incidental to such purpose and replaced SNB. In 1994, Bridgestone/Firestone introduced convenience checks drawn on the Originator for use by existing Credit Card Program cardholders to purchase consumer merchandise. Such cash advances made via convenience checks are estimated to be less than 3% of total card sales. In 1995, the program was further extended to Meineke Discount Muffler Shops, Inc., an unaffiliated third party.

     As originator of the credit cards, the Originator is responsible for all aspects of the Credit Card Program, including underwriting and granting of credit, issuance of cards and direct customer service. BFS Credit Services ("Credit Services"), a stand-alone profit center of Bridgestone/Firestone based in Brook Park, Ohio, provides certain administration and servicing functions on behalf of the Originator. The Originator earns certain merchant fees attributed to cardholder charges giving rise to Receivables. Such merchant fees shall be transferred to the Transferor pursuant to the Merchant Fee Transfer Agreement. The Transferor will transfer such merchant fees to the trust pursuant to the Agreement.

     The Accounts consist of all eligible credit card accounts ("Eligible Accounts") established under the Credit Card Program as of the Cut-Off Date and accounts to be established under Other Programs subsequent to the Cut-off Date which are designated by the Transferor as Eligible Accounts in accordance with the selection criteria relating to the addition of accounts. The Receivables will include all amounts payable by cardholders under the Accounts as of the Cut-Off Date and thereafter. The Initial Invested Amounts were determined by taking into account, among other considerations, the nature of the Accounts and the Receivables.

     Account balances are created primarily by the purchase of merchandise and service from the Retail Establishments. The Trust will consequently depend on the continued ability of the Retail Establishments to generate credit sales. In addition, since many of the Retail Establishments accept other credit cards, such as American Express, Diner's Club and Carte Blanche charge cards and Visa, MasterCard and Discover credit cards, the Trust also will depend upon decisions of customers purchasing merchandise at the Retail Establishments to use the cards of the Credit Card Program and any Other Programs, rather than other credit cards. See "Risk Factors--Competition in the Credit Card Industry." The following table shows the relationship between Credit Card Program sales at Bridgestone/Firestone company operated stores and total Credit Card Program sales for the periods indicated.

                         CREDIT CARD PROGRAM SALES AT
                BRIDGESTONE/FIRESTONE COMPANY OPERATED STORES


              CREDIT CARD SALES AT                                PERCENT OF CREDIT CARD SALES
              BRIDGESTONE/FIRESTONE-                              AT BRIDGESTONE/FIRESTONE-
YEAR           OPERATED STORES         TOTAL CREDIT CARD SALES          OPERATED STORES
- ----          ----------------------   -----------------------   --------------------------
1989                386,001                  528,610                       73.02%
1990                409,145                  568,364                       71.99%
1991                419,054                  594,152                       70.53%
1992                412,470                  593,284                       69.52%
1993                396,353                  592,392                       66.91%
1994                401,589                  618,219                       64.96%
1995                392,894                  617,485                       63.63%


MARKETING AND ORIGINATION

     CFNA is responsible for the marketing of the Credit Card Program.
CFNA works directly with the sales organizations of Bridgestone/Firestone and other dealers and marketers of automotive products and services. CFNA promotes each credit card program primarily through (i) communicating through a wide variety of mediums (such as point of sale displays and mail promotions) the advantages of using the credit card; (ii) coordinating the activities of Credit Services' field account representatives; and (iii) developing client incentive programs to increase credit card activity and acquire new accountholders. In addition, CFNA directs and administers various accountholder direct response programs, such as direct mail merchandise programs and other services available to accountholders, which promote the use of the credit card and generate additional revenue for the credit card operations.

NEW ACCOUNT ORIGINATION

     The Credit Authorization area ("Credit Authorization") of CFNA is responsible for (i) processing credit applications to establish new accounts,
(ii) authorizing sales to existing accounts, and (iii) managing credit limits and continually assessing credit risk. New accounts are generated primarily through Retail Establishment operations. Credit card applications are available in the Retail Establishments, whose personnel offer the Credit Card Program to customers. Customers interested in purchasing specified merchandise or services on credit may complete a credit card application in the Retail Establishment. An application may be processed either by direct telephone contact with Credit Authorization or by mailing a completed application to Credit Authorization.

     Most new accounts are opened at the point of sale in a Retail Establishment. Through the use of a direct computer link with the major credit bureaus and a computer supported credit scoring system, most decisions on new credit applications are made within three to four minutes.

     In accordance with CFNA credit card policies, Credit Authorization evaluates the ability of an applicant to repay credit card balances by applying a credit scoring model jointly developed by CFNA and outside consultants. Credit scoring is intended to provide a general indication, based upon available information (including credit bureau reports), of the applicant's willingness and ability to repay account balances. The result of the credit scoring computed for a prospective cardholder is the primary factor in determining the approval decision and the initial credit limit.

     The scores required for credit approval are established on the basis of expected profitability from the accounts. Profitability is projected on the basis of anticipated finance charge receipts as these may be offset by credit losses sustained in the accounts. The probability of losses is predicted on the basis of statistical evaluation performed by the credit scoring models which are based on past performance, periodically reviewed for statistical accuracy, of credit card accounts.

     Initial credit limits, which are based on an applicant's risk, score and, in certain cases, income, range from $300 to $2,500. Credit limits for individual accounts may be adjusted periodically based upon an evaluation of the cardholder's payment performance. Credit limits may be increased annually for accounts that exceed a pre-determined score. Credit limits on delinquent accounts may be reduced at any time if warranted by the risk score. Decisions to adjust credit limits are based upon a customer's payment history and/or credit bureau status.

BILLING AND PAYMENT

     The accounts are grouped into billing cycles. Each billing cycle has a separate monthly billing date on which the activity in the related accounts during the month ended on such billing date is processed and billed to cardholders. New accounts are assigned to billing cycles in a manner generally intended, for purposes of administrative convenience, to equalize the number of accounts in the billing cycles.

     In connection with the servicing of the Credit Card Program, Credit Services generates and mails to each cardholder at the end of each cardholder's monthly billing cycle a statement summarizing account activity, unless there is no balance, no payment date (as occurs in the "No Payment for 90 Days" payment plan described below) or no account activity. Accordingly, cardholders must make a minimum monthly payment by the date shown on the monthly statement. The minimum monthly payment is calculated by taking 5% of the new balance resulting after a purchase of products and services that are charged to the account and rounding that amount to an even $5.00 increment. To that amount Credit Services adds any past due to establish the total minimum payment due. The minimum payment due will not be less than $10.00 except where the remaining balance plus unpaid finance charges and other fees is less than $10.00.

     A monthly finance charge is assessed on the account when the account is not paid in full. The periodic rate now ranges between 1.587% and 1.82% monthly (or between 19.04% and 21.84% per annum). The finance charge is a flat rate, based on competitive conditions. No finance charge is assessed on unpaid finance charges. The monthly finance charge is calculated by multiplying the periodic rate times the average daily balance. The average daily balance is determined, where permitted by applicable state law, by taking the beginning balance each day, subtracting any payments or credits and adding any new purchases each day. All the daily balances are added for the billing cycle and divided by the number of days in the billing cycle.

     From time to time, in connection with the Credit Card Program, various finance charge rebate plans may be offered (such as "No Payment for 90 Days" payment plan defined below). If the full amount of any qualifying purchase made under such plans is not paid within the specified time, finance charges associated with the purchase will be imposed from the date of purchase. A minimum monthly payment is not required under this plan during the 90-day period. A pay-ahead option is also available for cardholders who are not past due and who make a payment of at least twice the amount of the minimum payment due. A minimum payment will not be due in the following month. There are also special promotions, in which certain rights under the credit card agreement may be waived from time to time for limited periods for qualifying purchases.

LOSS AND DELINQUENCY EXPERIENCE

     CFNA performs certain collection activity on behalf of Credit Services. Collection methods with regard to delinquent credit card receivables include collection activity by company personnel, collection agencies and attorneys in private practice.

     Delinquent cardholders who do not make scheduled payments by the payment due date may be subject to several actions. These actions include billing statement notices, collection letters, automated telephone reminders, telephone contact with collectors for accounts delinquent from 30-150 days and placement with third party collection agencies or collection attorneys for accounts delinquent beyond 150 days. The specific action or actions depend on the number of missed payments, the dollar amount of the outstanding balance and a statistical probability of further delinquency which is developed using a customized statistical scoring model.

     An account generally is closed to further purchases when two payments are past due. Current policy is to recognize bankruptcy losses immediately following notification and to recognize other contractual losses at 390 days from the account billing date. Pursuant to the Agreement, unless earlier charged off in accordance with the Servicer's customary and usual procedures, Receivables in any Account will be charged off on the last day of the Collection Period following the Collection Period in which such Receivable becomes 180 days delinquent.

     Cardholders requesting financial relief may be given a reduction in their minimum monthly payment if certain conditions are met and upon receipt of the new monthly payment amount. If qualified, the account is re-aged to current. Credit Card Program credit evaluation, servicing and charge-off policies and collection practices may change at any time in accordance with the Agreement, the Purchase and Sale Agreement and applicable law and the business judgment of the Originator and the Servicer.

     Losses and delinquencies are affected by a number of factors such as competitive behavior and general economic conditions, including consumer debt levels. Bridgestone/Firestone has informed the Transferor that it is unable to determine the extent to which, if any, loss and delinquency experience described herein reflects the influence of these or other factors.

     The following tables set forth the historical loss and delinquency experience for the Credit Card Program portfolio with respect to payments by cardholders for each of the periods shown. There can be no assurance, however, that loss and delinquency experience for the Receivables in the future will be similar to the historical experience.

                            LOSS EXPERIENCE

                                                           Year Ended December 31,
                                              ------------------------------------------------------
                                                1995           1994           1993            1992
                                              --------       --------      ---------        --------
Average Receivables Outstanding/1/  . .       $444,867       $432,518       $425,140        $448,548
Charge-Offs/2/  . . . . . . . . . . . .         31,612         26,940         28,877          36,088
  Less Recoveries/3/  . . . . . . . . .         (2,898)        (2,726)        (2,842)         (2,874)
                                              --------       --------        -------         -------
Net Charge-Offs . . . . . . . . . . . .       $ 28,715       $ 24,214        $26,035         $33,214
Net Charge-Offs as a Percentage of
Average
Receivables Outstanding . . . . . . . .         6.45%          5.60%          6.12%            7.40%


__________________________
1 Average Receivables Outstanding is a thirteen-point average. It averages the January 1 balance of the Receivables with the balance of the Receivables as of the last day of the month for each month in the year shown.
2 Charge-Offs are determined in accordance with the Originator's policies and include losses due to bankruptcies. The amounts reflected are before recoveries.
3 Recoveries are gross account receivables recoveries. They are not net of collection costs and commission.

                            AVERAGE DELINQUENCIES
                               ($ IN THOUSANDS)


                                         Average of Twelve Months Ended December 31,

                      1995                     1994                        1993                       1992
                      ----                     ----                        ----                       ----
             DELINQUENT               DELINQUENT                 DELINQUENT                 DELINQUENT
              AMOUNT   PERCENTAGE(1)    AMOUNT   PERCENTAGE(1)     AMOUNT    PERCENTAGE(1)    AMOUNT   PERCENTAGE(1)
             --------- -------------  ---------- -------------  ------------ -------------  ---------  ------------
1-30 Days
Delinquent    $35,696       8.02%      $34,635       8.01%        $41,041        9.65%       $45,239      10.09%
31-60 Days
Delinquent     12,775       2.87        11,007       2.54          12,944        3.04         14,679       3.27
61-90 Days
Delinquent      6,781       1.52         5,441       1.26           5,696        1.34          6,622       1.48
Over 90 Days
Delinquent     24,624       5.55        19,473       4.50          19,470        4.59         22,979       5.12
Average
Receivables
Outstanding
              444,867     100.00%      432,518     100.00%        425,140      100.00%       448,548     100.00%


- ----------------------
(1) The percentages are the result of dividing the Delinquent Amount by Average Receivables Outstanding for the applicable period. Average Receivables Outstanding is calculated as described in footnote 1 of the table entitled "Loss Experience."

REVENUE EXPERIENCE

     The following table sets forth the gross revenues of the Credit Card Program portfolio from monthly finance charges billed to cardholders for each of the four years in the period ended December 31, 1992, 1993, 1994 and 1995.

     The historic gross revenue figures in the table are calculated on an as billed basis and represent amounts billed to cardholders before deduction of charge-offs, reductions due to fraud, returned goods and customer disputes and other expenses. Future cash collections on Receivables may not reflect the historical experience in the table. During periods of increasing delinquencies, billings of monthly finance charges may exceed cash as amounts collected on Receivables lag behind amounts billed to cardholders. Conversely, as delinquencies decrease, cash may exceed billings of monthly finance charges as amounts collected in a current period may include amounts billed during prior periods. However, the Transferor believes that during the periods shown, revenues on a billed basis closely approximated revenues on a cash basis. Revenues from monthly finance charges on both a billed and a cash basis will be affected by numerous factors, including the monthly finance charges on principal receivables, the percentage of cardholders who pay off their balances in full each month and do not incur monthly finance charges on purchases, the number of promotional programs offered to cardholders and changes in the delinquency rate on the Receivables.

     The following table sets forth the gross revenue experience for the Credit Card Program portfolio.

                              REVENUE EXPERIENCE
                               ($ IN THOUSANDS)

                                                           Year Ended December 31,
                                             -----------------------------------------------------
                                                1995            1994           1993        1992
                                             ----------      ----------     ---------    ---------
Average Receivables Outstanding (1) . .       $444,867        $432,518       $425,140     $448,548

Finance Charges Billed (2)  . . . . . .       $               $              $            $

Average Finance Charges Billed as % of
   Average Receivables Outstanding  . .              %               %               %           %


- ---------------
(1) Average Receivables Outstanding is the average of beginning and ending accounts receivable balances for the period shown.
(2) Finance Charges Billed is net of rebated finance charges for 1992 and 1993.

PROMOTIONS

     The Credit Card Program for Bridgestone/Firestone operated stores and for Bridgestone/Firestone, Dayton and Road King brand dealers features a finance charge rebate offer to customers ("No Payment for 90 Days") which is intended to increase sales to existing cardholders and to generate new accounts. Under this program, if customers pay the full purchase price of merchandise or services within 90 days from the initial billing date, the finance charges associated with the initial purchase will not be imposed on the account. If the customer does not pay the full purchase price within the specified 90 day period, finance charges associated with the purchase will be imposed from the date of purchase.

     Special financing programs are offered to customers from time to time to promote merchandise and service sales and the greater utilization of the Credit Card Program. The most frequently offered program is a deferred payment program in which customers may be allowed to defer their payment obligations for a period generally ranging from two to six months. Typically, finance charges accrue during the deferral period.

THE ACCOUNTS

     The following tables summarize the portfolio of Active and Creditworthy Accounts in the Credit Card Program by various criteria as of May 31, 1996. An Account is an "Active Account" if it currently has a balance. An Account is a "Creditworthy Account" if it does not currently have a balance, but it has had a balance within the last 17 months and is eligible for further sales. (Given the specialized nature of the eligible merchandise and services offered under the Credit Card Program, customers typically use their credit cards infrequently). Because the future composition of the Credit Card Program portfolio will change over time, these tables are not necessarily indicative of future results.

                    COMPOSITION OF ACTIVE AND CREDITWORTHY
                         ACCOUNTS BY TYPE OF RETAILER

                              AS OF MAY 31, 1996

                                                            Percentage                     Percentage
                                                             of Total                       of Total
                                              Number of       Number      Receivables     Receivables
         Card Program Participants             Accounts    of Accounts    Outstanding     Outstanding
- -----------------------------------------     ---------   ------------   -------------   -------------
Bridgestone/Firestone operated stores and
Participating Dealers . . . . . . . . . .      4,087,297       94.40%     $417,846,531        96.80%

Third Party Dealers and marketers
  without contractual arrangements. . . .        242,559        5.60%      $13,846,199         3.20%
                                               ---------      ------       -----------       ------
  Total . . . . . . . . . . . . . . . . .      4,329,856      100.00%     $431,692,730       100.00%


                    COMPOSITION OF ACTIVE AND CREDITWORTHY
                           ACCOUNTS BY CREDIT LIMIT

                              AS OF MAY 31, 1996

                                                     Percentage                           Percentage
                                                      of Total                             of Total
                                    Number of          Number          Receivables       Receivables
       Credit Limit(1)              Accounts         of Accounts      Outstanding        Outstanding
- ----------------------------        --------        -------------     ------------       -----------
$0(2) . . . . . . . . . . .          277,097             6.4%          $60,437,793           14.0%
$100 to $500  . . . . . . .          375,578             8.7%           40,972,339            9.5%
$600 to 1,000 . . . . . . .        1,950,245            45.0%          155,953,143           36.1%
$1,100 to $1,500  . . . . .        1,042,712            24.1%           66,346,150           15.4%
$1,600 to $2,000  . . . . .          646,000            14.9%          103,489,838           24.0%
$2,100 and up . . . . . . .           38,224             0.9%            4,493,466            1.0%
                                   ---------           ------         ------------          ------
    Total . . . . . . . . .        4,329,856           100.0%         $431,692,730          100.0%


- --------------------
(1)  Credit limits are in increments of $100.
(2) Credit policy sets credit limit to $0 for any cardholder 90 days or more delinquent.

                    COMPOSITION OF ACTIVE AND CREDITWORTHY
                         ACCOUNTS BY ACCOUNT BALANCE

                              AS OF MAY 31, 1996

                                                       Percentage                        Percentage
                                                        of Total                          of Total
                                        Number of        Number        Receivables      Receivables
Account Balance                         Accounts      of Accounts      Outstanding      Outstanding
- ---------------------------------       ---------     ------------    -------------    --------------
Credit Balance(1) . . . . . . . .         18,255          0.42%         ($737,417)         -0.17%
No Balance(2) . . . . . . . . . .      3,133,146         72.36%         --
$.01 to $100  . . . . . . . . . .        221,832          5.12%         10,405,974          2.41%
$101 to $200  . . . . . . . . . .        191,879          4.43%         28,834,511          6.68%
$201 to $300  . . . . . . . . . .        184,295          4.26%         46,020,710         10.66%
$301 to $400  . . . . . . . . . .        164,314          3.79%         57,367,436         13.29%
$401 to $500  . . . . . . . . . .        130,931          3.02%         58,653,933         13.59%
$501 to $600  . . . . . . . . . .         87,527          2.02%         47,841,599         11.08%
$601 to $1,000  . . . . . . . . .        138,988          3.21%        104,868,100         24.29%
$1,001 and up . . . . . . . . . .         58,689          1.36%         78,437,884         18.17%
                                       ---------        ------        ------------        ------
  Total . . . . . . . . . . . . .      4,329,856        100.00%       $431,692,730        100.00%


(1) Credit balances are a result of cardholder payments and credit adjustments applied in excess of an Account's unpaid balance. Accounts currently with a credit balance are included, as Receivables may be generated with respect thereto in the future.
(2) Accounts currently with no balance are included, as Receivables may be generated with respect thereto in the future.

                    COMPOSITION OF ACTIVE AND CREDITWORTHY
                               ACCOUNTS BY AGE

                              AS OF MAY 31, 1996


                                                          Percentage                      Percentage
                                                           of Total                        of Total
                                            Number of       Number        Receivables     Receivables
                Age(1)                      Accounts      of Accounts     Outstanding     Outstanding
- -------------------------------------       ---------     -----------     -----------     -----------
Under 6 months  . . . . . . . . . . .        307,600         7.10%        $47,074,538         10.90%

6 months to 1 year  . . . . . . . . .        325,131         7.51%         45,376,129         10.51%

1-2 years . . . . . . . . . . . . . .        686,871        15.86%         73,482,123         17.02%

2-3 years . . . . . . . . . . . . . .        524,888        12.12%         42,073,904          9.75%

3-4 years . . . . . . . . . . . . . .        487,307        11.25%         30,203,440          7.00%

4-5 years . . . . . . . . . . . . . .        521,329        12.04%         27,399,330          6.35%

5-6 years . . . . . . . . . . . . . .        328,304         7.58%         23,262,222          5.39%

6-7 years . . . . . . . . . . . . . .        262,869         6.07%         21,252,812          4.92%

7-8 years . . . . . . . . . . . . . .        150,090         3.47%         14,485,288          3.36%

8-9 years . . . . . . . . . . . . . .        114,371         2.64%         12,169,120          2.82%

9-10 years  . . . . . . . . . . . . .        104,428         2.41%         12,269,735          2.84%

10 years or older . . . . . . . . . .        516,668        11.93%         82,644,088         19.14%
                                           ---------       -------       ------------        -------
  Total . . . . . . . . . . . . . . .      4,329,856       100.00%       $431,692,730        100.00%


__________________
(1)  Age is calculated based on the initial opening of the account.

               COMPOSITION OF ACTIVE AND CREDITWORTHY ACCOUNTS
                        BY GEOGRAPHIC DISTRIBUTION(1)

                              AS OF MAY 31, 1996

                                                         Percentage                       Percentage
                                                          of Total                         of Total
                                          Number of        Number        Receivables      Receivables
                                          Accounts       of Accounts     Outstanding      Outstanding
                State                     ---------      -----------     -----------      -----------
Texas . . . . . . . . . . . . . . .        342,894           7.92%       $45,931,479         10.64%
California  . . . . . . . . . . . .        398,539           9.20%        38,901,457          9.01%
Florida . . . . . . . . . . . . . .        358,722           8.28%        39,801,013          9.22%
Ohio  . . . . . . . . . . . . . . .        261,529           6.04%        24,961,943          5.78%
New York  . . . . . . . . . . . . .        249,680           5.77%        21,311,315          4.94%
Virginia  . . . . . . . . . . . . .        195,251           4.51%        17,523,233          4.06%
North Carolina  . . . . . . . . . .        121,386           2.80%        15,997,742          3.71%
Illinois  . . . . . . . . . . . . .        164,439           3.80%        14,366,058          3.33%
Georgia . . . . . . . . . . . . . .        117,930           2.72%        14,898,058          3.45%
Pennsylvania  . . . . . . . . . . .        180,635           4.17%        13,542,505          3.14%
Other(2)  . . . . . . . . . . . . .      1,938,851          44.78%       184,457,927         42.73%
                                         ---------         ------       ------------        ------
   Total  . . . . . . . . . . . . .      4,329,856         100.00%      $431,692,730        100.00%



(1)  Based on billing address
(2)  No other state represents more than 3.14% of Total Receivables
     Outstanding.

                             MATURITY ASSUMPTIONS

     The Agreement provides that the Controlled Amortization Period will commence on the Controlled Amortization Date and that the Rapid Amortization Period will commence on the day on which an Amortization Event occurs or is deemed to occur. Although it is anticipated that principal payments will be made on the Class A Certificates in an amount equal to the Controlled Amortization Amount beginning on the _________ Distribution Date and on the Class B Certificates beginning on the __________ Distribution Date, no assurance can be given in that regard. Payments of principal are scheduled to be made on the Class A Certificates on each Distribution Date during the Controlled Amortization Period in an amount equal to the lesser of (a) the Controlled Amortization Amount and (b) the product of (i) the Fixed Allocation Percentage and all Principal Collections in respect of the applicable Collection Period (other than Reallocated Principal Collections that are used to pay interest due on the Class A Certificates, Class B Certificates and the Class C Certificates). Based on the following assumptions, among others: cardholder monthly payment rates for the Accounts being not less than ____% (which rate is below the average monthly payment rate shown in the "Monthly Payment Rates" table below), Aggregate Receivables being constant, the net charge-offs as a percentage of average receivables remaining constant at the levels indicated in the tables above for the period ended __________ and no Amortization Event, Servicer Event of Default (defined below) or default by the Transferor under the Purchase and Sale Agreement occurring during the Controlled Amortization Period, the Transferor believes that there will be sufficient funds on each Distribution Date of the Controlled

Amortization Period to pay the Controlled Amortization Amount on such date. However, the actual rate of payment of principal to Certificateholders will depend, among other factors, on the rate of repayment, the rate of default by cardholders and the amount of Aggregate Receivables.

     In the event of the occurrence of an Amortization Event, the Rapid Amortization Period will begin on the day on which such Amortization Event occurs or is deemed to occur. During the Rapid Amortization Period, distributions of principal to Class A Certificateholders will not be subject to the Controlled Amortization Amount. Principal Collections allocable to the Certificateholders' Interest will no longer be distributed to the Transferor but instead will be distributed as principal payments to the Class A Certificateholders and, following the final principal payment to the Class A Certificateholders, to the Class B Certificateholders. Although the Transferor believes that the likelihood of an Amortization Event occurring is remote, there can be no assurance that an Amortization Event will not
occur.   See "Description of the Offered Certificates and the Agreement--
Amortization Events."

     The following table sets forth the highest and lowest cardholder monthly payment rates for the Credit Card Program portfolio during any month in the period shown and the average cardholder monthly payment rates for all months during the periods shown, in each case calculated as a percentage of total Receivables outstanding at the beginning of the periods shown. Payments shown in the table include amounts which would be deemed Principal Collections and Finance Charge Collections (except recoveries on charged-off Receivables, certain credit-related insurance proceeds and merchant fees) under the Agreement.

                            MONTHLY PAYMENT RATES



                                                     YEAR ENDED DECEMBER 31,
                                    ------------------------------------------------------------
            PAYMENT RATE              1995             1994               1993            1992
            ------------              ----             ----               ----            ----

Low . . . . . . . . . . . . . . . .

High  . . . . . . . . . . . . . . .

Average . . . . . . . . . . . . . .


     The amount of Collections may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual cardholders. Accordingly, there can be no assurance that future cardholder monthly payment rate experience, and thus the rate at which Certificateholders could expect to receive payments of principal on their Offered Certificates during any Rapid Amortization Period, will be similar to the historical experience shown above. See "Risk Factors."

                          THE LETTER OF CREDIT BANK

     The Servicer Letter of Credit and Transferor Letter of Credit will be issued by The Sumitomo Bank, Limited, New York Branch (the "Letter of Credit Bank"), a New York state licensed branch of The Sumitomo Bank, Limited (the
"Bank").   (According to the  American Banker,  the Bank was  Japan's second-
largest bank in terms of assets as of March 31, 1992. As of such date, the Bank operated a network of 331 offices in Japan with 17 branches and 25 representative offices throughout the world.)

     (As of March 31, 1992 the Bank had total assets exceeding (Yen)61.6 trillion (U.S. $463.7 billion), total liabilities exceeding (Yen)59.4 trillion (U.S. $447.4 billion) and total equity exceeding (Yen)2.2 trillion (U.S. $16.6 billion). U.S. dollar figures were translated using an exchange rate of 132.85 Japanese yen to each U.S. dollar.)

     Upon request therefor, the Bank will provide without charge to each person to whom this Prospectus is delivered, a copy of the annual report of the Bank which contains the consolidated statements of the Bank for fiscal year ended March 31, 1995. Written requests should be sent to (The Sumitomo Bank, Limited, New York Branch, Suite 9651, One World Trade Center, New York, NY 10048 Attention: Loan Operations.)

                          DESCRIPTION OF THE OFFERED
                        CERTIFICATES AND THE AGREEMENT

     The Certificates will be issued pursuant to the Agreement, as supplemented by the Series 1996-1 Supplement, entered into among the Transferor, the Servicer and the Trustee, substantially in the forms filed as exhibits to the Registration Statement of which this Prospectus is a part. Pursuant to the Agreement, the Transferor may execute further Supplements thereto between the Transferor and the Trustee in order to issue additional Series. See "--Exchanges." The Trustee will provide a copy of the Agreement (without exhibits or schedules), including any Supplements, to Class A and Class B Certificateholders without charge upon written request. The following summary describes certain terms of the Agreement and the Series 1996-1 Series Supplement.

GENERAL

     The Class A Certificates and the Class B Certificates will represent undivided interests in the Trust, including the right to receive the Class
A Invested Percentage and the Class B Invested Percentage, respectively, of all Collections received with respect to the Receivables in the Trust. The Trust Assets will consist of the following: (i) the Receivables existing on or created after the Cut-Off Date under the Accounts established under the Credit Card Program, (ii) Receivables arising under designated Accounts established under Other Programs, (iii) all amounts due or to become due on or after the Cut-Off Date, (iv) all Recoveries with respect to previously charged-off Receivables, net of reasonable expenses of the Servicer incurred and deducted from such amounts or payments, (v) the right to receive certain merchant fees attributed to cardholder charges giving rise to Receivables,
(vi) all of the Transferor's right, title and interest under the Purchase and Sale Agreement and the Participation Agreement, (vii) the proceeds of the Servicer Letter of Credit and the Transferor Letter of Credit, (viii) all moneys on deposit in the Collection Account and any other accounts established for the benefit of any other Series (which other accounts will not be available to Certificateholders), (ix) payments made in respect of Enhancements issued with respect to any other Series (the drawing on or payment of such Enhancement not being available to Certificateholders) and
(x) all proceeds of any of the foregoing. The term "Enhancement" is defined in the Agreement as any letter of credit, liquidity facility, guaranteed rate agreement, maturity guaranty, facility, cash collateral account, cash collateral guaranty, tax protection agreement, interest rate swap or other contract or agreement for the benefit of the certificateholders of any Series issued by the Trust. As of the Cut-Off Date, the Class A Invested Amount will be $__________ and the Class B Invested Amount will be $__________.

     The Transferor will initially hold the interest (the "Transferor Interest") not represented by the Certificates, the Subordinated Transferor Certificate, the Bridgestone/Firestone Certificate and any other Series of certificates to be issued. The Transferor Interest will be evidenced by the Exchangeable Transferor Certificate and will represent an undivided interest in the Trust, which may vary from month to month. The Transferor will participate an interest in the Exchangeable Transferor Certificate to Bridgestone/Firestone pursuant to the Participation Agreement. The issuance of the Class B Certificates, the Class C Certificates and the Subordinated Transferor Certificate are conditions to the issuance of the Class A
Certificates.   The issuance of the Class C Certificates and the Subordinated
Transferor Certificate are conditions to the issuance of the Class B
Certificates.

     Interest will accrue on the unpaid principal amount of the Class A Certificates at a per annum rate equal to the Class A Certificate Rate and, except as otherwise provided herein, be distributed to the Class A Certificateholders monthly on each Distribution Date, commencing __________, in an amount equal to the product of (i) the actual number of days in the related Collection Period divided by 360, (ii) the Class A Certificate Rate and (iii) the outstanding principal balance of the Class A Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing Date). Interest will accrue on the unpaid principal amount of the Class B Certificates at a per annum rate equal to the Class B Certificate Rate and, except as otherwise provided herein, be distributed to the Class B Certificateholders monthly, commencing on __________ in an amount equal to the product of (i) the actual number of days in the related Collection Period divided by 360, (ii) the Class B Certificate Rate and (iii) the outstanding principal balance of the Class A Certificates as of the preceding Record Date (or in the case of the first Distribution Date, as of the Closing
Date).  Interest for any Distribution Date will
include interest at the applicable Certificate Rate from and including the first day of the preceding calendar month or, in the case of the first Distribution Date, from and including the Closing Date to but excluding the first day of the next succeeding calendar month. Interest will be calculated on an Actual/360 Basis.

     No principal payments will be made to the Class A Certificateholders until the Distribution Date occurring in _________ or, upon the occurrence of an Amortization Event as described herein. No principal payments will be made to the Class B Certificateholders until the final principal payment has been made to the Class A Certificateholders. No principal payments will be made to the Class C Certificateholders until the final principal payment has been made to the Class B Certificateholders. The holder of the Subordinated Transferor Certificate will not receive any payments of principal until the Class A, the Class B and the Class C Certificateholders have received all payments of principal due them. On each Distribution Date with respect to the Revolving Period (and, at the option of the Servicer, more frequently), Principal Collections allocable to the Certificateholders' Interest will, subject to certain limitations, including certain Excess Finance Charge Collections and the reallocation of any Reallocated Principal Collections with respect to the related Collection Period, be applied as Shared Principal Collections and the balance will be paid to the Transferor to maintain the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount and the Subordinated Transferor Amount.

     Unless and until an Amortization Event shall have occurred, on each Distribution Date with respect to the Controlled Amortization Period, all Principal Collections allocable to the Certificateholders' Interest plus certain other amounts comprising Class A Monthly Principal, Class B Monthly Principal and Class C Monthly Principal (defined below) will no longer be paid to the Transferor as described above but instead an amount thereof up to the Controlled Amortization Amount will be distributed to the Class A Certificateholders. Any such collections in excess of the Controlled Amortization Amount will be paid to the Transferor.

     Distributions of principal and interest on the Offered Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Agreement. Interest payments and any principal payments on each Distribution Date will be made to Certificateholders in whose name the Offered Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the 15th day of the calendar month preceding such Distribution Date (each a "Record Date") (however, the final payment on any Offered Certificates will be made only upon presentation and surrender of such Offered Certificate). Distributions will be made to DTC in immediately available funds.

     The Offered Certificates will initially be represented by one or more Certificates registered in the name of the nominee of The Depository Trust Company ("DTC") (together with any successor depository selected by the Transferor, the "Depository") except as set forth below. The interests of holders of beneficial interests in the Class A Certificates and the Class B Certificates ("Certificate Owners") will be available for purchase in denominations of $1,000 (representing 1/__________ of the undivided interest of the Class A Certificateholders in the Trust and 1/__________ of the undivided interest of the Class B Certificateholders in the Trust) and integral multiples thereof in book-entry form only. The Transferor has been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Offered Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no Certificate Owner will be entitled to receive a certificate representing such person's interest in the Offered Certificates. All references herein to actions by Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the "Participants") and all references herein to distributions, notices, reports and statements to Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates and the Class B Certificates, as the case may be, for distribution to Certificate Owners in accordance with DTC procedures. See "--Book-Entry Registration" and "--Definitive Certificates."

BOOK-ENTRY REGISTRATION

     Holders of the Certificates or the Offered Certificates (the "Offered Securities") may hold through DTC (in the United States) or, solely in the case of the Offered Certificates, CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems. The Certificates may not be held, directly or indirectly, through CEDEL or Euroclear.

     Cede, as nominee for DTC, will hold the Offered Securities. CEDEL and Euroclear will hold omnibus positions in the Offered Certificates on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     Transfers between DTC's participating organizations (the "Participants") will occur in accordance with DTC rules. Transfers between CEDEL
Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC.
CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     For a description of transfers between persons holding directly or indirectly through DTC, see also "Global Clearance, Settlement and Tax Documentation Procedures" in Annex II to this Prospectus.

     Cedel Bank, societe anonyme ("CEDEL") is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certifi-cates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in "Global Clearance, Settlement and Tax Documentation Procedures" in Annex II of the Prospectus. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Offered Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Consequences" in the Prospectus and "Global Clearance, Settlement and Tax Documentation Procedures" in Annex II to this Prospectus. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificateholder under the Indenture on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Administrator would seek an alternative depository (if available) or cause the issuance of Definitive Securities to the owners thereof or their nominees in the manner described in "Global Clearance, Settlement and Tax Documentation Procedures" in Annex II to this Prospectus.

DEFINITIVE CERTIFICATES

     The Offered Certificates will be issued in fully registered, certificated form to Certificate Owners or their nominees (the "Definitive Certificates"), rather than to DTC or its nominee, only if (i) the Transferor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the Offered Certificates, and the Trustee or the Transferor is unable to locate a qualified successor, (ii) the Transferor, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of a Servicer Event of Default, Certificate Owners representing in the aggregate not less than a majority of the aggregate invested amount of all Series then issued and outstanding advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through any Depository is no longer in the best interest of the Certificate Owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee, through DTC, is required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC to the Trustee of the Definitive Certificates representing the Offered Certificates and instructions for re-registration, the Trustee will issue the Offered Certificates as Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as holders under the Agreement ("Holders").

     Distributions of principal and interest on the Offered Certificates will be made by the Paying Agent directly to Holders of Definitive Certificates in accordance with the procedures set forth herein and in the Agreement. Interest and principal payments on each Distribution Date will be made to Holders in whose names the Definitive Certificates were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the certificate register. The final payment on any Offered Certificate (whether Definitive Certificates or the Offered Certificates registered in the name of Cede representing the Offered Certificates), however, will be made only upon presentation and surrender of such Offered Certificate at the office or agency specified in the notice of final distribution to Certificateholders. The Trustee will provide such notice to registered Certificateholders not later than the day of such final distribution.

     Definitive Certificates will be transferable and exchangeable at the offices of the transfer agent and registrar, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

CONVEYANCE OF RECEIVABLES

     Upon creation of the Trust, the Transferor transferred and assigned to the Trust all of its right, title and interest in and to Receivables in the Accounts outstanding as of the Cut-Off Date, all of the Receivables thereafter created under the Accounts and the proceeds of all of the foregoing (including Recoveries with respect to previously charged-off Receivables). Prior to such transfer and assignment, and pursuant to the Purchase and Sale Agreement, the Originator sold to the Transferor all Receivables existing under the Accounts as of the Cut-Off Date. Pursuant to the Purchase and Sale Agreement, provided, among other things, that the Transferor is not in default of its obligations under the Purchase and Sale Agreement and no Servicer Event of Default or Originator insolvency shall have occurred, the Originator sell and assigned to the Transferor, and the Transferor purchase from the Originator, on each business day, all Receivables arising in the Accounts. On the Closing Date, and concurrently with the transfer of the Receivables to the Trust, the Trustee will authenticate the Offered Certificates and deliver such Offered Certificates to the Transferor which will in turn deliver the Offered Certificates to the Underwriter against payment of the net proceeds of the sale of the Offered Certificates. The Trustee will also deliver a newly issued Exchangeable Transferor Certificate and the Subordinated Transferor Certificate to the Transferor, and the Class C Certificate to the purchaser thereof.

     In connection with the sale of the Receivables by the Originator to the Transferor and the transfer of the Receivables by the Transferor to the Trust, the Originator and Bridgestone/Firestone will indicate in their computer files that the Receivables have been sold to the Transferor and then transferred to the Trust and the Transferor will indicate in its files that the Receivables have been transferred from the Transferor to the Trust. Bridgestone/Firestone, as initial Servicer, will retain and will not deliver to the Trustee any other records or agreements relating to the Accounts or the Receivables. Except as set forth above, the records and agreements relating to the Accounts and the Receivables will not be segregated from those relating to other consumer accounts and receivables and neither the computer files nor the physical documentation relating to the Accounts or Receivables will be stamped or marked to reflect the transfer of Receivables to the Trust. The Trustee will have reasonable access to such records and agreements as required by applicable law or to enforce the rights of the Certificateholders. The Originator will file one or more UCC-1 financing statements in accordance with Ohio state law to perfect the Transferor's interest in the Receivables. The Transferor, in turn, will file one or more UCC-1 financing statements in accordance with Massachusetts state law to perfect the Trust's interest in the Receivables. See "Risk Factors" and "Certain Legal Aspects of the Receivables."

ADDITION OF ACCOUNTS

     The Transferor is permitted (subject to certain limitations and conditions) to designate from time to time additional Accounts established under Other Programs to be included as Accounts ("Additional Accounts") and to transfer to the Trust all Receivables in such Additional Accounts, whether such Receivables are then existing or thereafter created. On any date, the Transferor may designate Additional Accounts and convey the Receivables arising from such Additional Accounts, without obtaining the consent of the holders of any series of Certificates or the rating agencies. Unless the Transferor has obtained the consent of the applicable rating agencies, any Receivables arising from such Accounts which exceed 10% (the "10% Maximum") of the average amount of Aggregate Receivables in the Trust as of the last day of each of the preceding twelve Collection Periods shall be deemed to be "Ineligible Receivables" for the purposes of certain tests set forth herein but such Ineligible Receivables are not subject to the repurchase obligation of the Transferor. Such Other Programs may include, but are not limited to, the establishment of additional private label credit card programs and the offering of general purpose credit cards. As of the date of the issuance of the Certificates, the Originator has not established any of these Other Programs.

     Upon receiving a written confirmation from the applicable rating agencies, none of the Receivables arising from Additional Accounts from designated Other Programs will be deemed to be "Ineligible Receivables" and the Receivables from such Additional Accounts will no longer be subject to the 10% Maximum. The Transferor may continue to designate Additional Accounts from Other Programs in accordance with the selection criteria relating to the Addition of Accounts.

REMOVAL OF ACCOUNTS

     Subject to the conditions set forth in the next succeeding sentence, on each Determination Date on which the Transferor Amount (plus the B/F Amount and any amounts available under the Transferor Letter of Credit) exceeds __% of the aggregate invested amount of all outstanding Series of certificates issued by the Trust, the Transferor may, but shall not be obligated to, accept all Receivables and proceeds thereof from certain Accounts offered to it by the Trustee ("Removed Accounts"), without notice to the Certificateholders. The Transferor may, at its sole discretion, accept such offer in an aggregate amount equal to an amount not greater than the excess of the Transferor Amount (plus the B/F Amount and any amounts available under the Transferor Letter of Credit) over __% of the aggregate invested amount of all outstanding Series of certificates issued by the Trust. The
Transferor is permitted to designate and require reassignment to it of the Receivables from Removed Accounts only upon satisfaction of the following conditions: (i) the Trustee shall have executed and delivered to the Transferor a written reassignment and the Transferor shall have delivered a computer file or microfiche list containing a true and complete list of all Accounts in the Trust after such removal, the Accounts to be identified by account number, (ii) the Transferor shall represent and warrant that no selection procedure used by the Transferor which is adverse to the interests of the certificateholders was utilized in selecting the Removed Accounts, (iii) the removal of any Receivables of any Removed Accounts shall not, in the reasonable belief of the Transferor, cause an Amortization Event to occur, (iv) the Transferor shall have delivered written notice twenty days prior to such removal to each Rating Agency which has rated any outstanding Series and prior to the date on which such Receivables are to be removed the Trustee shall have received confirmation from each Rating Agency of its intention not to reduce or withdraw the rating of any Series of certificates as a result of such removal and (v) the Transferor shall have delivered to the Trustee an officer's certificate confirming the items set forth in clauses (i) through (iv) above.

EXCHANGES

     The Agreement provides for the Trustee to issue four types of certificates: (i) one or more Series of certificates which generally are transferable and have the characteristics described below, (ii) the Bridgestone/Firestone Certificate, which is currently and will continue to be held by Bridgestone/Firestone and which generally is not transferable,
(iii) the Exchangeable Transferor Certificate, a certificate which evidences the Transferor Interest, and (iv) the Subordinated Transferor Certificate, a certificate of the Transferor which evidences an interest subordinate to the Transferor Certificate. The Exchangeable Transferor Certificate was initially held by the Transferor and participated to Bridgestone/Firestone pursuant to a Participation Agreement by and between the Transferor and Bridgestone/Firestone (the "Participation Agreement"). The Subordinated Transferor Certificate will also be participated to Bridgestone/Firestone pursuant to the Participation Agreement. The Agreement also provides that, pursuant to any one or more Supplements, the Transferor may tender the Exchangeable Transferor Certificate, or the Exchangeable Transferor Certificate and the certificates evidencing any Series of certificates to the Trustee in exchange for one or more new Series and a reissued Exchangeable Transferor Certificate. Under the Agreement, the Transferor may define, with respect to any newly issued Series: (i) its name or designation, (ii) its initial principal amount (or method for calculating such amount), (iii) its coupon rate (or formula for the determination thereof), (iv) the interest payment date or dates and the date or dates from which interest shall accrue,
(v) the method for allocating collections to certificateholders, (vi) the names of any accounts to be used by such Series and the terms governing the operation of any such accounts, (vii) the percentage used to calculate monthly servicing fees, (viii) the minimum transferor interest percentage,
(ix) the minimum amount of Aggregate Receivables required to be maintained by the Transferor, (x) the issuer and terms of any Enhancement with respect thereto, (xi) the base rate applicable to such Series, (xii) the terms on which the certificates of such Series may be repurchased by the Transferor or remarketed to other investors, (xiii) the Series termination date, (xiv) any deposit into any account maintained for the benefit of certificateholders, (xv) the number of classes of such Series, and if more than one class, the rights and priorities of each such class, (xvi) the extent to which the certificates of such Series will be issuable in bearer form and any limitations imposed thereon, (xvii) whether discount revenue or commissions will be included in funds available to certificateholders, (xviii) the priority of any Series with respect to any other Series, (xix) the rights of the holder of the Exchangeable Transferor Certificate that have been transferred to the holders of such Series and (xx) any other relevant terms (all such terms, the "Principal Terms" of such Series). None of the Transferor, the Servicer, the Trustee or the Trust is required to obtain the consent of any Certificateholder to issue any additional Series. However, as a condition of an Exchange, the Transferor will deliver to the Trustee written confirmation that the Exchange will not result in the applicable Rating Agency reducing or withdrawing its rating of any outstanding Series or otherwise adversely affect any rating on any then outstanding Series, including the Offered Certificates. The Transferor may offer any Series to the public under a Disclosure Document in transactions either registered under the Act or exempt from registration thereunder directly, through the Underwriter or one or more other underwriters or placement agents, in fixed-price offerings or in negotiated transactions or otherwise. Any such Series may be issued in fully registered or book-entry form in minimum denominations determined by the Transferor. See Annex I for a listing of Outstanding Series. The Transferor may offer, from time to time, additional Series.

     The Agreement provides that the Transferor may perform Exchanges and define Principal Terms such that each Series has a period during which amortization of the principal amount thereof is intended to occur which may have a different length and begin on a different date than such period for any other Series. Further, one or more Series may be in their amortization periods while other Series are not. Thus, certain Series may be in their revolving periods, while other Series are amortizing. Moreover, each Series may have the benefits of a form of Enhancement issued by issuers different from the issuers of the form of Enhancement with respect to any other
Series. Under the Agreement, the Trustee shall hold any such Enhancement only on behalf of the Series with respect to which each relates. Likewise, with respect to each such Enhancement, the Transferor may deliver a different form of Enhancement agreement. The Agreement also provides that the Transferor may specify different coupon rates and monthly servicing fees with respect to each Series. Finance Charge Collections not used to pay interest on the certificates, the monthly servicing fee, the investor default amount or investor charge-offs with respect to any Series will be allocated as provided in such form of Enhancement agreement, if applicable. The

Transferor also has the option under the Agreement to vary between Series the terms upon which a Series may be repurchased by the Transferor or remarketed to other investors. Additionally, certain Series may be subordinated to other Series, or classes within a Series may have different priorities. No Series of certificates may be senior to this Series of Certificates. The Class B Certificates will be subordinate to the Class A Certificates but not to any other Series of certificates. The Class C Certificates and the Subordinated Transferor Certificates will be subordinate to the Class B Certificates but not to any other Series of Certificates. There is no limit to the number of Exchanges that the Transferor may perform under the Agreement. The Trust will terminate only as provided in the Agreement.

     Under the Agreement and pursuant to a Supplement, an Exchange may only occur upon the satisfaction of certain conditions provided in the Agreement. Under the Agreement, the Transferor may perform an Exchange by notifying the Trustee, at least five days in advance of the date upon which the Exchange is to occur. Under the Agreement, the notice will state the designation of any Series to be issued on the date of the Exchange and, with respect to each such Series: (i) its initial principal amount (or method for calculating such amount), (ii) its certificate rate and (iii) the issuer of the form of Enhancement, if any, which is expected to provide credit support with respect to it. On the date of the Exchange, the Agreement provides that the Trustee will issue any such Series only upon delivery to it of the following: (i) a Supplement in form satisfactory to the Trustee signed by the Transferor and specifying the Principal Terms of such Series, (ii) an opinion of counsel to the effect that certificates of such Series will be characterized as either indebtedness or an interest in a partnership under existing law for Federal income tax purposes and that the issuance of such Series will not materially adversely impact the Federal income tax characterization of any outstanding Series, (iii) the Enhancement, if any, and the form of Enhancement agreement, if any, with respect thereto executed by the Transferor and the provider of the form of Enhancement, (iv) written confirmation from the applicable Rating Agency that the Exchange will not result in such Rating Agency reducing or withdrawing its rating on any outstanding Series or otherwise adversely affect any rating on any then outstanding Series and (v) the existing Exchangeable Transferor Certificate and the applicable certificates of the Series to be exchanged, if applicable. Upon satisfaction of such conditions, the Trustee will cancel the existing Exchangeable Transferor Certificate and the certificates of the exchange Series, if applicable, and issue the new Series and a new Exchangeable Transferor Certificate.

COVENANTS, REPRESENTATIONS AND WARRANTIES

     The Transferor will covenant to the Trustee for the benefit of all certificateholders of all Series which from time to time may have an interest in the Trust that, as to the Receivables and the Accounts, unless cured within 60 days from the earlier to occur of the discovery of such event by the Transferor or Bridgestone/Firestone or receipt of notice by the Transferor or Bridgestone/Firestone from the Trustee, the Servicer or the Originator, the Transferor will accept the transfer of any Receivable which is determined to be an Ineligible Receivable. Additionally, the Transferor covenants in the Agreement to accept, under certain conditions, the transfer of each Receivable which is subject to certain specified liens immediately upon the discovery of such liens.

     The Transferor shall accept the transfer of any Receivable as described above (an "Ineligible Receivable") by paying the principal balance of such Receivables to the Trust (the "Transfer Deposit Amount"). In the event that such payment is not made, the principal balance of such Receivables shall be deducted from the amount of Aggregate Receivables used to calculate the Transferor Interest; provided, however, that if such deduction would reduce the Transferor Interest below zero or would otherwise not be permitted by law, the principal balance of such Receivables shall be deducted from the B/F Amount. Any such deposit shall be treated as a collection of such Receivable and be allocated as provided in the Agreement. Such remedy with respect to such breach will constitute the sole remedy of the Certificateholders in the event of any such breach.

     In the Agreement, the Transferor has made additional representations and warranties as to the following: (i) the organization and good standing of the Transferor and the legality and enforceability of the Agreement against the Transferor, (ii) that the Agreement constitutes a valid transfer to the Trust of all right, title and interest of the Transferor in and to the Receivables, whether then existing or thereafter created in the applicable Accounts, and the proceeds thereof (including amounts in any of the accounts established for the benefit of the Certificateholders) or the grant of a first priority perfected security interest in such Receivables and the proceeds thereof
(including amounts in any of the accounts established for the   benefit of
the Certificateholders), which is effective as to each Receivable upon the transfer thereof to the Trust or upon its creation, as the case may be, (iii) that all material information with respect to the Accounts and Receivables provided to the Trustee was true and correct in all material respects as of the Cut-Off Date, (iv) each Receivable conveyed to the Trust is free and clear of liens (except for liens which may be permitted by the Agreement),
(v) the Transferor has obtained all consents, licenses, approvals or authorizations required in connection with the conveyance of the Receivables to the Trust, (vi) the due qualification of the Transferor, (vii) the due authorization of the Transferor to execute and deliver the Purchase and Sale Agreement, the Agreement and the Certificates, (viii) the creation of a binding obligation of the Transferor by the Purchase and Sale Agreement and the Agreement, (ix) the non-violation by the execution and delivery of the Purchase and Sale Agreement, the Agreement and the Certificates of any agreement binding the Transferor or its property, (x) the non-existence of any proceedings threatening the transfer of the Receivables or the issuance of the Certificates and (xi) the eligibility of each Receivable. In the event that any of the representations and warranties described in clauses
(ii), (iii), (iv), (v) and (viii) above are not true and correct and such event has a material adverse effect on the interests of holders of the certificates of all Series, either the Trustee or the holders of certificates evidencing undivided interests in the Trust aggregating more than 50% of the outstanding principal balance of all Series, by written notice to the Transferor (and to the Trustee and the Servicer, if given by the certificateholders), may direct the Transferor to purchase all certificates of all Series outstanding (including the Certificates) within 60 days of such notice. The Transferor shall be obligated to purchase all Series on a Distribution Date occurring within such applicable period, unless the representations and warranties shall then be satisfied in all material respects and any adverse effect on the certificateholders caused thereby shall have been cured. The purchase price for the certificates shall be equal to the aggregate invested amount of all Series on the Record Date related to the applicable payment date on which the purchase is scheduled to be made plus an amount equal to all interest accrued but unpaid on all Series at the applicable certificate rates through the end of the interest accrual periods of such Series. The payment of such purchase price into the Collection Account in immediately available funds will be considered a prepayment in full of all Receivables and will be paid in full to the certificateholders upon presentation and surrender of their certificates.
The obligations described above shall be the sole remedies respecting the foregoing representations, warranties and events available to the Trustee or the certificateholders. Pursuant to the Participation Agreement, Bridgestone/Firestone will agree, for the benefit of the Trustee, to purchase from the Transferor any Ineligible Receivable repurchased by the Transferor from the Trust and any certificates purchased by the Transferor as described above.

     A "Receivable" is defined to mean each receivable (i) which has risen under an Eligible Account or an Eligible Additional Account (as defined below), (ii) which was created in compliance with all requirements of law and pursuant to an accountholder agreement which complies with all requirements of law in either case other than those with respect to which there is no reasonable likelihood that a failure to comply could have a material adverse effect upon certificateholders, (iii) with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any governmental authority required to be obtained or given in connection with the creation of such Receivable or the execution, delivery and performance of the related accountholder agreement have been duly obtained or given and are in full force and effect as of such date of creation, (iv) as to which the Trust will at all times have good and marketable title, free and clear of all liens, encumbrances, charges and security interests (except those permitted by the Agreement), (v) which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all of the Transferor's right, title and interest therein or the grant to the Trust of a perfected security interest therein (and in the proceeds thereof) which is prior to any interest of all third parties, effective until the termination of the Trust, (vi) which will at all times be the legal, valid and binding payment obligation of the accountholder thereof enforceable against such accountholder in accordance with its terms, subject to certain bankruptcy and equity related exceptions, (vii) which constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC as then in effect in the States of New York and Ohio and the Commonwealth of Massachusetts, (viii) which, at the time of its transfer to the Trust, has not been waived or modified except as permitted by the Agreement, (ix) which is not subject to any right of rescission, setoff, counterclaim or other defense (including the defense of usury), other than certain bankruptcy and equity related defenses and adjustments permitted by the Agreement to be made by the Servicer,
(x) as to which each of the Originator and the Transferor has satisfied all obligations to be fulfilled pursuant to the credit card agreement or in connection with the transfer of the Receivable at the time of transfer of the Receivable to the Trust or at the time of sale of such Receivable to the Transferor and (xi) as to which the Originator and the Transferor have done nothing, at the time of its transfer to the Trust, to impair the rights of the Trust or certificateholders therein. An "Eligible Account" is defined to mean an account (i) which has been established under the Credit Card Program, (ii) which is denominated in U.S. dollars, (iii) the credit card or cards related to which have not been reported lost or stolen, (iv) the obligor on which has provided, as its most recent billing address, an address with a zip code in the United States or its territories or possessions, (v) which is not an account of an obligor in bankruptcy or an account as to which the Servicer has any confirmed record of any fraud-related activity; and (vi) the Receivables in which have not been charged off or the account itself has not been closed prior to its billing cycle cut-off date. An "Eligible Additional Account" is defined to mean an account (i) which has been established under an Other Program subsequent to the Cut-off Date, (ii) which has been designated by the Transferor in accordance with the criteria relating to the Addition of Accounts, (iii) which is denominated in U.S. dollars, (iv) the credit card or cards related to which have not been reported lost or stolen,
(v) the obligor on which has provided, as its most recent billing address, an address with a zip code in the United States or its territories or possessions, (vi) which is not an account of an obligor in bankruptcy or an account as to which the Servicer has any confirmed record of any fraud-related activity; and (vii) the Receivables in which have not been charged off or the account itself has not been closed prior to its billing cycle cut-off date.

     It is not required or anticipated that the Trustee will make any initial or periodic general examination of the Receivables or any records relating to the Receivables for the purpose of establishing the presence or absence of defects, compliance with the Transferor's representations and warranties or for any other purpose. In addition, it is not anticipated or required that the Trustee will make any initial or periodic general examination of the Servicer for the purpose of establishing the compliance by the Servicer with its representations or warranties or the performance by the Servicer of its obligations under the Agreement for any other purpose. The Servicer, however, is required to deliver to the Trustee on or before March 31 of each year beginning in 1994 an opinion of counsel with respect to the necessity of filing additional UCC financing statements or other filings as may be required under state law to continue the Trust's perfection of the security interest of the Trust in and to the Receivables and certain other components of the Trust.

COLLECTION ACCOUNT

     The Trustee has caused to be established and maintained an account with respect to the Certificates (the "Collection Account") for deposit of Collections received from the Servicer. Funds on deposit in the Collection Account shall be invested in one or more Permitted Investments maturing no later than the next succeeding Transfer Date. Net investment earnings on funds in the Collection Account will be paid monthly to the Transferor. The Servicer has the revocable power to withdraw funds from the Collection Account and to instruct the Trustee to make withdrawals and payments from the Collection Account for the purpose of carrying out the Servicer's or the Trustee's duties under the Agreement.

     The term "Permitted Investments" means (a) investments having maturities at the date of purchase of not later than the next succeeding Transfer Date in the following: (i) obligations issued by, or the principal of and interest on which is fully guaranteed by, the United States of America; (ii) commercial paper rated A-1+ by Standard & Poor's Corporation ("S&P"), F-1+ by Fitch Investors Service, Inc. ("Fitch") and P-1 by Moody's Investors Service, Inc. ("Moody's"); (iii) certificates of deposit, other deposits or bankers' acceptances, which are rated A-1+ by S&P, F-1+ by Fitch and P-1 by Moody's, or money market funds rated A-1+ by S&P, F-1+ by Fitch and P-1 by Moody's, (iv) investments in money market funds having the highest long-term rating granted by the applicable Rating Agency and maintained by commercial banks having unimpaired capital and unimpaired surplus of at least $500,000,000; (v) eurodollar time deposits that have been rated A-1+ by S&P and F-1+ by Fitch and P-1 by Moody's; and (vi) repurchase agreements involving any of the Permitted Investments described in clauses (i) through
(iv) above so long as the other party to the repurchase agreement has the rating described in clause (ii) above and (vii) any other investment the applicable Rating Agency confirms will not adversely affect any ratings of the Certificates and (b) demand deposit or time deposits in any institution described in clause (iii) above.

SUBORDINATION OF THE CLASS B CERTIFICATES

     The Class B Certificate will be subordinated to the extent necessary to fund certain payments with respect to the Class A Certificates. Certain principal payments otherwise allocable to the Class B Certificateholders may be reallocated to cover amounts in respect of the Class A Certificates and the Class B Invested Amount may be reduced if the Class C Invested Amount is equal to zero. To the extent the Class B Invested Amount is reduced, the percentage of collections of Finance Charge Receivables allocated to the Class B Certificates in subsequent Collection Periods will be reduced. Moreover, to the extent the amount of such reduction in the Class B Invested Amount is not reimbursed, the amount of principal distributable to, and the amounts available to be distributed with respect to interest on, the Class
B Certificateholders will be reduced. No principal will be paid to the Class B Certificateholders until the Class A Invested Amount is paid in full. See "--Allocation Percentages," "--Reallocated Principal Collections" and "--Additional Amounts Available to Certificateholders."

ALLOCATION PERCENTAGES

     Pursuant to the Agreement, for each Collection Period the Servicer will allocate Finance Charge Collections (including Recoveries on Defaulted Receivables and merchant fees), all Principal Collections and the amount of all Defaulted Receivables (defined below) (see "--Defaulted Receivables; Recoveries; Rebates and Fraudulent Charges") among the Class A Interest, the Class B Interest, the Class C Interest, the Subordinated Transferor Interest, any other Series of certificates issued by the Trust, the B/F Interest and, in the case of Principal Collections and the amount of Defaulted Receivables, the Transferor Interest. Finance Charge Collections will be allocated at all times to the Class A Interest, the Class B Interest, the Class C Interest and the Subordinated Transferor Interest based on the percentage equivalent of the ratio which the amount of the Class A Invested Amount, the Class B
Invested Amount, the Class C Invested Amount or the Subordinated Transferor Amount, as applicable, on the last day of the immediately preceding
Collection Period bears to the amount of Aggregate Receivables in the Trust, or, with respect to Finance Charge Collections, bears to the sum of the numerators used to calculate the Invested Percentage with respect to Finance Charge Collections for all Series of certificates outstanding during such Collection Period and the B/F Percentage (the "Class A Floating Allocation Percentage," the "Class B Floating Allocation Percentage," the "Class C Floating Allocation Percentage" and the "Subordinated Transferor Floating Allocation Percentage," in each case with respect to Finance Charge Collections). The amount of Defaulted Receivables will be allocated to the Class A Interest, the Class B Interest, the Class C Interest and the Subordinated Transferor Interest based on the percentage equivalent of the ratio which the Class A Invested Amount, the Class B Invested Amount, the
Class C Invested Amount and the Subordinated Transferor Amount, as applicable, on the last day of the immediately preceding Collection Period bears to the Aggregate Receivables on the last day of the immediately preceding Collection Period (the "Class A Floating Allocation Percentage," the "Class B Floating Allocation Percentage," the "Class C Floating
Allocation Percentage" and the "Subordinated Transferor Floating Allocation Percentage," in each case with respect to the amount of Defaulted
Receivables). During the initial Collection Period following the date of issuance of the Certificates, the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage, the Class C Floating Allocation Percentage and the Subordinated Transferor Floating Allocation Percentage will be calculated by reference to the date of such issuance. During the Revolving Period, all Principal Collections will be allocated and paid to the Transferor (except for Reallocated Principal Collections used to pay interest on the Class A Certificates, Class B Certificates and Class C Certificates, as described under "--Reallocation of Cash Flows" and Shared Principal Collections distributable to the holder of the Bridgestone/Firestone Certificate in accordance with its interest in the Trust) but not exceeding the Transferor Interest after giving effect to any purchases of Receivables.
During the Controlled Amortization Period and any Rapid Amortization Period, all Principal Collections will be allocated to the Class A Interest, the Class B Interest, the Class C Interest and the Subordinated Transferor Interest based on the percentage equivalent of the ratio which the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount and the Subordinated Transferor Amount, as applicable, each as of the last day of the Revolving Period, bears to the greater of (a) the

Aggregate Receivables on the last day of the prior Collection Period and (b) the sum of the numerators used to calculate the Invested Percentage with respect to Principal Collections for all Series of certificates outstanding for such Collection Period (the "Fixed Allocation Percentage") and the remainder will be allocated to the Transferor Interest and to the B/F Interest.

     "Class A Invested Amount" for any date means an amount equal to the initial principal balance of the Class A Certificates, minus the amount of principal payments made to Class A Certificateholders prior to such date and minus the excess, if any, of the aggregate amount of Class A Investor Charge-Offs (as defined below) for all Distribution Dates preceding such date over the aggregate amount of any reimbursements of Class A Investor Charge-Offs for all Distribution Dates preceding such date.

     "Class B Invested Amount" for any date means an amount equal to (i) the initial principal balance of the Class B Certificates, minus (ii) the amount of principal payments made to Class B Certificateholders prior to such date, minus (iii) the aggregate amount of Class B Investor Charge-Offs (as defined below) for all prior Distribution Dates, minus (iv) the aggregate amount of Class B Reallocated Principal Collections for all prior Distribution Dates for which the Subordinated Transferor Amount and the Class C Invested Amount have not been reduced, minus (v) an amount equal to the aggregate amount by which the Class B Invested Amount has been reduced to fund the Class A Investor Default Amount on all prior Distribution Dates as described herein and plus (vi) the amount of Excess Finance Charge Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v).

     "Class C Invested Amount" for any date means an amount equal to (i) the initial principal balance of the Class C Certificates, minus (ii) the amount of principal payments made to the Class C Certificateholders prior to such date, minus (iii) the aggregate amount of Class C Investor Charge-Offs (as defined below) for all prior Distribution Dates, minus (iv) the aggregate amount of Class C Reallocated Principal Collections for all prior Distribution Dates for which the Subordinated Transferor Amount has not been received, minus (v) an amount equal to the aggregate amount by which the Class C Invested Amount has been reduced to fund the Class A and Class B Investor Default Amount on all prior Distribution Dates as described herein, and plus (vi) the amount of Excess Finance Charge Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v).

      "Subordinated Transferor Amount" for any date means an amount equal to
(i) the initial principal balance of the Subordinated Transferor Certificate, minus (ii) the amount of principal payments made to the holder of the Subordinated Transferor Certificate prior to such date, minus (iii) the aggregate amount of Subordinated Transferor Charge-Offs (as defined below) for all prior Distribution Dates, minus (iv) the aggregate amount of Reallocated Principal Collections for all prior Distribution Dates, minus (v) an amount equal to the aggregate amount by which the Subordinated Transferor Amount has been reduced to fund the Class A, Class B and Class C Investor Default Amount on all prior Distribution Dates as described herein, and plus
(vi) the amount of Excess Finance Charge Collections applied on all prior Distribution Dates for the purpose of reimbursing amounts deducted pursuant to the foregoing clauses (iii), (iv) and (v).

       "Invested Amount" means the sum of the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount and the Subordinated Transferor Amount and

      "Transferor Percentage" means (i) when used with respect to Principal Collections during the Revolving Period and the amount of Defaulted Receivables, 100% minus the sum of the applicable Floating Allocation Percentages with respect to all Series of certificates then issued and outstanding and 1% (the "B/F Percentage") and (ii) when used with respect to Principal Collections during the Controlled Amortization Period and any Rapid Amortization Period, 100% minus the sum of the Fixed Allocation Percentages with respect to all Series of certificates then issued and outstanding and the B/F Percentage.

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
     As a result of the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage, the Class C Floating Allocation Percentage and the Subordinated Transferor Floating Allocation Percentage, Finance Charge Collections allocated to the Class A, Class B, Class C and the Subordinated Transferor Certificateholders may change each Collection Period based on the relationship between the amount of the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount to the aggregate invested amount of all Series of certificates issued by the Trust. In addition, the portion of Defaulted Receivables allocated to the Class A, Class B, Class C and the Subordinated Transferor Certificateholders will change each Collection Period based in part on the relationship of the amount of the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount and the Subordinated Transferor Amount to the Aggregate Receivables on the last day of the immediately preceding Collection Period. The numerator used to calculate the Fixed Allocation Percentage each day during the Controlled Amortization Period or any Rapid Amortization Period will remain fixed; however, the denominator used to calculate such percentage may increase or decrease from time to time.

ALLOCATION OF COLLECTIONS; DEPOSITS IN COLLECTION ACCOUNT

     The Servicer, no later than the second business day following the date of processing, will deposit into the Collection Account any payment collected by the Servicer on the Receivables and will make the allocations and payments described below to the Collection Account and the parties shown below on the day of such deposit; provided, however, that for so long as Bridgestone/ Firestone is the Servicer, and either (i) the unsecured short-term debt ratings of the Letter of Credit Bank have not been reduced below A-1+ or F-1+ by the applicable Rating Agency or withdrawn by the Rating Agency for a period in excess of 35 days of notice to the Servicer thereof, and at least five business days remain prior to the expiration of the Servicer Letter of Credit, (ii) the Servicer has delivered to the Trustee a substitute Servicer Letter of Credit issued by a financial institution whose unsecured short-term debt ratings are A-1+ and F-1+ by the applicable Rating Agency and at least five business days remain prior to the expiration of such substitute Servicer Letter of Credit or (iii) the Trustee has drawn the full amount available under the Servicer Letter of Credit and deposited the proceeds of such demand into a segregated trust account available to the Trustee in the event the Servicer fails to timely remit Collections to the Collection Account, then the Servicer may use for its own benefit all such Collections up to the amount of the Servicer Letter of Credit until the business day preceding the Distribution Date, at which time the Servicer will make a deposit to the Collection Account in an amount equal to the net amount of such deposits and withdrawals which would have been made had the conditions of this proviso not applied.

     While Collections are held by the Servicer pending deposit into the Collection Account, the Servicer shall be permitted to use such funds for its own benefit and the Certificateholders of all Series (including the Certificateholders) are subject to risk of loss, including risk of loss resulting from the bankruptcy or insolvency of the Servicer. The Servicer Letter of Credit will be available in the event that Bridgestone/Firestone as Servicer fails to deposit the required amount of Collections into the Collection Account on the business day prior to any Distribution Date, including any such failure caused by the bankruptcy or insolvency of Bridgestone/Firestone as Servicer. The Servicer will not pay to the Trust any fee for use of the Collections. See "Special Considerations--Deposit of Collections." Under the Agreement, the Collections on the Receivables for any Collection Period will be allocated such that all finance charges billed or accrued in respect of Receivables in the prior Collection Period (less the aggregate amount of finance charges billed or accrued on Accounts in prior periods which are rebated to cardholders during such Collection Period) will be deemed Finance Charge Collections and the remaining amount of such Collections will be deemed Principal Collections. Notwithstanding the foregoing, Recoveries received in any Collection Period shall be treated as Finance Charge Collections for such Collection Period for all purposes. In addition, merchant fees received or accrued in any Collection Period shall be treated as Finance Charge Collections for such Collection Period for all purposes.

     If the amount in respect of Finance Charge Collections to be deposited into the Collection Account on any Distribution Date pursuant to the preceding sentence exceeds the sum of (a) the Class A Monthly Interest for such Distribution Date, any overdue Class A Monthly Interest (plus any additional interest accrued on such overdue Class A Monthly Interest), the Class A Investor Default Amount, the Class B Monthly Interest for such Distribution Date,

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
any overdue Class B Monthly Interest (plus any additional interest accrued on such overdue Class B Monthly Interest), the Class B Investor Default Amount, the Class C Monthly Interest for such Distribution Date and any overdue Class C Monthly Interest (plus any additional interest accrued on such overdue Class C Monthly Interest for such Distribution Date) and (b) the Class A Monthly Servicing Fee, the Class B Monthly Servicing Fee, the Class C Monthly Servicing Fee and the Subordinated Monthly Servicing Fee (collectively, the "Monthly Servicing Fee"), the Servicer may deduct the Monthly Servicing Fee (see "--Servicing Compensation and Payment of Expenses"), and during the Revolving Period, the Class A Investor Default Amount, the Class B Investor Default Amount, the Class C Investor Default Amount and the Subordinated Transferor Default Amount (which will be distributed to the Transferor, but not in an amount exceeding the Transferor Interest on such day (after giving effect to any new Receivables transferred to the Trust on such day)) from the net amount to be deposited into the Collection Account.

APPLICATION OF COLLECTIONS

     Any amounts in respect of Principal Collections not distributed to the Transferor because such Principal Collections would exceed the Transferor Interest (after giving effect to any new Receivables transferred to the Trust for the Collection Period relating to such Determination Date) ("Unallocated Principal Collections") will be held in the Collection Account until distributable to the Transferor or, if the Controlled Amortization Period or the Rapid Amortization Period has commenced, on each Distribution Date all or a portion thereof will be treated as part of Class A Monthly Principal. Any Transfer Deposit Amounts, Adjustment Payments and the proceeds of any sale, disposition or liquidation of Receivables following the occurrence of an Amortization Event caused by the bankruptcy or insolvency of the Transferor or Bridgestone/Firestone or in connection with the Final Series 1996-A Termination Date will also be deposited into the Collection Account immediately upon receipt and will be allocated as Principal Collections or Finance Charge Collections, as applicable.

THE LETTERS OF CREDIT

     Bridgestone/Firestone as Servicer will deliver to the Trustee on the Closing Date the Servicer Letter of Credit. The Servicer Letter of Credit will be available, up to its stated amount, to cover any shortfall in Collections allocated to any Series and required to be deposited into the Collection Account by the Servicer. The Servicer Letter of Credit shall provide that the Trustee may make a demand thereunder on any day on which Bridgestone/Firestone as Servicer fails to remit to the Collection Account the full amount of Collections required to be remitted pursuant to the Agreement. The amount of any such demand shall be equal to the difference between the total Collections required to be so deposited and the total Collections actually so deposited. The initial stated amount of the Servicer Letter of Credit shall be $45,000,000. The proceeds of any drawing on the Servicer Letter of Credit will be allocated among all outstanding Series of certificates (including the Certificates issued by the Trust). Initially, the Invested Amount of the Certificates will be approximately ____% of the Aggregate Receivables. Such allocations will be performed in much the same manner as are allocations of Collections (generally speaking, such allocations will be based on the ratio of the Invested Amount to the Aggregate Receivables). During the period that Bridgestone/Firestone is the Servicer, if aggregate Collections at any time held by the Servicer exceed the amount available under the Servicer Letter of Credit, the Servicer shall deposit all such Collections in excess of the amount available under the Servicer Letter of Credit into the Collection Account no later than the second business day after the date of processing thereof.

     In the event that either the unsecured short-term debt rating of the Letter of Credit Bank is lowered below A-1+, P-1 or F-1+ by the applicable Rating Agency, then within 35 days of notice to the Servicer of such event
(or immediately if such rating is reduced to or below A-2, P-2 or F-2 by the applicable Rating Agency) or in the event that five business days or less remain prior to the expiration of the Servicer Letter of Credit, Bridgestone/ Firestone shall either (i) commence depositing Collections into the Collection Account within two business days of the date of processing thereof or (ii) deliver to the Trustee an irrevocable letter of credit substantially identical to the Servicer Letter of Credit (a "Substitute Servicer Letter of Credit") issued by a financial institution whose unsecured short-term debt is rated A-1+, P-1 or F-1+ by the applicable Rating Agency or (iii) only in the event that the unsecured short-term debt rating of the Servicer Letter of Credit Bank is lowered below A-1+, P-1, or F-1+ by the applicable Rating Agency, the Trustee shall draw on the Servicer Letter of Credit in full and deposit the proceeds of such drawing in a segregated trust account maintained for the benefit of the certificateholders of all Series. Any amounts on deposit in such account shall be invested in Permitted Investments. The Trustee shall withdraw funds from such account under the same circumstances as it would have drawn under the Servicer Letter of Credit. Upon the earlier of (x) the delivery to the Trustee of a Substitute Servicer Letter of Credit meeting the requirements described in clause (ii) above or (y) the originally scheduled expiration date of the Servicer Letter of Credit, the Trustee shall release to the Letter of Credit Bank any funds on deposit in such account.

     The Transferor Letter of Credit will be delivered to the Trustee on the Closing Date. The Transferor Letter of Credit will be available, up to its stated amount, to cover any shortfall in payments allocated to any Series and required to be deposited into the Collection Account by the Transferor. The Transferor Letter of Credit shall provide that the Trustee may make a demand thereunder on any day on which the Transferor fails to make any required deposit to the Collection Account in respect of Adjustment Payments (see "--Defaulted Receivables; Recoveries; Rebates and Fraudulent Charges" below). The amount of any such demand shall be the difference between the amount of any required Adjustment Payment and the amount in respect thereof actually deposited into the Collection Account. The Transferor Letter of Credit shall be issued by the Letter of Credit Bank and shall have an initial stated amount of $15,000,000. The proceeds of any drawing on the Transferor Letter of Credit will be allocated among all outstanding Series of certificates (including the Certificates issued by the Trust). Initially, the Invested Amount of the Certificates will be approximately ___% of the Aggregate Receivables. Such allocations will be performed in much the same manner as are allocations of Collections (generally speaking, such allocations will be based on the ratio of the Invested Amount to the Aggregate Receivables).

     In the event that either the unsecured short-term debt rating of the Letter of Credit Bank is lowered below A-1+, P-1 or F-1+ by the applicable Rating Agency, then within 35 days of notice to the Servicer of such event
(or immediately if such rating is reduced to or below A-2, P-2 or F-2 by the applicable Rating Agency) or in the event that five business days or less remain prior to the expiration of the Transferor Letter of Credit, either (i) there shall be delivered to the Trustee an irrevocable letter of credit substantially similar to the Transferor Letter of Credit (a "Substitute Transferor Letter of Credit") issued by a financial institution whose unsecured short-term debt is rated A-1+ and F-1+ by the applicable Rating Agency or (ii) only in the event that the unsecured short-term debt rating of the Letter of Credit Bank has been lowered below A-1+, P-1 or F-1+ by the applicable Rating Agency, the Trustee shall draw on the Transferor Letter of Credit in full and deposit the proceeds of such drawing in a segregated trust account maintained for the benefit of the certificateholders of all Series.
Any amounts on deposit in such account shall be invested in Permitted Investments. The Trustee shall withdraw funds from such account under the same circumstances as it would have drawn under the Transferor Letter of Credit. Upon the earlier of (x) the delivery to the Trustee of a Substitute Transferor Letter of Credit meeting the requirements described in clause (i) above or (y) the originally scheduled expiration date of the Transferor
Letter of Credit, the Trustee shall release to the Letter of Credit Bank any funds on deposit in such account. If the Transferor Letter of Credit expires and is not replaced, an Amortization Event may occur if the sum of the Transferor Amount and the B/F Amount does not equal at least __% of the aggregate invested amounts of the outstanding Series of certificates issued by the Trust. See "--Amortization Events."

     After any drawing under either the Servicer Letter of Credit or the Transferor Letter of Credit for any reason other than a clerical error by the Servicer or Transferor or a drawing resulting from a lowering of the Letter of Credit Bank's short-term debt rating, then (i) Bridgestone/Firestone will begin daily deposits of Collections into the Collection Account, (ii) the Letter of Credit Bank may, at its option, terminate the Servicer Letter of Credit upon 21 days advance notice to the Servicer and (iii) the Transferor shall purchase Class A REMARCs in order to increase the Transferor Amount to a level such that the sum of the Transferor Amount and the B/F Amount equals at least __% of the aggregate invested amounts of the outstanding Series of certificates issued by the Trust, after which time the Transferor Letter of Credit may be terminated.

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
REALLOCATION OF CASH FLOWS

     On each Determination Date, the Servicer will determine the Class A Required Amount, the Class B Required Amount and the Class C Required Amount. The "Class A Required Amount" means the amount, if any, by which the sum of Class A Monthly Interest, any overdue Class A Monthly Interest (with interest thereon), the Class A Investor Default Amount and the Class A Monthly Servicing Fee for such Collection Period exceeds the funds allocable to the Class A Certificates to pay such amounts. The "Class B Required Amount" means the amount, if any, by which the sum of Class B Monthly Interest, any overdue Class B Monthly Interest (with interest thereon), the Class B Investor Default Amount and the Class B Monthly Servicing Fee for such Collection Period exceeds the funds allocable to the Class B Certificates to pay such amounts. The "Class C Required Amount" means the amount, if any, by which the sum of Class C Monthly Interest, any overdue Class C Monthly Interest (with interest thereon), the Class C Investor Default Amount and the Class C Monthly Servicing Fee for such Collection Period exceeds the funds allocable to the Class C Certificates to pay such amounts. The "Required Amount" shall equal the sum of the Class A, Class B and Class C Required Amounts.

     If Finance Charge Collections allocable to interest for any Collection Period are insufficient to pay the Required Amount, Excess Finance Charge Collections will be used to pay the Required Amount with respect to such Distribution Date. See "--Excess Finance Charge Collections." If such Excess Finance Charge Collections are insufficient to pay the Required Amount, Principal Collections allocable to the Subordinated Transferor Interest, the Class C Interest and the Class B Interest will then be used to fund the remaining Required Amount. See "--Reallocated Principal Collections." If Reallocated Principal Collections with respect to any Collection Period are insufficient to fund the remaining Required Amount for such Collection Period, then a portion of the Subordinated Transferor Amount, the Class C Invested Amount and the Class B Invested Amount, as applicable, may be reduced for the benefit of Certificates senior to such Certificates. In the event of such reductions, Excess Finance Charge Collections, if any, will be used to increase the Class B Invested Amount, Class C Invested Amount and the Subordinated Transferor Amount, as applicable (but not in excess of the initial invested amounts). See "--Additional Amounts Available to Certificateholders."

     In certain instances, Principal Collections and certain other amounts otherwise allocable to other Series, to the extent such collections are not needed to make payments to the certificateholders of such other series, may be applied to cover principal payments due to or for the benefit of the holders of the Certificates. See "--Shared Principal Collections." In addition, Finance Charge Collections in excess of the amounts necessary to make required payments with respect to certificates of other outstanding series will be applied to cover shortfalls with respect to Finance Charge Collections allocable to the Certificates. See "--Sharing of Excess Finance Charge Collections."

DISTRIBUTIONS FROM THE COLLECTION ACCOUNT

     On any day on which the Servicer makes a deposit into the Collection Account with respect to the Revolving Period, the Servicer will withdraw from the Collection Account and pay to the Transferor an amount equal to the aggregate amount of such deposits in respect of Principal Collections (other than Reallocated Principal Collections used to pay interest due on the Class A Certificates, Class B Certificates and the Class C Certificates), but not exceeding the Transferor Interest on such day (after giving effect to any new Receivables transferred to the Trust on such day). On any day on which the Servicer makes a deposit into the Collection Account with respect to the Controlled Amortization Period and any Rapid Amortization Period, the Servicer will withdraw from the Collection Account and pay to the Transferor an amount equal to the Transferor's Percentage of the amount of such deposits in respect of Principal Collections, except that the amount of such payments with respect to Principal Collections shall not exceed the amount of the Transferor Interest on such day (after giving effect to any new Receivables transferred to the Trust on such day). On any such day, the Servicer shall also withdraw from the Collection Account and pay to Bridgestone/Firestone, as holder of the Bridgestone/Firestone Certificate, the B/F Percentage of the aggregate amount of such deposits in respect of Principal Collections and Finance Charge Collections.

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
     There will also be deposited into the Collection Account, Collections which are not allocable to the Certificates, the Bridgestone/Firestone Certificate or the Transferor (i.e., such Collections will be allocable to other Series, including the Series 1992-B Certificates). Such Collections will be distributed as provided in the Supplement to the Agreement relating to such other Series and will not be available for distribution to the Certificateholders.

     The Servicer shall apply or shall cause the Trustee to apply the funds on deposit in the Collection Account allocable to the Certificates with respect to each Distribution Date shall be applied as in the priority set forth below:

     (a) An amount equal to the Class A Floating Allocation Percentage of Finance Charge Collections deposited in the Collection Account for the Collection Period immediately preceding such Distribution Date will be distributed in the following priority:

          (i) an amount equal to the Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid on a prior Distribution Date, plus any additional interest for such Distribution Date, plus the amount of any additional interest with respect to interest amounts that were due but not paid on a prior Distribution Date, will be distributed to the Class A Certificateholders;

          (ii) an amount equal to the aggregate Class A Investor Default Amount for such Distribution Date will be distributed to the Transferor on Distribution Dates with respect to the Revolving Period (unless such amount has been previously netted against deposits to the Collection Account), but not exceeding the Transferor Interest (after giving effect to any new Receivable transferred to the Trust on such date) and thereafter will be included in the funds available to make principal payments;

          (iii) an amount equal to the Class A Monthly Servicing Fee for such Distribution Date will be distributed to the Servicer (unless such amount has been previously netted against deposits to the Collection Account) (in the event Bridgestone/Firestone is not the Servicer, amounts described in this clause (iii) shall have priority over the amounts described in clause (ii) above); and

          (iv) the balance, if any, will constitute a portion of Excess Finance Charge Collections and will be allocated and distributed as described under "--Excess Finance Charge Collections."

     (b) An amount equal to the Class B Floating Allocation Percentage of Finance Charge Collections deposited in the Collection Account for the Collection Period immediately preceding such Distribution Date will be distributed in the following priority:

          (i) an amount equal to the Class B Monthly Interest for such Distribution Date, plus the amount of any Class B Monthly Interest previously due but not paid on a prior Distribution Date, plus any additional interest for such Distribution Date, plus the amount of any additional interest with respect to interest amounts that were due but not paid on a prior Distribution Date, will be distributed to the Class A Certificateholders;

          (ii) an amount equal to the aggregate Class B Investor Default Amount for such Distribution Date will be distributed to the Transferor on Distribution Dates with respect to the Revolving Period (unless such amount has been previously netted against deposits to the Collection Account), but not exceeding the Transferor Interest (after giving effect to any new Receivable transferred to the Trust on such date) and thereafter will be included in the funds available to make principal payments;

          (iii) an amount equal to the Class C Monthly Servicing Fee for such Distribution Date will be distributed to the Servicer (unless such amount has been previously netted against deposits to the

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          Collection Account) (in the event Bridgestone/Firestone is not the Servicer, amounts described in this clause (iii) shall have priority over the amounts described in clause (ii) above); and

          (iv) the balance, if any, will constitute a portion of Excess Finance Charge Collections and will be allocated and distributed as described under "--Excess Finance Charge Collections."

     (c) An amount equal to the Class C Floating Allocation Percentage of Finance Charge Collections deposited in the Collection Account for the Collection Period immediately preceding such Distribution Date will be distributed in the following priority:

          (i) an amount equal to the Class C Monthly Interest for such Distribution Date, plus the amount of any Class C Monthly Interest previously due but not paid on a prior Distribution Date, plus any additional interest for such Distribution Date, plus the amount of any additional interest with respect to interest amounts that were due but not paid on a prior Distribution Date, will be distributed to the Class A Certificateholders;

          (ii) an amount equal to the aggregate Class C Investor Default Amount for such Distribution Date will be distributed to the Transferor on Distribution Dates with respect to the Revolving Period (unless such amount has been previously netted against deposits to the Collection Account), but not exceeding the Transferor Interest (after giving effect to any new Receivable transferred to the Trust on such date) and thereafter will be included in the funds available to make principal payments;

          (iii) an amount equal to the Class C Monthly Servicing Fee for such Distribution Date will be distributed to the Servicer (unless such amount has been previously netted against deposits to the Collection Account) (in the event Bridgestone/Firestone is not the Servicer, amounts described in this clause (iii) shall have priority over the amounts described in clause (ii) above); and

          (iv) the balance, if any, will constitute a portion of Excess Finance Charge Collections and will be allocated and distributed as described under "--Excess Finance Charge Collections."

     (d) An amount equal to the Subordinated Transferor Floating Allocation Percentage of Finance Charge Collections deposited in the Collection Account for the Collection Period immediately preceding such Distribution Date will be distributed in the following priority:

          (i) an amount equal to the Subordinated Transferor Monthly Servicing Fee for such Distribution Date will be distributed to the Servicer (unless such amount has been previously netted against deposits to the Collection Account); and

          (ii) the balance, if any, will constitute a portion of Excess Finance Charge Collections and will be allocated and distributed as described under "--Excess Finance Charge Collections."

     (e) For each Distribution Date with respect to the Revolving Period, the remaining funds on deposit in the Collection Account allocable to the Class A, Class B and Class C Certificates and the Subordinated Transferor Certificate (other than certain Excess Finance Charge Collections and Reallocated Principal Collections) will be applied as Shared Principal Collections and the balance will be distributed to the Transferor.

     (f) For each Distribution Date with respect to the Controlled
     Amortization Period or any Rapid Amortization Period, the remaining funds on deposit in the Collection Account allocable to the Class A, Class B and Class C Certificates and the Subordinated Transferor Certificate (other than certain Excess Finance Charge Collections and Reallocated Principal Collections) will be distributed as follows:

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          (i) an amount equal to Class A Monthly Principal for such
          Distribution Date will be distributed to the Class A
          Certificateholders until the Class A Invested Amount is paid in full;

          (ii) once the Class A Invested Amount is paid in full, the remaining amount will be distributed to the Class B
          Certificateholders until the Class B Invested Amount is paid in full;

          (iii) once the Class B Invested Amount is paid in full, the remaining amount will be distributed to the Class C
          Certificateholders until the Class C Invested Amount is paid in full;

          (iv) once the Class C Invested Amount is paid in full, the remaining amount will be distributed to the holder of the Subordinated Transferor Certificate until the Subordinated Transferor Amount is paid in full;

          (v) an amount equal to the balance of any such remaining funds on deposit in the Collection Account will be paid to the Transferor up to the amount of the Transferor Interest; and

          (vi) an amount equal to the balance will be applied as Shared Principal Collections and the balance will be distributed to the Transferor.

     Class A Monthly Interest means, with respect to any Distribution Date, the Class A Monthly Interest equals the product of (i) the actual number of days in the related Collection Period divided by 360, (ii) the Class A Certificate Rate and (iii) the outstanding principal balance of the Class A Certificates as of the preceding Distribution Date (after subtracting therefrom the aggregate amount of all distributions of Class A Monthly Principal made to the Class A Certificateholders on such Distribution Date) or, with respect to the first Distribution Date, the Class A Initial Invested Amount, provided, however, that with respect to the initial Distribution Date, Class A Monthly Interest shall equal $_______________.

     Class B Monthly Interest means, with respect to any Distribution Date, the Class B Monthly Interest equals the product of (i) the actual number of days in the related Collection Period divided by 360, (ii) the Class B Certificate Rate and (iii) the outstanding principal balance of the Class B Certificates as of the preceding Distribution Date (after subtracting therefrom the aggregate amount of all distributions of Class B Monthly Principal made to the Class B Certificateholders on such Distribution Date) or, with respect to the first Distribution Date, the Class B Initial Invested Amount, provided, however, that with respect to the initial Distribution Date, Class B Monthly Interest shall equal $_______________.

     Class C Monthly Interest means, with respect to any Distribution Date, the Class C Monthly Interest equals the product of (i) the actual number of days in the related Collection Period divided by 360, (ii) the Class C Certificate Rate and (iii) the outstanding principal balance of the Class C Certificates as of the preceding Distribution Date (after subtracting therefrom the aggregate amount of all distributions of Class C Monthly Principal made to the Class C Certificateholders on such Distribution Date) or, with respect to the first Distribution Date, the Class C Initial Invested Amount, provided, however, that with respect to the initial Distribution Date, Class C Monthly Interest shall equal $_______________.

     Class A Investor Default Amount means, a portion of all Defaulted Receivables which will be allocated to the Class A Certificateholders for each Distribution Date in an amount equal to the product of the Class A Floating Allocation Percentage applicable during the immediately preceding Collection Period and the amount of Defaulted Receivables for such Collection Period.

     Class B Investor Default Amount means, a portion of all Defaulted Receivables which will be allocated to the Class B Certificateholders for each Distribution Date in an amount equal to the product of the Class B Floating Allocation Percentage applicable during the immediately preceding Collection Period and the amount of Defaulted Receivables for such Collection Period.

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     Class C Investor Default Amount means, a portion of all Defaulted
Receivables which will be allocated to the Class C Certificateholders for each Distribution Date in an amount equal to the product of the Class C Floating Allocation Percentage applicable during the immediately preceding Collection Period and the amount of Defaulted Receivables for such Collection Period.

     Subordinated Transferor Default Amount means, a portion of all Defaulted Receivables which will be allocated to the holder of the Subordinated Transferor Certificate for each Distribution Date in an amount equal to the product of the Subordinated Transferor Floating Allocation Percentage applicable during the immediately preceding Collection Period and the amount of Defaulted Receivables for such Collection Period.

     Monthly Servicing Fee means, with respect to any distribution date, the sum of (a) the Class A Monthly Servicing Fee, the Class B Monthly Servicing Fee, the Class C Monthly Servicing Fee and the Subordinated Transferor Monthly Servicing Fee and (b) the Servicing Fee allocable to the Transferor Amount and the B/F Amount.

     The portion of the Servicing Fee allocable to the Class A Interest on each Distribution Date (the "Class A Monthly Servicing Fee"), to the Class
B Interest on each Distribution Date (the "Class B Monthly Servicing Fee"), to the Class C Interest on each Distribution Date (the "Class C Monthly Servicing Fee") and to the Subordinated Transferor Interest on each Distribution Date (the "Subordinated Transferor Monthly Servicing Fee") generally will be equal to one-twelfth of the product of 2.00% per annum and the amount of the Class A Invested Amount, the Class B Invested Amount, the Class C Invested Amount, or the Subordinated Transferor Amount, as the case may be, on the last day of the second preceding Collection Period (in the case of the first Distribution Date, the initial principal amount of the Class A Certificates, Class B Certificates or the Class C Certificates, as the case may be).

     Class A Monthly Principal with respect to any Distribution Date relating to the Controlled Amortization Period or any Rapid Amortization Period will equal the sum of (i) an amount equal to the Fixed Allocation Percentage of Principal Collections received during the Collection Period immediately preceding such Distribution Date (other than Reallocated Principal Collections used to pay the interest amount due on the Class A Certificates),
(ii) an amount (the "Series 1992-A Unallocated Principal Collections") equal to the product of (a) a fraction, the numerator of which is the Invested Amount and the denominator of which is the aggregate invested amounts of all Series then accumulating or amortizing principal and (b) the amount, if any, of Unallocated Principal Collections on deposit in the Collection Account on such Distribution Date, (iii) the amount, if any, of Transfer Deposit Amounts and Adjustment Payments with respect to such Distribution Date and allocable to the Certificates and (iv) the amount, if any, of Finance Charge Collections and Excess Finance Charge Collections allocated and available on such Distribution Date to (A) fund the Class A Investor Default Amount and the Class B Investor Default Amount with respect to such Distribution Date and (B) reimburse Class A Investor Charge-Offs and previous reductions in the Class B Invested Amount; provided, however, that for each Distribution Date with respect to the Controlled Amortization Period (unless and until an Amortization Event shall have occurred), Class A Monthly Principal may not exceed the Controlled Distribution Amount for such Distribution Date; and provided further, that with respect to any Termination Payment Date, Class
A Monthly Principal will be an amount equal to the Class A Invested Amount.

     Controlled Distribution Amount for any Distribution Date with respect to the Controlled Amortization Period shall mean an amount equal to the sum of the Controlled Amortization Amount and any existing Deficit Controlled Amortization Amount.

     Controlled Amortization Amount means $               .
                                           ---------------
     Deficit Controlled Amortization Amount shall mean, on the first Distribution Date with respect to the Controlled Amortization Period, the excess, if any, of the Controlled Amortization Amount over the amount distributed as Class A Monthly Principal for such Distribution Date and, on each subsequent Distribution Date with respect to the Controlled Amortization Period, the excess, if any, of the Controlled Amortization Amount and any then existing Deficit Controlled Amortization Amount over the aggregate Class A Monthly Principal distributed on such Distribution Date.

     Excess Finance Charge Collections shall mean, with respect to any Distribution Date, an amount equal to the sum of the amounts described in clause (a)(iv), clause (b)(iv) and clause (c)(iv) under "--Distributions from the Collection Account" above.

     Termination Payment Date shall mean the earlier of the first
Distribution Date following the liquidation or sale of the Receivables as a result of an insolvency event as described under "--Amortization Events" or the occurrence of the Final Series 1996-1 Termination Date.

EXCESS FINANCE CHARGE COLLECTIONS

     On each Distribution Date, the Servicer will apply or cause the Trustee to apply Excess Finance Charge Collections with respect to the Collection Period immediately preceding such Distribution Date, to make the following distributions in the following priority:

     (a) an amount equal to the Class A Required Amount, if any, with respect to such Collection Period will be used to fund the Class A Required Amount;

     (b) an amount equal to the aggregate amount of Class A Investor Charge-Offs which have not been previously reimbursed (after giving effect to the allocation on such Distribution Date of certain other amounts applied for that purpose) will be distributed to the Transferor on Distribution Dates with respect to the Revolving Period, but not in an amount exceeding the Transferor Interest (after giving effect to any new Receivables transferred to the Trust on such date) and thereafter will be included in the funds available to make principal payments;

     (c) an amount equal to the Class B Required Amount, if any, with respect to such Collection Period will be used to fund the Class B Required Amount;

     (d) an amount equal to the amount by which the Class B Invested Amount has been reduced below the Initial Class B Invested Amount (for reasons other than the payment of principal to the Class B Certificateholders), if any, for such Distribution Date will be distributed to the Transferor on Distribution Dates with respect to the Revolving Period, but not in an amount exceeding the Transferor Interest (after giving effect to any new Receivables transferred to the Trust on such date) and thereafter will be included in the funds available to make principal payments;

     (e) an amount equal to the Class C Required Amount, if any, with respect to such Collection Period will be used to fund the Class C Required Amount;

     (f) an amount equal to the amount by which the Class C Invested Amount has been reduced below the Class C Initial Invested Amount (for reasons other than the payment of principal to the Class C Certificateholders) will be distributed to the Transferor on Distribution Dates with respect to the Revolving Period, but not in an amount exceeding the Transferor Interest on such day (after giving effect to any new Receivables transferred to the Trust on such date) and thereafter will be included in the funds available to make principal payments;

     (g) an amount equal to the Subordinated Transferor Default Amount will be distributed to the Transferor on Distribution Dates with respect to the Revolving Period, but not in an amount exceeding the Transferor Interest (after giving effect to any new Receivables transferred to the Trust on such date) and thereafter will be included in the funds available to make principal payments;

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
     (h) an amount equal to the amount by which the Subordinated Transferor Amount has been reduced below the initial Subordinated Transferor Amount (for reasons other than the payment of principal to the holder of the Subordinated Transferor Certificate) will be distributed to the Transferor on Distribution Dates with respect to the Revolving Period, but not in an amount exceeding the Transferor Interest on such day (after giving effect to any new Receivables transferred to the Trust on such date) and thereafter will be included in the funds available to make principal payments)

     (i) the balance, if any, will be treated as Shared Excess Finance Charge Collections to the extent necessary; and

     (j) the balance, if any, will be treated as Shared Principal
Collections.

REALLOCATED PRINCIPAL COLLECTIONS

     On each Distribution Date, the Servicer will apply or cause the Trustee to apply Principal Collections allocable first to the Subordinated Transferor Interest (the "Subordinated Transferor Reallocated Principal Collections") then to the Class C Interest (the "Class C Reallocated Principal Collections") and, then to the Class B Interest (the "Class B Reallocated Principal Collections") with respect to the Collection Period immediately preceding such Distribution Date in the following priority (such Collections applied in accordance with (a) below are collectively called "Reallocated Principal Collections"):

     (a) an amount equal to the excess, if any, of (i) the Required Amount, if any, with respect to such Collection Period over (ii) the amount of Excess Finance Charge Collections with respect to such Collection Period will be used to fund the Required Amount; and

     (b) any such Collections not applied in the foregoing manner (and therefore not constituting Reallocated Principal Collections) will, on Distribution Dates with respect to the Revolving Period, be applied as Shared Principal Collections and thereafter will be included in the funds available to make principal payments.

     With respect to any Collection Period during the Revolving Period, Reallocated Principal Collections will be allocated to each of the Subordinated Transferor Interest, the Class C Interest and the Class B Interest based on the Subordinated Transferor Floating Allocation Percentage, the Class C Floating Allocation Percentage or the Class B Floating Allocation Percentage for such Collection Period, as applicable. With respect to any Collection Period during the Controlled Amortization Period or any Rapid Amortization Period, Reallocated Principal Collections will be allocated to each of the Subordinated Transferor Interest, the Class C Interest and the Class B Interest based on the Fixed Allocation Percentage of Principal Collections for such Collection Period multiplied by a fraction the numerator of which is equal to the Subordinated Transferor Amount, the Class C Invested Amount or the Class B Invested Amount, as applicable, as of the close of business on the last day of the prior Collection Period and the denominator of which is equal to the Invested Amount at the close of business on such day.

ADDITIONAL AMOUNTS AVAILABLE TO CERTIFICATEHOLDERS

     If Reallocated Principal Collections with respect to any Collection Period are insufficient to fund the remaining Class A Required Amount for such Collection Period, then a portion of the Subordinated Transferor Amount (after giving effect to reductions for any Subordinated Transferor Charge-Offs and Reallocated Principal Collections for such Collection Period) equal to such insufficiency (but not in excess of the Class A Investor Default Amount for such Distribution Date) will be allocated to the Class A Certificates to avoid a charge-off with respect to the Class A Certificates, and the Subordinated Transferor Amount will be reduced by such amount.

     If the Subordinated Transferor Amount is reduced to zero, the Class C Invested Amount (after giving effect to reductions for any Class C Investor Charge-Offs and any Class C Reallocated Principal Collections for such

Collection Period) will be reduced by the amount by which the Subordinated Transferor Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Subordinated Transferor Amount for such Distribution Date) and such amount will be allocated to the Class A Certificates to avoid a charge-off with respect to the Class A Certificates.

     If the Class C Invested Amount is reduced to zero, the Class B Invested Amount (after giving effect to reductions for any Class B Investor Charge-Offs and any Class B Reallocated Principal Collections for such Collection Period) will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero (but not by more than the excess of the Class A Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Subordinated Transferor Amount and the Class C Invested Amount for such Distribution Date) and such amount will be allocated to the Class A Certificates to avoid a charge-off with respect to the Class A Certificates.

     If the Class B Invested Amount is reduced to zero, the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not in excess of the Class A Investor Default Amount for such Distribution Date (a "Class A Investor Charge-Off"), and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

     After payment of the Class A Required Amount, if Class C Reallocated Principal Collections and Subordinated Transferor Reallocated Principal Collections with respect to any Collection Period are insufficient to fund the remaining Class B Required Amount for such Collection Period, then a portion of the Subordinated Transferor Amount (after giving effect to reductions for any Subordinated Transferor Charge-Offs, Reallocated Principal Collections and any adjustments made thereto for the benefit of the Class A Certificateholders) equal to such insufficiency (but not in excess of the Class B Investor Default Amount for such Distribution Date) will be allocated to the Class B Certificates to avoid a charge-off with respect to the Class B Certificates, and the Subordinated Transferor Amount will be reduced by such amount.

     If the Subordinated Transferor Amount is reduced to zero, the Class C Invested Amount (after giving effect to reductions for any Class C Investor Charge-Offs, Class C Reallocated Principal Collections and any adjustments made thereto for the benefit of the Class A Certificateholders) will be reduced by the amount by which the Subordinated Transferor Amount would have been reduced below zero (but not by more than the excess of the Class B Investor Default Amount for such Distribution Date over the amount of such reduction, if any, of the Subordinated Transferor Amount for such Distribution Date) and such amount will be allocated to the Class B Certificates to avoid a charge-off with respect to the Class B Certificates.

     If the Class C Invested Amount is reduced to zero, the Class B Invested Amount will be reduced by the amount by which the Class C Invested Amount would have been reduced below zero, but not in excess of the Class B Investor Default Amount for such Distribution Date (a "Class B Investor Charge-Off"), and the Class B Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

     After payment of the Class B Required Amount, if Subordinated Transferor Reallocated Principal Collections with respect to any Collection Period are insufficient to fund the remaining Class C Required Amount for such Collection Period, then a portion of the Subordinated Transferor Amount (after giving effect to reductions for any Subordinated Transferor Charge-Offs, Reallocated Principal Collections and any adjustments made thereto for the benefit of the Class B and Class A Certificateholders) equal to such insufficiency (but not in excess of the Class C Investor Default Amount for such Distribution Date) will be allocated to the Class C Certificates to avoid a charge-off with respect to the Class C Certificates, and the Subordinated Transferor Amount will be reduced by such amount.

     If the Subordinated Transferor Amount is reduced to zero, the Class C Invested Amount will be reduced by the amount by which the Subordinated Transferor Amount would have been reduced below zero, but not in

                                  68
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excess of the Class C Investor Default Amount for such Distribution Date (a
"Class C Investor Charge-Off"), and the Class C Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.

     On each Distribution Date, if the Subordinated Transferor Default Amount for such Distribution Date exceeds the amount of Excess Finance Charge Collections which is allocated and available to fund such amount as described under "Excess Finance Charge Collections", the Subordinated Transferor Amount (after giving effect to reductions for Reallocated Principal Collections and the amount of any adjustments made thereto for the benefit of the Class A, Class B or Class C Certificateholders) will be reduced but not in excess of the Subordinated Transferor Default Amount (the "Subordinated Transferor Charge-Off").

     In the event that any of the Subordinated Transferor Amount, the Class
C Invested Amount, the Class B Invested Amount or the Class A Invested Amount is reduced, such amount will thereafter be increased (but not in excess of the unpaid principal balance of the Subordinated Transferor Certificate, the Class C Certificates, the Class B Certificates or the Class A Certificates, as applicable) on any Distribution Date by the amount of Excess Finance Charge Collections allocated and available for that purpose as described under "--Excess Finance Charge Collections."

     The "Subordinated Transferor Amount" will initially be equal to $___________ and the "Class C Invested Amount" will initially be equal to $___________.

SHARED PRINCIPAL COLLECTIONS

     To the extent that Principal Collections and other amounts that are allocated to the interest of the holders of any class of any series (other than the Transferor Interest) are not needed to make payments to the certificateholders of such class, they may be applied to cover principal payments due to or for the benefit of certificateholders of another Series ("Shared Principal Collections"). Any such reallocation will not result in a reduction in the interest of the holders of the Series to which such Principal Collections were initially allocated. In addition, Principal Collections and certain other amounts otherwise allocable to other Series, to the extent such collections are not needed to make payments to the certificateholders of such other Series, may be applied to cover principal payments due to or for the benefit of the holders of the Certificates.

SHARING OF EXCESS FINANCE CHARGE COLLECTIONS

     Finance Charge Collections on any business day in excess of the amounts necessary to make required payments on such business day with respect to the Certificates will be applied to cover any shortfalls with respect to amounts payable from Finance Charge Collections allocable to any other Series then outstanding, pro rata based upon the amount of the shortfall, if any, with respect to such other Series. In addition, Finance Charge Collections in excess of the amounts necessary to make required payments on such business day with respect to certificates of other outstanding Series will be applied to cover any shortfalls with respect to Finance Charge Collections allocable to the Certificates. Any Excess Finance Charge Collections remaining after covering shortfalls with respect to all outstanding Series will be paid to the Transferor.

DISTRIBUTIONS TO THE CERTIFICATEHOLDERS

     Payments to the Certificateholders will be made from the Collection Account. In addition to the amounts deposited in the Collection Account as described above, (the proceeds of any optional repurchase of the Class A Interest by the Transferor will be deposited in the Collection Account on the Distribution Date on which such repurchase occurs.)

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     The Servicer shall instruct the Trustee or the Paying Agent to distribute from the Collection Account on each Distribution Date the amounts described under "--Distributions from the Collection Account" above.

     The paying agent (the "Paying Agent") shall initially be the Trustee. The Paying Agent shall have the revocable power to withdraw funds from the Collection Account for the purpose of making distributions to the Certificateholders.

     On each Distribution Date, the Servicer will pay to the Transferor any investment earnings (net of losses and investment expenses) with respect to the Collection Account.

     Distribution Date shall mean (___________, 1996), and the first day of each calendar month thereafter, or, if such first day is not a business day, the next succeeding business day.

DEFAULTED RECEIVABLES; RECOVERIES; REBATES AND FRAUDULENT CHARGES

     "Defaulted Receivables" for any Collection Period are Receivables in any Account which were written off as uncollectible in such Collection Period in accordance with CFNA Guidelines. Receivables in any Account will be considered charged off for the purposes of the Agreement on the earlier of
(i) the last day of the Collection Period immediately following the Collection Period in which such Receivable becomes 180 days delinquent and
(ii) the cycle billing date on which such Account is charged off in accordance with the customary and usual servicing procedures of the Servicer. The amount of Defaulted Receivables for any Collection Period will be an amount equal to the principal amount of the Receivables that became Defaulted Receivables in such Collection Period less the full amount of any Defaulted Receivables for which the Transferor or the Servicer becomes obligated to accept reassignment for such Collection Period unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Transferor or the Servicer. A portion of all Defaulted Receivables will be allocated to the Class A Certificateholders, the Class B Certificateholders, the Class C Certificateholders and the Subordinated Transferor Certificateholder. See "--Distributions from Collection Account."

     The term "Recoveries", with respect to any Collection Period, shall mean all amounts or payments received by the Servicer with respect to Receivables which have previously become Defaulted Receivables in a prior Collection Period, net of reasonable expenses of the Servicer incurred and deducted from such amounts or payments. The Servicer may deduct reasonable expenses in connection with such Recoveries.

     If the Servicer makes a downward adjustment of the amount of any Receivable because of a rebate, refund, unauthorized charge, billing error or certain other noncash items to a cardholder, or if the Servicer otherwise adjusts downward the amount of any Receivable without receiving Collections therefor or without charging off such amount as uncollectible, or any Receivable is discovered as having been created through a fraudulent or counterfeit action the Transferor will be obligated to make a deposit into the Collection Account in immediately available funds in an amount equal to any such adjustment or principal amount of the fraudulent or counterfeit Receivable. If the Transferor fails to make any such deposit the Trustee shall make a drawing under the Transferor Letter of Credit (any such payment or proceeds of a drawing under the Transferor Letter of Credit, "Adjustment Payments"). If funds are not available under the Transferor Letter of Credit, the Transferor Amount will be reduced by the amount of the adjustment or the principal amount of the fraudulent or counterfeit Receivable;
provided, however, that if such deduction would reduce the Transferor Amount below zero or would otherwise not be permitted by law, the B/F Amount will be reduced by the amount of any such adjustment or the principal amount of the fraudulent or counterfeit Receivable. Any Adjustment Payments so paid by the Transferor or the proceeds of any drawing under the Transferor Letter of Credit in respect thereof shall be allocated in respect of Finance Charge Collections and Principal Collections as provided in the Agreement.

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DISCOUNT OPTION

     The Agreement provides that the Transferor may at any time designate a fixed percentage or a variable percentage based on a formula (the "Discount Percentage"), but in either case not to exceed (6)%, of Receivables giving rise to Principal Collections ("Principal Receivables") that are charges for goods or services or obligations for repayment of cash advances, part of which have not previously been sold as Discount Option Receivables, arising from then on to be treated as Receivables giving rise to Finance Charge Collections ("Finance Charge Receivables"). Such Receivables will be designated "Discount Option Receivables". On the date of processing any Discount Option Receivables, an amount equal to the product of (i) the Aggregate Certificateholders' Interest with respect to Finance Charge Receivables and (ii) the amount of each Finance Charge Receivable will be deposited by the Transferor into a finance charge account and an amount equal to the product of the Transferor Interest and the amount of the Discount Option Receivables will be paid to the holder of the Exchangeable Transferor Certificate. Simultaneously with such reassignment, the Transferor will retransfer the Receivable to the Trust, making the representations and warranties with respect to such Receivable as if such Receivable were a new Receivable created in an existing Account, and the amount of the Transferor Interest will be increased to reflect the addition of such Receivable to the Trust. Collections with respect to such Receivable will be treated as Principal Collections.

FINAL PAYMENT OF PRINCIPAL; TERMINATION OF TRUST

     The Certificates will be subject to optional repurchase by the Transferor on any Distribution Date on or after which the Invested Amount is reduced to an amount less than or equal to $______________ (5% of the initial Invested Amount), unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Transferor. The repurchase price will be equal to the Invested Amount plus accrued and unpaid interest on the Certificates through the day preceding the Distribution Date on which the repurchase occurs. After such date, neither the Trust nor the Transferor will have any further obligation to pay principal or interest of the Certificates.

     Subject to prior termination as provided above, the Agreement provides that the final distribution of principal and interest on the Class A Certificates will be made no later than the ______________ Distribution Date (the "Final Class A Termination Date") and the final payment of principal and interest on the Class B Certificates will be made no later than the __________ Distribution Date (the "Final Class B Termination Date"). The final payment of principal and interest with respect to the Other
Certificates will no later than ______ (the "Final Series 1996-1 Termination Date"). In the event that the Invested Amount of the Certificates is greater than zero on the Final Series 1996-1 Termination Date, the Trustee will sell or cause to be sold, and apply the proceeds to the extent necessary to pay such remaining amounts to all Certificateholders pro rata as final payment of the Certificates, an amount of Receivables at the close of business on such date, as provided in the Agreement. The proceeds of any such sale will be treated as Collections on the Receivables allocable to the Certificates and applied as provided above in "--Application of Collections." Such proceeds will be allocated first to pay amounts due to the Class A Certificateholders and then to pay amounts due to the Class B Certificateholders.

     Subject to laws of general applicability regarding trusts, unless the Transferor instructs the Trustee otherwise, the Trust will only terminate on the earlier to occur of: (a) the day after the Distribution Date following the date on which funds shall have been deposited in the Collection Account for the payment to certificateholders outstanding sufficient to pay in full the aggregate investor interest of all Series outstanding plus interest thereon at the applicable certificate rates to the next Distribution Date and
(b) (September 15, 2092) (the "Final Trust Termination Date"). Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Transferor all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than amounts in the accounts maintained by the Trust for the final payment of principal and interest to Certificateholders).

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AMORTIZATION EVENTS

     The Revolving Period will continue through the end of the Collection Period related to the _______________ Distribution Date and the Controlled Amortization Period will begin at such time, unless an Amortization Event occurs. The Rapid Amortization Period will commence on the day on which an Amortization Event occurs or is deemed to occur. An "Amortization Event" with respect to the Certificates refers to any of the following events:

          (i) failure on the part of the Servicer or the Transferor to make any payment or deposit required by the terms of the Agreement or before five business days after the date such payment or deposit is required to be made thereunder;

          (ii) the failure on the part of the Servicer, the Originator or the Transferor duly to observe or perform in any material respect certain covenants or agreements set forth in the Agreement or the Purchase and Sale Agreement which, in the case of certain of such covenants or agreements, continues unremedied for a period of 60 days after the date on which written notice of such failure requiring the same to be remedied shall have been given to the Servicer, the Originator or the Transferor, as applicable, provided, however, that an Amortization Event shall not be deemed to occur if the Transferor has accepted the transfer of the related Receivable (or all of such Receivables, if applicable) during such period (or such longer period as the Trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the Agreement or the Purchase and Sale Agreement;

          (iii) any representation or warranty made by the Servicer, the Originator or the Transferor in the Agreement or the Purchase and Sale Agreement or any information required to be delivered by the Transferor shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer, the Originator or the Transferor, as applicable, and as a result of which the interests of the certificateholders are materially and adversely affected; provided, however, that such an Amortization Event shall not be deemed to have occurred if the Transferor has accepted the transfer of the related Receivable (or all of such Receivables, if applicable) during such period (or such longer period as the Trustee may specify) in accordance with the provisions of the Agreement;

          (iv) certain events of insolvency, conservatorship, receivership or bankruptcy with respect to the Originator, Bridgestone/Firestone or the Transferor;

          (v) the Portfolio Yield (see below) averaged over any three consecutive Collection Periods is less than the Base Rate;

          (vi) the Trust shall become an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

          (vii) the Transferor Amount (plus the amount available under the Transferor Letter of Credit and the B/F Amount) is less than __% of the aggregate invested amount of all outstanding Series of certificates issued by the Trust as of the last day of any Collection Period;

          (viii) the sum of the Transferor Amount plus the B/F Amount plus the Class B Invested Amount (plus the invested amount of the Series 1992-B Certificates and any subordinated class of certificates of additional Series which, when issued, is retained by the Transferor and with respect to which no legal opinion is delivered characterizing such certificates as indebtedness) is less than __% of the Aggregate Receivables as of the last day of any Collection Period; or

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          (ix) any Servicer Event of Default shall occur which would have a material adverse effect on the Certificateholders;

then, (a) in the case of any event described in subparagraphs (i), (ii),
(iii) or (ix), after the applicable grace period, if any, either the Trustee or the Certificateholders evidencing interests aggregating not less than 50% of the Invested Amount by written notice to the Transferor (and to the Trustee if given by the Certificateholders) may declare that an Amortization Event has occurred with respect to the Certificates as of the date of such notice, or (b) in the case of any event described in subparagraphs (iv) or
(vi) an Amortization Event with respect to all series of certificates, including the Certificates, or (c) in the case of subparagraphs (v), (vii) or
(viii), an Amortization Event with respect to the Certificates, shall occur immediately upon the occurrence of such event, without any notice or other action on the part of the Trustee or the Certificateholders. The Rapid Amortization Period will commence on the day on which an Amortization Event occurs or is deemed to occur. Monthly distributions of principal to the Class A Certificateholders will begin (if they have not already) on the Distribution Date with respect to the Collection Period in which an Amortization Event occurs or is deemed to have occurred. Following the final principal payment to the Class A Certificateholders, the Class B Certificateholders will begin to receive monthly distributions of principal. Thus, Class A and Class B Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Class A Certificates and Class B Certificates. If the only Amortization Event to occur is either the insolvency of the Transferor or the appointment of a receiver or bankruptcy trustee for the Transferor, the receiver or bankruptcy trustee for the Transferor may have the power to delay or prevent commencement of the Rapid Amortization Period.

     The term "Portfolio Yield" means, with respect to any Collection Period, the annualized percentage equivalent of a fraction the numerator of which is the amount of the Finance Charge Collections for such Collection Period (including merchant fees collected or accrued), calculated on a cash basis after subtracting Defaulted Receivables during such period, and the denominator of which is Aggregate Receivables.

     In addition to the consequences of an Amortization Event discussed above, if the Transferor or Bridgestone/Firestone voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of the Transferor or Bridgestone/Firestone, on the day of such appointment the Transferor will immediately cease transferring Receivables to the Trust and promptly give notice to the Trustee of such appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within a specified period by the certificateholders representing undivided interests aggregating more than 50% of the aggregate principal amount of each Series (or in the case of a series having more than one class of investor certificates, each class of such Series), the Trustee will sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as Collections and such proceeds will be distributed to certificateholders. If the portion of such proceeds allocable to the Certificateholders' Interest and the proceeds of any Collections in the Collection Account are not sufficient to pay in full the remaining amount due on the Class A and Class
B Certificates, the Class A and Class B Certificateholders will suffer a corresponding loss. See "Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy."

INDEMNIFICATION

     The Agreement will provide that, subject to certain exceptions specified therein, the Servicer will indemnify the Trust, for the benefit of certificateholders, and the Trustee, including its officers, directors and employees, from and against any loss (excluding any investment loss), liability, expense, damage or injury suffered or sustained and arising out of activities of the Trust or the Trustee (or such other Person) pursuant to the Agreement on any supplement, including those arising out of the Servicer's actions or omissions with respect to the Trust pursuant to the Agreement or any Supplement.

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     Under the Agreement, the Transferor and Bridgestone/Firestone will indemnify an injured party for the entire amount of any losses, claims, damages or liabilities arising out of or based on the Agreement or the actions of the Servicer taken pursuant to the Agreement as though the Agreement created a partnership under the Uniform Partnership Act. The Transferor and Bridgestone/Firestone will also indemnify each certificateholder for any such losses, claims, damages or liabilities (other than those incurred by a certificateholder as a result of defaults on the Receivables) except to the extent that they arise from any action by any certificateholder. In the event of a Service Transfer (defined below), the successor Servicer will indemnify the Transferor for any losses, claims, damages and liabilities of the Transferor as described in this paragraph arising from the grossly negligent actions or omissions of such successor Servicer.

     The Agreement provides that none of the Transferor, the Servicer or any of their directors, officers, employees or agents will be under any other liability to the Trust, the Trustee, the certificateholders, any Enhancement provider or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the Agreement. However, none of the Transferor, the Servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     In addition, the Agreement provides that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the Agreement. The Servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of certificateholders with respect to the Agreement and the rights and duties of the parties thereto and the interest of the certificateholders thereunder.

COLLECTION AND OTHER SERVICING PROCEDURES

     Pursuant to the Agreement, the Servicer will be responsible for servicing, collecting, enforcing and administering the Receivables in accordance with the policies and procedures and the degree of skill and care applied or exercised with respect to revolving credit receivables owned or serviced by the Servicer. The Servicer will be required to maintain fidelity bond coverage insuring against losses through wrongdoing of its officers and employees who are involved in the servicing of receivables covering such actions and in such amounts as the Servicer believes to be reasonable from time to time.

     Servicing activities performed by the Servicer with respect to the Accounts include collecting and recording payments, communicating with cardholders, investigating payment delinquencies, providing billing records to cardholders and maintaining internal records. Managerial and custodial services performed by the Servicer on behalf of the Trust include providing assistance in any inspections of the documents and records relating to the Accounts and Receivables by the Trustee pursuant to the Agreement, maintaining the agreements, documents and files relating to the Accounts and Receivables as custodian for the Trust and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee.

     The Agreement provides that the Servicer may delegate its duties under that agreement to any entity (a "Subservicer") that agrees to conduct such duties in accordance with the Agreement and the credit account guidelines set forth therein. CFNA shall initially act as a Subservicer. Notwithstanding any such delegation the Servicer will continue to be liable for all of its obligations under the Agreement.

SERVICER COVENANTS

     In the Agreement, the Servicer will covenant to the Certificateholders and the Trustee as to each Receivable and related Account that: (i) it will duly fulfill all obligations on its part to be fulfilled under or in connection with the Receivable or Account, and will maintain in effect all qualifications required in order to service the Receivable or Account and will comply with all requirements of law in connection with servicing the Receivable and the

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Account the failure to comply with which would have a material adverse effect on Certificateholders; (ii) it will not permit any rescission or cancellation of the Receivable, except as ordered by a court of competent jurisdiction and
(iii) it will do nothing to impair the rights of the Certificateholders in the Receivables and will not reschedule, revise or defer payments due on any Receivable, except in accordance with the Servicer's usual and customary servicing practices.

     Under the terms of the Agreement, the Servicer is obligated to accept the transfer of any Receivable if it discovers, or receives written notice from the Trustee, that (i) any covenant of the Servicer set forth above has not been complied with, with respect to such Receivable or (ii) the Servicer has not complied in all material respects with all requirements of law applicable to the Receivable or Account, and in either case such noncompliance has not been cured within 60 days thereafter and the Receivable has been charged off as uncollectible or the proceeds of the Receivable are not available to the Trust. Such assignment and transfer will be made when the Servicer deposits an amount equal to the amount of such Receivable (including monthly finance charges thereon through the end of the related Collection Period) in the Collection Account on the business day preceding the Distribution Date following the Collection Period during which such obligation arises. The amount of such deposit shall be deemed a payment in respect of the related Receivable and will be treated under the Agreement in the same manner as are payments received by the Servicer from cardholders under the Accounts. Any amounts so paid by the Servicer shall be allocated in respect of Finance Charge Collections and Principal Collections as provided in the Agreement.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation for its servicing activities is a monthly servicing fee (the "Servicing Fee") in an amount, on any Distribution Date, equal to the sum of, with respect to all Series, one-twelfth of the sum for each Series of the product of (a) the applicable servicing fee percentages with respect to each Series and (b) the sum of an allocable portion of the amount of the Transferor Amount and the B/F Amount and the aggregate invested amount with respect to each Series on the last day of the second preceding Collection Period. The Servicing Fee will be allocated among the Transferor Amount, the B/F Amount, the Certificateholders and certificateholders of all of the other Series. The portion of the Servicing Fee allocable to the Class A Interest on each Distribution Date (the "Class A Monthly Servicing Fee") to the Class B Interest on each Distribution Date (the "Class B Monthly Servicing Fee") and to the Class C Interest on each Distribution Date (the "Class C Monthly Servicing Fee") generally will be equal to one-twelfth of the product of 2.00% per annum and the amount of the Class A Invested Amount, the Class B Invested Amount or the Class C Invested Amount, as the case may be, on the last day of the second preceding Collection Period (in the case of the first Distribution Date, the initial principal amount of the Class A Certificates, Class B Certificates or the Class C Certificates, as the case may be). The remaining portion of the Servicing Fee will be allocable to the Transferor Amount and the B/F Amount. The Class A Monthly Servicing Fee, Class B Monthly Servicing Fee and the Class C Servicing Fee will be paid with respect to each Collection Period from the Collection Account (unless such amount has been netted against deposits to the Collection Account) as described under "Distributions from the Collection Account" above.

     The Servicer may perform any of its obligations under the Agreement through one or more subservicers. The Servicer shall remain liable for its servicing duties and obligations as if the Servicer alone were servicing the Receivables. The Servicer shall be responsible for the fees and expenses of any such subservicer.

     The Servicer will pay from its servicing compensation certain expenses incurred in connection with servicing the Accounts and the Receivables including, without limitation, expenses related to enforcement of the Receivables, payment of fees and disbursements of the Trustee and independent accountants, payment of fees and expenses of any subservicer and all other fees and expenses which are not expressly stated in the Agreement to be payable by the Trust or the Certificateholders other than Federal, state and local income and franchise taxes, if any, of the Trust.

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CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer may not resign from its obligations and duties under the Agreement, except upon determination that such duties are no longer permissible under applicable law or upon the appointment of a successor Servicer in the business of servicing credit card receivables with a net worth of at least $100,000,000 and delivery of written confirmation that the ratings of the Certificates will not be withdrawn or reduced as a result of such Service Transfer (defined below) and that there will not be a material adverse impact on the Federal income tax characteristics of the Certificates. No such resignation will become effective until the Trustee or a successor to the Servicer has assumed the Servicer's responsibilities and obligations under the Agreement. Under circumstances described in "--Conveyance of Accounts" below, the obligation of the Servicer may be transferred to a new servicer.

     Any person into which, in accordance with the Agreement, the Transferor or the Servicer may be merged or consolidated or any person resulting from any merger or consolidation to which the Transferor or the Servicer is a party, or any person succeeding to the business of the Transferor or the Servicer, will be the successor to the Transferor or the Servicer, as the case may be, under the Agreement.

SERVICER EVENTS OF DEFAULT

     Pursuant to the terms of the Agreement, a "Servicer Event of Default" refers to any of the following events:

          (i) failure by the Servicer to make any payment, transfer or deposit, or to give instructions to the Trustee to make any withdrawal, on the date the Servicer is required to do so under the Agreement or any Supplement (or within a five business day grace period);

          (ii) failure on the part of the Servicer to observe or perform any other term, covenant, condition or agreement provided for in the Agreement or any Supplement or breach by the Servicer of any representation or warranty in the Agreement if such failure or breach has a material adverse effect on the certificateholders, which continues unremedied for a period of 60 days after the earlier of discovery by the Servicer or the date on which written notice has been given and which continues to materially adversely affect the rights of the certificateholders of any Series then outstanding for such period, or the Servicer assigns its duties under the Agreement, except as specifically permitted thereunder;

          (iii) any representation, warranty or certification made by the Servicer in the Agreement or any Supplement or in any certificate delivered pursuant to the Agreement or any Supplement proves to have been incorrect when made, which has a material adverse effect on the rights of the certificateholders, and which material adverse effect continues for the certificateholders for a period of 60 days after written notice and which continues to materially adversely affect the rights of the certificateholders of any Series then outstanding for such period; and

          (iv) the occurrence of certain events of bankruptcy, insolvency or receivership of the Servicer.

     In the event of any Servicer Event of Default, either the Trustee or certificateholders evidencing undivided interests aggregating more than 50% of the aggregate invested amount of all Series, by written notice to the Servicer (and to the Trustee, if given by the certificateholders), may terminate all of the rights and obligations of the Servicer, in its capacity as servicer under the Agreement, to all of the Receivables held by the Trust with respect to all Series, and the proceeds thereof, and appoint a new Servicer (a "Service Transfer"). The Transferor may grant to any Enhancement provider the right to exercise such rights on behalf of any related Series. The Trustee shall as promptly as possible appoint (with the consent of the Originator) a successor Servicer and if no successor Servicer has been appointed by the Trustee and has accepted such appointment by the time the Servicer ceases to act as Servicer, all authority, power and obligations of the Servicer under the Agreement will pass to, and be vested

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in, the Trustee.  Prior to any Service Transfer, the Trustee will seek to obtain bids from potential Servicers meeting certain eligibility requirements set forth in the Agreement to serve as a successor Servicer for servicing compensation not in excess of the Servicing Fee. In the event that a successor Servicer has not been appointed and has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action will automatically be appointed the successor Servicer. Notwithstanding the above, the Trustee will, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established financial institution having a net worth of not less than $100,000,000 and whose regular business includes the servicing of credit card receivables as the successor Servicer.

     Upon its appointment, the successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under the Agreement and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions thereof, and all references in the Agreement to the Servicer will be deemed to refer to the successor Servicer. The successor Servicer shall expressly be authorized to delegate any of its duties under the Agreement to the Servicer on and after the date of any transfer of servicing pursuant to the Agreement.

     In connection with such appointment and assumption, the successor Servicer shall be entitled to servicing compensation not in excess of the Servicing Fee. The Transferor and Bridgestone/Firestone have agreed that if a successor Servicer shall be appointed, such successor Servicer may withhold from amounts otherwise payable to the Transferor or Bridgestone/Firestone an amount equal to the Monthly Servicing Fee with respect to the Transferor Interest and the B/F Interest for such related Collection Period.

REPORTS TO CERTIFICATEHOLDERS

     No later than the second business day prior to each Distribution Date, the Servicer will forward to the Trustee a statement (the "Monthly Servicer's Certificate") prepared by the Servicer setting forth certain information with respect to the Trust and the Certificates, including, among other things: (a) the aggregate amount of Collections, the aggregate amount of Finance Charge Collections and the aggregate amount of Principal Collections processed during the immediately preceding Collection Period; (b) the Class A Floating Allocation Percentage, the Class B Floating Allocation Percentage and the Class C Floating Allocation Percentage for such Collection Period and, during the Controlled Amortization Period and any Rapid Amortization Period, the Fixed Allocation Percentage; (c) the aggregate outstanding balance of the Accounts which were delinquent by 30 days to 60 days and by 61 days or more as of the end of the immediately preceding Collection Period; (d) the Class
A Investor Default Amount, Class B Investor Default Amount and the Class C Investor Default Amount for such Distribution Date; (e) the amount of Class
A Investor Charge-Offs, Class B Investor Charge-Offs and Class C Investor Charge-Offs and the amount of reimbursements of each for such Distribution Date; (f) the amount of the Class A Monthly Servicing Fee, Class B Monthly Servicing Fee and Class C Monthly Servicing Fee for such Distribution Date;
(g) the existing Deficit Controlled Amortization Amount; (h) the Aggregate Receivables at the close of business on the last day of the Collection Period preceding such Distribution Date; (i) the Class A Invested Amount, the Class B Invested Amount and the Class C Invested Amount at the close of business on the last day of the Collection Period immediately preceding such Distribution Date; and (j) the amount of Reallocated Principal Collections for such Distribution Date. The Trustee will make such statement available to the Certificateholders upon request.

     On each Distribution Date, the Paying Agent, on behalf of the Trustee, will forward to each Class A Certificateholder and Class B Certificateholder of record a statement (the "Payment Date Statement") prepared by the Servicer setting forth the information with respect to the Offered Certificates set forth in the Monthly Servicer's Certificate supplied to the Trustee as described in the preceding paragraph since the immediately preceding Distribution Date and the following additional information (which, in the case of (a), (b) and (c) below, will be stated on the basis of an original principal amount of $1,000 per Class A Certificate or Class B Certificate, as applicable): (a) the total amount distributed; (b) the amount of such distribution allocable to principal on the Offered Certificates; (c) the amount of such distribution allocable to interest on the Offered Certificates;
(d) the amount, if any, by which the principal balance of the Class A Certificates exceeds the Class A Invested Amount and the Class

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B Certificates exceed the Class B Invested Amount as of the Record Date with respect to such Distribution Date, as the case may be; and (e) the "Class A Pool Factor" and "Class B Pool Factor" as of the end of the Record Date with respect to such Distribution Date (consisting of an eight-digit decimal expressing the Class A Invested Amount or Class B Invested Amount, as applicable, as of such Record Date (determined after taking into account any increase or decrease in the Class A Invested Amount or Class B Invested Amount, as applicable, which will occur on the following Distribution Date) as a proportion of the Class A Initial Invested Amount or Class B Initial Invested Amount). The Payment Date Statement and the Monthly Servicer's Certificate will be available to Certificate Owners, as described under "Special Considerations--Book Entry Registration" and "Available Information."

     On or before January 31 of each calendar year, the Paying Agent, on behalf of the Trustee, will furnish or cause to be furnished to each person who at any time during the preceding calendar year was a Certificateholder of record (or, if so provided in applicable Treasury regulations, made available to Certificate Owners) a statement prepared by the Trustee containing the information required to be provided by an issuer of indebtedness under the Code for such calendar year or the applicable portion thereof during which such person was a Certificateholder, together with such other customary information as the Servicer deems necessary or desirable to enable the Certificateholders to prepare their tax returns. See "Certain Federal Income Tax Consequences."

EVIDENCE AS TO COMPLIANCE

     The Agreement provides that on or before March 31 of each calendar year, the Servicer will cause a firm of independent public accountants to furnish a report to the effect that such firm has applied certain agreed-upon procedures to certain documents and records relating to the servicing of the Receivables and that, based upon such agreed-upon procedures, no matters came to their attention that caused them to believe that such servicing was not conducted in compliance with certain applicable terms and conditions set forth in the Agreement except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such statement. In addition, on or before March 31 of each calendar year such accountants will compare the mathematical calculations of the amounts contained in the Monthly Servicer's Certificates and other certificates delivered during such year with the computer reports of the Servicer and statements of any agents engaged by the Servicer to perform servicing activities which were the source of such amounts and deliver a certificate to the Trustee confirming that such amounts are in agreement except for such exceptions as they believe to be immaterial and such other exceptions which shall be set forth in such report.

     The Agreement provides for delivery to the Trustee on or before March
31 of each calendar year, of a statement signed by an officer of the Servicer to the effect that the Servicer has, or has caused to be, fully performed its obligations in all material respects under the Agreement throughout the preceding year or, if there has been a default in the performance of any such obligation, specifying the nature and status of the default.

     Copies of all statements, certificates and reports furnished to the Trustee may be obtained by a request in writing delivered to the Trustee.

CONVEYANCE OF ACCOUNTS

     Subject to the conditions set forth in the succeeding sentence, the Originator may transfer or otherwise convey its interest in the Accounts, including the Receivables in such Accounts (subject to the interest of the Transferor and the Trustee on behalf of the certificateholders), in whole or in part. The Originator will be permitted to convey Accounts only upon satisfaction of the following conditions: (i) the acquiring person will (a) be organized and existing under the laws of the United States of America or any state or the District of Columbia, and be a bank or other entity that is not subject to the Bankruptcy Code of 1978 which may be established by and owned by Bridgestone/Firestone, and (b) expressly assume by an agreement supplemental to the Purchase and Sale Agreement the performance of the Originator's obligations with respect to such Accounts; (ii) the Transferor will deliver to the Trustee opinions of counsel (a) stating that all conditions precedent to the conveyance have been complied with and (b) to the effect that the conveyance will not adversely affect the treatment of the Certificates as debt for Federal

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and applicable state income tax purposes or materially adversely impact the
Federal income tax consequences that affect any certificateholder and generally to the effect that the transfer would not affect the Federal income tax ownership of the Receivables; and (iii) the Transferor will obtain from each Rating Agency a letter confirming that the rating of all outstanding Series of certificates, after such conveyance, will not be lowered or withdrawn.

AMENDMENTS

     The Agreement and any Supplement may be amended by the Transferor, the Servicer and the Trustee, without certificateholder consent, to cure any ambiguity, to correct or supplement any provision therein which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Agreement or any Supplement which are not inconsistent with the provisions of the Agreement or any Supplement; provided, however, that such action shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any of the holders of certificates.

     The Agreement and any Supplement may also be amended from time to time by the Servicer, the Transferor and the Trustee, without the consent of any of the certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement, or of modifying, in any manner the rights of the holders of certificates; provided that (i) the Servicer will have provided an officer's certificate to the Trustee and any Enhancement provider to the effect that such amendment will not materially and adversely affect the interests of the certificateholders, (ii) such amendment will not, as evidenced by an opinion of counsel, cause the Trust to be characterized for Federal income tax purposes as an association taxable as a corporation or otherwise have any material adverse impact on the Federal income taxation of any outstanding Series of certificates or any Certificate Owner and (iii) the Rating Agencies shall confirm that such amendment will not cause a reduction or withdrawal of the rating of any outstanding Series of certificates; provided, further, that such amendment will not reduce in any manner the amount of, or delay the timing of, distributions which are required to be made on any certificate of such Series without the consent of the related certificateholder, change the definition of or the manner of calculating the interest of any certificateholder of such Series without the consent of the related certificateholder or reduce the percentage pursuant to the next paragraph required to consent to any such amendment, in each case without the consent of all such certificateholders; provided, further, that (x) the transfer of the Accounts and/or the servicing functions with respect thereto as described above under "--Conveyance of Accounts" and the appointment of an entity as Servicer under the Agreement in connection with such transfer, (y) any transaction effected in accordance with the merger and consolidations provisions of the Agreement relating to the Servicer, (z) any other transactions related, supplemental or incidental thereto will be deemed not to materially and adversely affect the interests of the certificateholders and will not require the delivery of an officer's certificate pursuant to clause (i) above.

     The Agreement and any Supplement may be amended by the Transferor, the Servicer and the Trustee with the consent of the holders of certificates evidencing undivided interests aggregating not less than 662/3% of the principal amount of all Series adversely affected, for the purpose of adding any provisions to, changing in any manner or eliminating any of the provisions of the Agreement or any Supplement or of modifying in any manner the rights of certificateholders of any Series then issued and outstanding. No such amendment, however, may (i) reduce in any manner the amount of, or delay the timing of, distributions required to be made on such Series, (ii) change the definition or the manner of calculating the interest of any certificateholder of such Series, or (iii) reduce the aforesaid percentage of undivided interests the certificateholders of which are required to consent to any such amendment, in each case without the consent of all certificateholders of all Series adversely affected. Promptly following the execution of any amendment to the Agreement or any Supplement, the Trustee will furnish written notice of the substance of such amendment to each certificateholder of all Series (or with respect to an amendment of a Supplement, to the applicable Series).

     Pursuant to the Series Supplement providing for the issuance of the Series 1992-B Certificates, the enhancement providers with respect to the Series 1992-B Certificates (of which there are two providing unequal

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amounts of enhancement) shall be entitled to vote as if such enhancement providers were Certificateholders under the Agreement to the exclusion of the holders of the Series 1992-B Certificates.

LIST OF CLASS A AND CLASS B CERTIFICATEHOLDERS

     Upon written request of three or more Class A Certificateholders of record or any Class A Certificateholder or group of Class A Certificateholders of record representing undivided interests in the Trust aggregating not less than 5% of the Class A Invested Amount, the Trustee will afford such Class A Certificateholders access during business hours to the current list of Class A Certificateholders of the Trust for purposes of communicating with other Class A Certificateholders with respect to their rights under the Agreement.

     Upon written request of three or more Class B Certificateholders of record or any Class B Certificateholder or group of Class B Certificateholders of record representing undivided interests in the Trust aggregating not less than 5% of the Class B Invested Amount, the Trustee will afford such Class B Certificateholders access during business hours to the current list of Class B Certificateholders of the Trust for purposes of communicating with other Class B Certificateholders with respect to their rights under the Agreement.

     The Agreement does not provide for any annual or other meetings of Class A and Class B Certificateholders.

THE TRUSTEE

     The Fuji Bank and Trust Company is Trustee under the Agreement. The Transferor, the Servicer and their respective affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Transferor, the Servicer and any of their respective affiliates may hold Certificates in their own names; however, any Certificates so held shall not be entitled to participate in any decisions made or instructions given to the Trustee by the Certificateholders as a group. The Trustee's address is Two World Trade Center, 81st Floor, New York, New York 10048, Attention: Trust Administration Department.

     For purposes of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint a co-trustee or separate trustees of all or any part of the Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee will be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee will be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event the Transferor will be obligated to appoint a successor Trustee. The Servicer may also remove the Trustee, if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee does not become effective until acceptance of the appointment by the successor Trustee.

                         DESCRIPTION OF THE PURCHASE
                              AND SALE AGREEMENT

     The Receivables originated under the Accounts established under the Credit Card Program transferred to the Trust by the Transferor and existing as of the Cut-Off Date and Receivables originated under the Accounts established under the Credit Card Program transferred to the Trust by the Transferor and originated after the Cut-Off Date have or will be purchased by the Transferor from the Originator pursuant to the Purchase and Sale Agreement. The Receivables originated under the Additional Accounts will also be purchased by the Transferor from the Originator pursuant to the Purchase and Sale Agreement. (A copy of the Purchase and Sale Agreement

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is filed as an exhibit to the Registration Statement of which this Prospectus is a part.) The following summary describes certain terms of the Purchase and Sale Agreement.

SALE OF RECEIVABLES

     Under the Purchase and Sale Agreement, the Originator has sold Receivables originated on and before the Cut-Off Date and, provided that the Transferor is not in default thereunder and that no Servicer Event of Default shall have occurred, for so long as any Series of certificates is outstanding, the Originator will sell, as applicable, to the Transferor all its right, title and interest in and to the Receivables originated under the Accounts existing on and originated after the Cut-Off Date. Pursuant to the Agreement, all such Receivables will be transferred by the Transferor to the Trust, and the Transferor will assign its rights in, to and under the Purchase and Sale Agreement with respect to such Receivables to the Trust. The purchase price of the purchased Receivables will be payable by the Transferor in cash.

     The Purchase and Sale Agreement provides that the Originator may convey its interest in the Accounts (subject to the interest of the Transferor and the Trustee on behalf of certificateholders). See "Description of the Offered Certificates and the Agreement--Conveyance of Accounts" above.

     In connection with the Purchase and Sale Agreement, the Originator has indicated and will indicate in its records, including any computer files, that the Receivables arising under the Accounts have been or will be sold to the Transferor by the Originator and that such Receivables have been transferred by the Transferor to the Trust. The records and agreements relating to such Accounts and Receivables will not be segregated by Bridgestone/Firestone from other documents and agreements relating to other charge accounts and receivables and will not be stamped or marked to reflect the sale thereof to the Transferor. The Originator has filed UCC financing statements meeting the requirements of state law in Ohio with respect to such Receivables. See "Special Considerations--Certain Legal Aspects" and "Certain Legal Aspects of the Receivables."

REPRESENTATIONS AND WARRANTIES

     The Originator represents and warrants to the Transferor to the effect, among other things, that as of the Closing Date: (a) the Originator is duly organized and validly existing in good standing under the laws of the United States as a national banking association, (b) the Purchase and Sale Agreement constitutes a legal, valid and binding obligation of the Originator and (c) the sale by the Originator of Receivables pursuant to the Purchase and Sale Agreement and the performance of its obligations has been duly authorized by all requisite corporate action.

     The Originator has also agreed to indemnify the Transferor and to hold the Transferor harmless from and against any and all losses, damages and expenses (including reasonable attorneys' fees) suffered or incurred by the Transferor as a result of the breach by the Originator of any representation, warranty, covenant or agreement set forth in the Purchase and Sale Agreement.

     In addition, the Originator expressly acknowledges and consents to the Transferor's assignment of its rights relating to the interests sold by the Originator under the Purchase and Sale Agreement to the Trustee for the benefit of the Certificateholders.

TERMINATION

     If pursuant to certain provisions of Federal law, the Originator becomes party to any insolvency or similar proceeding (other than as a claimant) and, if such proceeding is not voluntary and it is not dismissed within 90 days of its institution, or if a receiver is appointed for the Originator, the Originator will immediately cease selling Receivables to the Transferor.

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
                   CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

TRANSFER OF RECEIVABLES

     At the time of the formation of the Trust, pursuant to the Purchase and Sale Agreement, the Originator sold to the Transferor all its right, title and interest in and to those Receivables existing under the Eligible Accounts as of the Cut-Off Date and, provided that the Transferor is not in default thereunder and no Servicer Event of Default shall have occurred, its right, title and interest to those Receivables arising under the Eligible Accounts from time to time thereafter. The Transferor conveyed to the Trust, without recourse, all Receivables existing under the Eligible Accounts, as of the Cut-Off Date and thereafter created. The Transferor has covenanted and warranted that such transfer constitutes either a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in and to the Receivables, except for the interest of the Transferor as holder of the Exchangeable Transferor Certificate, or a grant of a security interest to the Trust in and to the Receivables. The Transferor also covenanted and warranted to the Trust in the Agreement that, in the event the transfer of Receivables by the Transferor to the Trust is deemed to create a security interest under the UCC and assuming that the Transferor is not at the time the subject of any insolvency proceedings, there exists a valid, subsisting and enforceable first priority perfected security interest in the Receivables in existence since the time of the formation of the Trust in favor of the Trust and a valid, subsisting and enforceable first priority perfected security interest in the Receivables created thereafter and, with certain exceptions, and for certain limited time periods, the proceeds thereof, in favor of the Trust on and after their creation. For a discussion of the Trust's rights arising from these covenants and warranties not being satisfied, see "Description of the Offered Certificates and the Agreement--Covenants, Representations and Warranties."

     The Receivables are "accounts" or "general intangibles" as defined in
Article 9 of the UCC. To the extent the Receivables constitute accounts, both the absolute transfer of such Receivables and the transfer of such Receivables as security for an obligation are treated under Article 9 of the UCC as creating a security interest therein and are subject to its provisions, including the filing of financing statements to perfect the Trust's security interest. To the extent Receivables constitute general intangibles and the transfer of such Receivables is deemed to be a transfer as security for an obligation, Article 9 of the UCC is applicable to the same extent as it is applicable to Receivables constituting accounts. Financing statements covering the Receivables will be filed under the UCC as in effect in Massachusetts to protect the Transferor and the Trust. In the event the transfer by the Transferor to the Trust of any general intangibles is deemed to be an absolute transfer, then the UCC is not applicable, and no further action is required to perfect the Trustee's interest in such Receivables from third party claims.

     There are certain limited circumstances under the UCC in which prior or subsequent transferees of Receivables coming into existence after the Closing Date could have an interest in such Receivables with priority over the Trust's interest. A tax or other government lien on property of the Transferor arising prior to the time a Receivable comes into existence may also have priority over the interest of the Trust in such Receivables. In addition, under the Agreement, the Transferor will covenant to accept the reassignment of the Receivables in any Account containing a Receivable transferred to the Trust that is not free and clear of the lien of any third party, except certain permitted tax liens. Furthermore, the Transferor covenants that it will not sell, pledge, assign, transfer or grant any lien on any Receivable (or any interest therein) other than to the Trust.

     Unless continuation statements are filed within five years of the original filings the time specified in the UCC in respect of the security interest of either the Transferor or the Trust in the Receivables, the perfection of such security interest will lapse. Pursuant to the Agreement, the Servicer will be required to cause such statements to be filed.

     Because the Trust's interest in certain of the Receivables is dependent upon the Transferor's interest in such Receivables, any adverse change in the priority or perfection of the Transferor's security interest would correspondingly affect the Trust's interest in the affected Receivables.

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     Collections of Receivables will, except in certain circumstances, be available for use by the Servicer until deposited into the Collection Account on the business day preceding each Distribution Date. In the event of insolvency or receivership of the Servicer or, in certain circumstances, the lapse of certain time periods, the Trust may not have a perfected interest in such cash Collections.

CERTAIN MATTERS RELATING TO BANKRUPTCY

     The Agreement provides that, upon the appointment of a receiver or bankruptcy trustee for the Transferor or Bridgestone/Firestone, the Transferor or Bridgestone/Firestone, respectively, will promptly give notice thereof to the Trustee, and an Amortization Event with respect to all Series will occur. Under the Agreement no new Receivables will be transferred to the Trust and, unless otherwise instructed within a specified period by the holders of certificates representing undivided interests aggregating more than 50% of the aggregate principal amount of each Series or unless otherwise required by the receiver or bankruptcy trustee for the Transferor, the Trustee will proceed to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale of the Receivables would then be treated by the Trustee as Collections on the Receivables. If the only Amortization Event to occur is the appointment of a receiver or bankruptcy trustee for the Transferor, such receiver or bankruptcy trustee may have the power to continue to require the Transferor to continue to transfer new Receivables to the Trust, as applicable, and to prevent the early sale, liquidation or disposition of the Receivables and the commencement of a Rapid Amortization Period. See "Description of the Offered Certificates and the Agreement--Amortization Events."

CONSUMER PROTECTION AND BANKING LAWS

     The relationship between the consumer and the provider of consumer credit is extensively regulated by Federal and state consumer protection laws. With respect to the credit cards issued under the Credit Card Program the most significant Federal laws include the Federal Truth-In-Lending, Equal Credit Opportunity Acts, Fair Credit Billing, Fair Credit Reporting, Fair Credit and Charge Card Disclosure and Fair Debt Collection Practices Acts and state consumer protection and retail installment sales laws. Such statutes may also apply to the credit cards issued under Other Programs. These statutes impose disclosure requirements before and when an Account is opened and at the end of monthly billing cycles. In addition, cardholders are entitled under these laws to have payments and credits applied to the account promptly and to require billing errors to be resolved promptly. The Trust may be liable for certain violations of consumer protection laws that apply to the Receivables, either as assignee from the Transferor with respect to obligations arising before transfer of the Receivables to the Trust or as the party directly responsible for obligations arising after the transfer. In addition, cardholders may be entitled to assert such violations by way of set off against the obligation to pay the amount of Receivables owing. The Transferor has agreed to accept the transfer of all Receivables that were not created in compliance in all material respects with the requirements of such laws. The Servicer has also agreed in the Agreement to indemnify the Trust, among other things, for any liability arising from such violations. For a discussion of the Trust's rights if the Receivables were not created in compliance in all material respects with applicable laws, see "Description of the Offered Certificates and the Agreement--Covenants, Representations and Warranties."

     Application of Federal and state bankruptcy and debtor relief laws would affect the interests of the Certificateholders, if such laws result in any Receivables being charged off as uncollectible in excess of the Class B Invested Amount available to be allocated to the Class A Certificates and in excess of the Class C Invested Amount available to be allocated to the Class B Certificates. See "Description of the Offered Certificates and the Agreement--Defaulted Receivables; Recoveries; Rebates and Fraudulent Charges."

     The Originator, and the Originator's extension of credit under the Credit Card Program, is extensively regulated under Federal law. Any change in such laws, or in the rules, regulations and decisions (both judicial and administrative) thereunder, could affect the Servicer's ability to collect the Receivables or maintain previous levels of monthly finance and other charges.

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
PROPOSED LEGISLATION

     Congress and the states may enact new laws and amendments to existing laws to regulate further the consumer revolving credit industry or to reduce finance charges or other fees or charges applicable to consumer revolving credit accounts. The potential effect of any such legislation could be to reduce the yield on the Accounts. If such yield is reduced, an Amortization Event could occur, and the Rapid Amortization Period would commence. See "Description of the Offered Certificates--Amortization Events."

LEGAL MATTERS AND LITIGATION

     Pursuant to the Pooling and Servicing Agreement, if the interest of the Certificateholders in a Receivable is materially adversely affected by the failure of the Receivable to comply in all material respects with applicable requirements of law, the interest of such Certificateholders in all Receivables in the affected Account will be reassigned to the Transferor. On each Series Closing Date, the Transferor will make certain other representations and warranties relating to the validity and enforceability of the Accounts and the Receivables. The sole remedy, if any such representation or warranty is breached and such breach has a material adverse effect on the interest of Certificateholders in any Receivable and continues beyond the applicable cure period, is that the interest of the Certificateholders in the Receivables affected thereby will be reassigned to the Transferor or assigned to the Servicer, as the case may be. In addition, in the event of the breach of certain representations and warranties, the Transferor may be obligated to accept the reassignment of all of the Receivables in the Accounts in the Trust portfolio.

CLAIMS AND DEFENSES OF CARDHOLDERS AGAINST TRUST

     The UCC provides that (a) unless an obligor has made an enforceable agreement not to assert defenses or claims arising out of a sale, the rights of the Trust, as assignee, are subject to all the terms of the contract between the Originator and the obligor and any defense or claim arising therefrom and to any other defense or claim of the obligor against the Originator which accrues before the obligor receives notification of the assignment and (b) any obligor is authorized to continue to pay the Originator until (i) the obligor receives notification, reasonably identifying the rights assigned, that the amount due or to become due has been assigned and that payment is to be made to the Trustee and (ii) if requested by the obligor, the Trustee has furnished reasonable proof of the assignment.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Set forth below is a discussion of certain Federal income tax consequences to Certificate Owners who are original owners of the Offered Certificates and hold the Offered Certificates as capital assets under the Internal Revenue Code of 1986, as amended (the "Code"). This discussion does not purport to be complete or to deal with all aspects of Federal income taxation that may be relevant to Certificate Owners in light of their particular circumstances, nor to certain types of Certificate Owners subject to special treatment under the Federal income tax laws (for example, banks and life insurance companies). This discussion is based upon present provisions of the Code, the regulations promulgated thereunder and judicial and ruling authorities, all of which are subject to change, which change may be retroactive. PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP OR DISPOSITION OF INTERESTS IN THE CLASS A CERTIFICATES, AS WELL
AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

     Characterization of the Offered Certificates as Indebtedness. The Transferor, the Trustee, the Class A Certificateholders and the Class B Certificateholders express in the Agreement their intent that, for tax purposes

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
the Offered Certificates will be indebtedness secured by the Receivables.
The Transferor, the Class A Certificateholders and the Class B Certificateholders, by acquiring an interest in an Offered Certificate, agree to treat the Offered Certificates as indebtedness for Federal, state and local tax purposes. However, because different criteria are used to determine the non-tax accounting characterization of the transaction, the Transferor will treat the transaction, for financial accounting purposes, as a sale of an ownership interest in the Receivables and not as the issuance of a debt obligation.

     Based upon the application of existing law to the facts of the transaction as set forth in the Agreement and other relevant documents, Brown & Wood, special tax counsel to the Transferor ("Tax Counsel"), has advised the Transferor that the Offered Certificates will be treated for Federal income tax purposes as indebtedness. However, opinions of counsel are not binding on the Internal Revenue Service (the "IRS"), and there can be no assurance that the IRS could not successfully challenge this conclusion.

     In general, the characterization of a transaction for Federal income tax purposes is based upon economic substance, and the substance of the transaction in which the Offered Certificates are issued is consistent with the treatment of the Offered Certificates as debt for Federal income tax purposes. Although there are certain judicial precedents holding that under appropriate circumstances a taxpayer should be required to treat a transaction in accordance with the form chosen by the taxpayer, regardless of the transaction's substance, the operative provisions of the transaction and the Agreement are not inconsistent with treating the Offered Certificates as debt and, accordingly, these authorities would not be applied to require sale characterization.

     Based on the foregoing, Tax Counsel has concluded that the characterization of the Offered Certificates, for Federal income tax purposes, would be governed by the substance of the transaction, which is the issuance of debt.

     Other Characterizations of the Offered Certificates. If the Agreement does not create a debt obligation for Federal income tax purposes, the arrangement among the Transferor, the Class A Certificateholders and the Class B Certificateholders could be classified, for Federal income tax purposes, alternatively as a partnership, a publicly traded partnership taxable as a corporation, or as an association taxable as a corporation. Because, in the opinion of Tax Counsel, the Offered Certificates will be characterized as debt for Federal income tax purposes, no attempt will be made to comply with any reporting or tax payment requirements which might be applicable if the arrangement between the Transferor and the Certificate Owners were treated as creating a partnership or a corporation. No IRS ruling on the Federal income tax characterization of the arrangement among the Transferor, the Class A Certificateholders and the Class B Certificateholders will be sought.

     If the arrangement created by the Agreement were characterized as a partnership among the Transferor and the Certificate Owners, such a partnership would not be subject to Federal income tax, but each item of income, gain, loss, deduction and credit generated through the ownership of the Receivables by such a partnership would generally be passed through to the Transferor and the Certificate Owners as partners in such a partnership according to their respective interests therein. The amount, timing, and character of income reportable by the Certificate Owners as partners could differ materially from the income reportable by the Certificate Owners if the Offered Certificates are characterized as debt.

     If the arrangement were treated as a publicly traded partnership taxable as a corporation or as an association taxable as a corporation, it would be subject to Federal income tax at corporate tax rates on its taxable income generated by ownership of the Receivables. Such a tax could result in reduced distributions to Certificate Owners. Distributions to the Transferor and, unless the Offered Certificates were treated as debt of the corporation if the arrangement were treated as an association taxable as a corporation, to the Certificate Owners, would not be deductible in computing the taxable income of the corporation. In addition, if the Offered Certificates were not treated as debt of the corporation, all or a portion of any such distributions would, to the extent of the current and accumulated earnings and profits of such corporation, be treated as dividend income to the Certificate Owners.

     In addition, if the arrangement were treated as a publicly traded partnership, any income allocated to a Certificate Owner that is a tax-exempt entity will constitute "unrelated business taxable income", at least where the publicly traded partnership is taxed as a partnership.

TAXATION OF INTEREST AND DISCOUNT INCOME OF CERTIFICATE OWNERS

     Assuming that the Certificate Owners are owners of debt obligations for Federal income tax purposes, interest generally will be taxable as ordinary income for Federal income tax purposes when received by the Certificate Owners utilizing the cash method of accounting and when accrued by Certificate Owners utilizing the accrual method of accounting. Interest received on the Offered Certificates may also constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     While it is not anticipated that the Offered Certificates will be issued at a greater than de minimis discount, under the Treasury regulations (the "OID Regulations"), it is possible that the Offered Certificates could nevertheless be deemed to have been issued with original issue discount ("OID"). This could be the case, for example, if interest payments were not deemed to be "qualified periodic interest payments" because, for example, the initial interest period was longer than subsequent interest periods. If such regulations were to apply, in general, all of the taxable income to be recognized with respect to the Offered Certificates would be includible in income of Certificate Owners as OID, but would not be includible again when the interest is actually received. If the Offered Certificates are in fact issued at a greater than de minimis discount or are treated as having been issued with OID under the OID Regulations, the following general rules will apply.

     The excess of the "stated redemption price at maturity" of the Class A Certificates or Class B Certificates, as applicable, (generally equal to their principal amount as of the date of original issuance plus all interest other than "qualified periodic interest payments" payable prior to or at maturity) over the applicable original issue price (in this case, the initial offering price at which a substantial amount of the Class A or Class B Certificates, as applicable, are sold to the public) will constitute OID.
A Certificate Owner must include OID in income over the term of the Offered Certificates under a constant yield method. In general, OID must be included in income in advance of the receipt of cash representing that income. In the case of a debt instrument as to which the repayment of principal may be accelerated as a result of the prepayment of other obligations securing the debt instrument, the periodic accrual of OID is determined by taking into account both the prepayment assumptions used in pricing the debt instrument and the prepayment experience. If this provision applies to the Offered Certificates, the amount of OID which will accrue in any given "accrual period" may either increase or decrease depending upon the actual prepayment rate.

     Certificate Owners should be aware that the resale of an Offered Certificate may be affected by the market discount rules of the Code. These rules generally provide that, subject to a de minimis exception, if a holder of an Offered Certificate acquires it at a market discount (i.e., at a price below its stated redemption price at maturity or its "revised issue price" if it was issued with OID) and thereafter recognizes gain upon a disposition of the Offered Certificate, the lesser of such gain or the portion of the market discount that accrued while the Offered Certificate was held by such holder will be treated as ordinary interest income realized at the time of the disposition.

     Each Certificate Owner should consult his own tax advisor regarding the impact of the original issue discount and market discount rules.

SALES OR DEEMED SALES OF OFFERED CERTIFICATES

     In general, a Certificate Owner will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of an Offered Certificate measured by the difference between (i) the amount of cash and the fair market value of any property received (other than amounts attributable to, and taxable as, accrued stated interest) and (ii) the owner's tax basis in the Class A Certificate or Class B Certificate, as applicable (as increased by any OID or market discount previously included in income by the holder and decreased by any deductions previously allowed for amortizable bond premium and by any payments reflecting principal or OID received with respect to such Class A Certificate or Class B Certificate, as applicable). Subject to the market discount rules discussed above and to the one-year holding requirement for long-term capital gain treatment, any such gain or loss generally will be long-term capital gain or loss, provided that the Class A Certificate or Class B Certificate, as applicable was held as a capital asset. The Federal income tax rates applicable to capital gains for taxpayers other than individuals, estates and trusts are currently the same as those applicable to ordinary income; however, the maximum ordinary income rate for individuals, estates and trusts has increased to 39.6%, whereas the maximum long-term capital gains rate for such taxpayers remains at 28%. Moreover, capital losses generally may be used only to offset capital gains.

BACKUP WITHHOLDING

     A Certificate Owner may be subject to backup withholding at the rate of 31% with respect to interest paid on the Offered Certificates if the Certificate Owner, upon issuance, fails to supply the Trustee or his broker with his taxpayer identification number, fails to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or under certain circumstances, fails to provide the Trustee or his broker with a certified statement, under penalty of perjury, that he is not subject to backup withholding. Information returns will be sent annually to the IRS and to each Class A and Class B Certificateholder setting forth the amount of interest paid on the Offered Certificates and the amount of tax withheld thereon.

STATE AND LOCAL AND FOREIGN TAXATION

     The discussion above does not address the tax treatment of the Trust, the Offered Certificates or the Certificate Owners under state and local tax laws or foreign tax laws. Prospective investors are urged to consult their own tax advisors regarding the state and local tax treatment of the Trust and the Offered Certificates, and the consequences of purchase, ownership or disposition of the Offered Certificates under any state or local tax law or any foreign tax law, if applicable.

                             ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain restrictions on employee benefit plans ("Plans") subject to ERISA and persons who have certain specified relationships to such plans ("Parties-in-Interest"). ERISA also imposes certain duties on persons who are fiduciaries of Plans subject to ERISA and prohibits certain transactions between a plan and Parties-in-Interest with respect to such Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). In accordance with ERISA's fiduciary standards, before purchasing the Offered Certificates a fiduciary should determine whether such an investment is permitted under the documents and instruments governing the plan and is appropriate for the plan in view of its overall investment policy and the composition and diversification of its investment portfolio.

     Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan that is subject to such provisions from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. In addition, investments by Benefit Plans (defined below) are subject to ERISA's general fiduciary requirements, including the requirements of investment prudence and diversification and the requirement that a Benefit Plan's investments be made in accordance with the documents governing the Benefit Plan.

     On November 13, 1986, the Department of Labor ("DOL") issued a final regulation (the "Final Regulation") concerning the definition of what constitutes the "plan assets" of an employee benefit plan subject to ERISA or the Code or an individual retirement account (collectively referred to as "Benefit Plans"). Under the Final Regulation the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if Benefit Plans purchase the Offered Certificates, the Trust could be deemed to hold Benefit Plan assets unless one of the exceptions under the Final Regulation (or another statutory or administrative exemption) is applicable to the Trust. The operations of the Trust could result in prohibited transactions if Benefit Plans that purchase the Offered Certificates are deemed to own an interest in the underlying assets of the Trust. There may also be an improper delegation of the responsibility to manage plan assets if Benefit Plans that purchase the Offered Certificates are deemed to own an interest in the underlying assets of the Trust.

     The Final Regulation only applies to the purchase by a Benefit Plan of an "equity interest" in an entity. Assuming that the Class A Certificates are equity interests, the Final Regulation contains an exception that provides that if a Benefit Plan acquires a "publicly-offered security" the issuer of the security is not deemed to hold Benefit Plan assets. A "publicly-offered security" is a security that is (i) freely transferable,
(ii) part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another and (iii) either is (A) a part of a class of securities registered under section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (B) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred.

     It is anticipated that the Class A Certificates will meet the criteria of publicly-offered securities as set forth above. The Underwriter (defined below) expects (although no assurance can be given) that the Class A Certificates will be held by at least 100 independent persons at the conclusion of the offering, there are no restrictions imposed on the transfer of the Class A Certificates, and the Class A Certificates will be sold as part of an offering pursuant to an effective registration statement under the Securities Act of 1933, and then will be timely registered under the Securities Exchange Act of 1934. (It is not anticipated that the Class B Certificates will meet such requirements.)

     If the Class A Certificates fail to meet the criteria of publicly-offered securities and the Trust's assets are deemed to include assets of Benefit Plans that are Class A Certificateholders, transactions involving the Trust and "parties in interest" or "disqualified persons" with respect to such plans might be prohibited under Section 406 of ERISA and
Section 4975 of the Code unless an exemption is applicable. Thus, for example, if a participant in any Benefit Plan is a credit cardholder under the Credit Card Program, under DOL interpretations the purchase of Class A Certificates by such plan could constitute a prohibited transaction. There are certain class exemptions issued by the DOL that could apply in such event including DOL Prohibited Transaction Exemption 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 96-23 (Class Exemption for Plan Asset Transactions Determined by In-house Professional Asset Managers), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds) and 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts). There is no assurance that these exemptions, even if all of the conditions specified therein are satisfied, will apply to all transactions involving the Trust's assets.

     In addition, the Transferor may be considered to be a party in interest or a fiduciary with respect to some Benefit Plans. Accordingly, an investment by a Benefit Plan in Class A Certificates may be a prohibited transaction under ERISA and the Code unless such investment is subject to a statutory or administrative exemption.

     In light of the foregoing, fiduciaries of a Benefit Plan considering the purchase of Class A Certificates should consult their own counsel as to whether the assets of the Trust which are represented by the Class A Certificates would be considered plan assets, the consequences that would apply if the Trust's assets were considered plan assets and the applicability of exemptive relief from the prohibited transaction rules.

     Moreover, each Benefit Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Class A Certificates is appropriate for the Benefit

Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan's investment portfolio.

                                 UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement, the Transferor has agreed to sell to Citicorp Securities, Inc. (the "Underwriter") and the Underwriter has agreed to purchase the Offered Certificates.

     Under the terms and conditions of the Underwriting Agreement, the Underwriter is committed to take and pay for all the Offered Certificates, if any are taken. Pursuant to the Underwriting Agreement, it is a condition to the issuance of the Offered Certificates that Class C Certificates and the Subordinated Transferor Certificate be issued simultaneously therewith.

     The Transferor has been advised by the Underwriter that it proposes initially to offer the Offered Certificates to the public at the price set forth on the cover page hereof and to certain dealers at such price less a concession not in excess of ______ % of the Class A Certificate denomination and not in excess of_____ % of the Class B Certificate denomination. The Underwriter may allow and such dealers may reallow a concession not in excess of _____% of the Class A Certificate denomination and not in excess of _____% of the Class B Certificate denomination to certain other dealers. After the initial public offering, the public offering price and such concessions may be changed.

     Bridgestone/Firestone and the Transferor have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

                                LEGAL MATTERS

     Certain legal matters relating to the issuance of the Offered Certificates for the Transferor will be passed upon by Stroock & Stroock & Lavan, New York, New York, special New York counsel to the Transferor. Certain legal matters relating to the issuance of the Offered Certificates for the Underwriter will be passed upon by Brown & Wood, New York, New York. Certain legal matters relating to the Federal income tax consequences of the issuance of the Certificates will be passed upon for the Transferor by Brown & Wood, New York, New York.

                                INDEX OF TERMS


                                                                         PAGE
                                                                         ----
Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,31
Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8,53
Additional Accounts . . . . . . . . . . . . . . . . . . . . . . . . . .  4,52
Adjustment Payments . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
Aggregate Receivables . . . . . . . . . . . . . . . . . . . . . . . . .  4,33
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,30
Amortization Event  . . . . . . . . . . . . . . . . . . . . . . . . . .  5,31
Amortization Period . . . . . . . . . . . . . . . . . . . . . . . . . .  8,33
Available Subordinated Amount . . . . . . . . . . . . . . . . . . . . . . . .
Bank  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
Base Rate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
B/F Amount  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5,33
B/F Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5,57
B/F Percentage  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7,57
Bridgestone/Firestone . . . . . . . . . . . . . . . . . . . . . . . . .  1,30
Bridgestone/Firestone Certificate . . . . . . . . . . . . . . . . . . .  5,47
Cede  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9,35
Cedel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9,35
Cedel Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
Certificateholders  . . . . . . . . . . . . . . . . . . . . . . . . . .  5,30
Certificateholders' Interest  . . . . . . . . . . . . . . . . . . . . .  5,30
Certificate Owners  . . . . . . . . . . . . . . . . . . . . . . . . . . 10,35
Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,31
Class A Certificateholders  . . . . . . . . . . . . . . . . . . . . . .  5,45
Class A Certificate Rate  . . . . . . . . . . . . . . . . . . . . . . .  5,33
Class A Certificates  . . . . . . . . . . . . . . . . . . . . . . . . .  1,33
Class A REMARCs . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
Class A Floating Allocation Percentage  . . . . . . . . . . . . . . . .  7,57
Class A Initial Invested Amount . . . . . . . . . . . . . . . . . . . . 15,65
Class A Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . .  5,57
Class A Invested Amount . . . . . . . . . . . . . . . . . . . . . . . .  6,33
Class A Investor Charge-Off . . . . . . . . . . . . . . . . . . . . . . 21,69
Class A Investor Default Amount . . . . . . . . . . . . . . . . . . . . 13,58
Class A Monthly Interest  . . . . . . . . . . . . . . . . . . . . . . . 13,60
Class A Monthly Principal . . . . . . . . . . . . . . . . . . . . . .   15,48
Class A Monthly Servicing Fee . . . . . . . . . . . . . . . . . . . .   13,60
Class A Pool Factor . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
Class B Certificateholders  . . . . . . . . . . . . . . . . . . . . . .  5,33
Class B Certificates  . . . . . . . . . . . . . . . . . . . . . . . . .  1,32
Class B REMARCs . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   I
Class B Floating Allocation Percentage  . . . . . . . . . . . . . . . .  7,57
Class B Initial Invested Amount . . . . . . . . . . . . . . . . . . . . 16,66
Class B Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . .  5,57
Class B Invested Amount . . . . . . . . . . . . . . . . . . . . . . . .  6,33
Class B Investor Charge-Off . . . . . . . . . . . . . . . . . . . . . . 21,69
Class B Investor Default Amount . . . . . . . . . . . . . . . . . . . . 14,58

Class B Monthly Servicing Fee . . . . . . . . . . . . . . . . . . . . . 14,60
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10,47
Code  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
Collection Account  . . . . . . . . . . . . . . . . . . . . . . . . . . 13,30
Collection Period . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,33
Collections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3,30
Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Controlled Amortization Amount  . . . . . . . . . . . . . . . . . . . . 12,45
Controlled Amortization Date  . . . . . . . . . . . . . . . . . . . . . 11,45
Controlled Amortization Period  . . . . . . . . . . . . . . . . . . . .  8,33
Controlled Distribution Amount  . . . . . . . . . . . . . . . . . . . . .  67
Credit Card Program . . . . . . . . . . . . . . . . . . . . . . . . . .  2,33
Credit Card Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Cut-Off Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
DTC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9,35
Defaulted Receivables . . . . . . . . . . . . . . . . . . . . . . . . .  2,57
Deficit Controlled Amortization Amount  . . . . . . . . . . . . . . . . .  67
Definitive Certificates . . . . . . . . . . . . . . . . . . . . . . . . 10,35
Depository  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
Determination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . 23,34
Disclosure Document . . . . . . . . . . . . . . . . . . . . . . . . . .  8,53
Distribution Date . . . . . . . . . . . . . . . . . . . . . . . . . . .  5,30
DOL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
Eligible Account  . . . . . . . . . . . . . . . . . . . . . . . . . . .  3,36
Eligible Additional Account . . . . . . . . . . . . . . . . . . . . . . .  55
Enhancement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,34
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28,89
Euroclear . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9,35
Euroclear Operator  . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Euroclear Participants  . . . . . . . . . . . . . . . . . . . . . . . . .  49
Euroclear System  . . . . . . . . . . . . . . . . . . . . . . . . . . .  9,50
Excess Finance Charge Collections . . . . . . . . . . . . . . . . . . . 13,48
Excess Spread Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Exchange  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Exchangeable Transferor Certificate . . . . . . . . . . . . . . . . . .  5,31
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
Final Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
Final Series 1992-A Termination Date  . . . . . . . . . . . . . . . . . . . .
Final Trust Termination Date  . . . . . . . . . . . . . . . . . . . . . .  73
Finance Charge Collections  . . . . . . . . . . . . . . . . . . . . . .  4,33
FIRREA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Fitch . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Fixed Allocation Percentage . . . . . . . . . . . . . . . . . . . . . .  8,45
Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
Indirect Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Ineligible Receivable . . . . . . . . . . . . . . . . . . . . . . . . .  4,31
Instant Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
Invested Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Invested Percentage . . . . . . . . . . . . . . . . . . . . . . . . . . 12,59
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
Letter of Credit Bank . . . . . . . . . . . . . . . . . . . . . . . . . 27,30
Monthly Servicer's Certificate  . . . . . . . . . . . . . . . . . . . . .  79

OID . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
Originator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,30
Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Participation Agreement . . . . . . . . . . . . . . . . . . . . . . . .  2,31
Parties-in-Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
Payment Date Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . .
Permitted Investments . . . . . . . . . . . . . . . . . . . . . . . . . .  56
Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
Portfolio Yield . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25,32
Principal Collections . . . . . . . . . . . . . . . . . . . . . . . . .  4,33
Principal Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8,34
OID Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
Purchase and Sale Agreement . . . . . . . . . . . . . . . . . . . . . .  2,30
Rapid Amortization Period . . . . . . . . . . . . . . . . . . . . . . .  8,31
Rating Agency . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9,30
Reallocated Principal Collections . . . . . . . . . . . . . . . . . . .  6,33
Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,30
Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10,46
REMARCs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . I
Removed Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
Required Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18,33
Required Reserve Account Amount . . . . . . . . . . . . . . . . . . . . . . .
Reserve Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Retail Establishments . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Revolving Period  . . . . . . . . . . . . . . . . . . . . . . . . . . .  8,48
S&P . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
Series  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,33
Series 1992-A Unallocated Principal Collections . . . . . . . . . . . . . . .
Service Transfer  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Servicer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
Servicer Event of Default . . . . . . . . . . . . . . . . . . . . . . .  3,45
Servicer Letter of Credit . . . . . . . . . . . . . . . . . . . . . . .  2,30
Servicing Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
Substitute Servicer Letter of Credit  . . . . . . . . . . . . . . . . . .  61
Substitute Transferor Letter of Credit  . . . . . . . . . . . . . . . . .  61
Supplement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
Tax Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
Termination Payment Date  . . . . . . . . . . . . . . . . . . . . . . . .  67
Transfer Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 26,56
Transfer Deposit Amount . . . . . . . . . . . . . . . . . . . . . . . . .  54
Transferor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,30
Transferor Amount . . . . . . . . . . . . . . . . . . . . . . . . . . .  5,33
Transferor Interest . . . . . . . . . . . . . . . . . . . . . . . . . .  5,47
Transferor Letter of Credit . . . . . . . . . . . . . . . . . . . . . .  2,33
Transferor Percentage . . . . . . . . . . . . . . . . . . . . . . . . . .  59
Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,30
UCC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
Unallocated Principal Collections . . . . . . . . . . . . . . . . . . . .  60
Underwriter . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8,49
90 Days Same-as-Cash  . . . . . . . . . . . . . . . . . . . . . . . . . .  38

                                  ANNEX I



                              Outstanding Series


     The table below sets forth the principal characteristics of the other Series previously issued by the Trust and currently outstanding as of April 30, 1996.


     1.  Series 1995-A Asset Backed Certificates*

          Class A Invested Amount . . . . . . . . . . . . . .    $199,200,000

          Class B Invested Amount** . . . . . . . . . . . . .     $38,095,238

          Servicing Fee Percentage  . . . . . . . . . . . . .           2.00%

          Series Issuance Date  . . . . . . . . . . . . . . .    June 5, 1995

     2.  Series 1992-B Certificates

          Class A REMARC  . . . . . . . . . . . . . . . . . .    $152,746,000

          Class B REMARC  . . . . . . . . . . . . . . . . . .    $ 29,377,581

          Servicing Fee Percentage  . . . . . . . . . . . . .           2.00%

          Series Issuance Date  . . . . . . . . . . . . . . . January 4, 1993

 * The proceeds from the issuance of the Series 1996-1 Asset Backed Certificates will be used to retire the Series 1995-A Asset Backed Certificates.

**   Issued pursuant to Series 1992-A Asset Backed Certificates.

                                   ANNEX II


        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally Offered Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Offered Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior debt issues. Investors securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to book-entry securities in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear, as applicable, will instruct its Depositary to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by such Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the applicable clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing systems, through their respective Depositaries, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct their respective Depositaries, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

     (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

     (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption of non-U.S. Persons (Form W-8). Beneficial owners of Offered Certificates that are non-U.S. Persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for non-U.S. Person with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of Offered Certificates residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner of Offered Certificates or such owner's agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, such owner's agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (ii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

No dealer, salesperson or other individual has been authorized to
give any information or to make any representations other than                         $_______________
those contained or incorporated by reference in this Prospectus
in connection with this offer made by this Prospectus and, if                       Bridgestone/Firestone
given or made, such information or representations must not be                          Master Trust
relied upon as having been authorized by Bridgestone/Firestone,
Inc., Firestone Retail Credit Corporation or the Underwriter.
Neither the delivery of this Prospectus nor any sale made                $_____ Class A Floating Rate Asset Backed
hereunder shall under any circumstance create an implication that                 Certificates, Series 1996-1
there has been no change in the affairs of Bridgestone/Firestone,
Inc., Firestone Retail Credit Corporation, or the Receivables            $_____ Class B Floating Rate Asset Backed
since the date thereof.  This Prospectus does not constitute an                   Certificates, Series 1996-1
offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making
such offer or solicitation is not qualified to do so or to anyone                   Firestone Retail Credit
to whom it is unlawful to make such offer or solicitation.                                Corporation
                                                                                           Transferor
                      TABLE OF CONTENTS
                                                             Page
                                                             ----
Reports to Certificateholders . . . . . . . . . . .
Available Information   . . . . . . . . . . . . . .
Summary of Terms  . . . . . . . . . . . . . . . . .             1
Risk Factors  . . . . . . . . . . . . . . . . . . .            29
The Transferor and Bridgestone/Firestone  . . . . .            34
The Credit Card Program . . . . . . . . . . . . . .            34
Maturity Assumptions  . . . . . . . . . . . . . . .            44                  Bridgestone/Firestone, Inc.
The Letter of Credit Bank . . . . . . . . . . . . .            45                           Servicer
Description of the Offered Certificates and
  the Agreement . . . . . . . . . . . . . . . . . .            46
Description of the Purchase and Sale                                                  _____________________
  Agreement . . . . . . . . . . . . . . . . . . . .            80
Certain Legal Aspects of the Receivables  . . . . .            82                      P R O S P E C T U S
Certain Federal Income Tax Consequences . . . . . .            84
ERISA Considerations  . . . . . . . . . . . . . . .            87                     _____________________
Underwriting  . . . . . . . . . . . . . . . . . . .            89
Legal Matters . . . . . . . . . . . . . . . . . . .            89
Index of Terms  . . . . . . . . . . . . . . . . . .            90
Annex I Outstanding Series  . . . . . . . . . . . .           A-1
Annex II Global Clearance, Settlement and Tax
  Documentation Procedures  . . . . . . . . . . . .           A-2

Until _____  (90 days after the date of this Prospectus), all
dealers effecting transactions in the Offered Certificates,                          CITICORP SECURITIES, INC.
whether or not participating in this distribution, may be
required to deliver a Prospectus.  This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus
when acting as an underwriter and with respect to their unsold                           ____________, 1996
allotments or subscriptions.



                                   PART II
                                 INFORMATION
                                 NOT REQUIRED
                                IN PROSPECTUS

ITEM 13.  Other Expenses of Issuance and Distribution.

     The following table sets forth the estimated expenses in connection with the offering of the Securities being registered under this Registration Statement, other than underwriting discounts and commissions:

     Registration Fee                         $    870
     Printing and Engraving                          *
     Trustee's Fees                                  *
     Legal Fees and Expenses                         *
     Blue Sky Fees and Expenses                      *
     Accountants' Fees and Expenses                  *
     Rating Agency Fees                              *
     Miscellaneous Fees                              *
                                              --------
     Total                                    $      *

_____________
*To be furnished by Amendment

ITEM 14.  Indemnification of Directors and Officers.

     Chapter 156B Section 67 of the Business Corporations Law of
Massachusetts provides that:

     "Indemnification of directors, officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or
(iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to any such employee benefit plan.

     No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to any employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

     The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.



     A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability."

     Section 8a of the Amended and Restated By-Laws of the Registrant provides that:

          "The corporation shall, to the extent legally possible, indemnify each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization, or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a director or officer, except with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation (any person serving another organization in one or more of the indicated capacities at the request of the corporation who shall have acted in good faith in the reasonable belief that his action was in the best interest of such organization to be deemed as having acted in such manner with respect to the organization) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan; provided, however, that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interest of the corporation, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; or (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. Expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the corporation in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the corporation if it is ultimately determined that indemnification for such expenses is not authorized under this section. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any director or officer may be entitled. As used in this section, the terms "director" and "officer" include the relevant individual's heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending. Nothing contained in this section shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law."

     Bridgestone/Firestone, Inc. has agreed to indemnity the officers and directors of the Registrant with respect to certain liabilities, including liabilities under the Securities Act of 1933, as amended.


     The Underwriter has agreed to indemnify the Registrant and its officers and directors against liabilities under the Securities Act of 1933, as amended, in respect of written material provided by the Underwriter to the Registrant specifically for use in the prospectus filed as part of this Registration Statement.

ITEM 15.  Recent Sales of Unregistered Securities.

          Series 1995-A Asset Backed Certificates
          -    Series Issuance Date:  June 5, 1995
          -    Class A Invested Amount:  $199,200,000
          -    Class B Invested Amount:  $38,095,238
          - Proceeds from issuance of Series 1996-1 Asset Backed Certificates will be used to retire Series 1995-A Asset Backed Certificates.

ITEM 16.  Exhibits and Financial Statements.

     (a)  Exhibits

    *1.1 -    Form of Underwriting Agreement.
    *3.1 -    Certificate of Incorporation of Firestone Retail Credit
              Corporation, as currently in effect.
    *3.2 -    Amended and Restated By-Laws, as currently in effect.
    *4.1 -    Form of Pooling and Servicing Agreement and certain other
              related agreements as Exhibits thereto.
    *4.2 -    Form of Supplement, including form of Series 1996-1
              Certificates and certain other related agreements as
              Exhibits thereto.
    *4.3 -    Form of Amended Purchase and Sale Agreement and certain other related agreements as Exhibits thereto.
    *4.4 -    Form of Servicer Letter of Credit.
    *4.5 -    Form of Transferor Letter of Credit.
    *5.1 -    Opinion of Brown & Wood with respect to legality.
    *8.1 -    Opinion of Brown & Wood with respect to tax matters.
   *23.1 -    Consent of Brown & Wood (included in its opinion filed
              as Exhibit 5.1).
   *23.3 -    Consent of Brown & Wood (included in its opinion filed
              as Exhibit 8.1).
     _____________________
*To be furnished by Amendment.

     (b)  Financial Statements Inapplicable.

ITEM 17.  Undertakings.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
(4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (4) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Firestone Retail Credit Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, the Commonwealth of Massachusetts on June 27, 1996.

                                        FIRESTONE RETAIL CREDIT CORPORATION


                                        /s/ Nancy D. Smith
                                        ------------------------------
                                            Nancy D. Smith, President


Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on June 27, 1996.


/s/  Nancy D. Smith                   President and Director   June 27, 1996
- -----------------------------------
     Nancy D. Smith                   (principal executive
                                      officer)

 /s/  R. Douglas Donaldson            Treasurer                June 27, 1996
- -----------------------------------
      R. Douglas Donaldson            (principal financial
                                      officer and principal
                                      accounting officer)

 /s/  Louise E. Colby                 Director and Secretary   June 27, 1996
- -----------------------------------
      Louise E. Colby

                              INDEX TO EXHIBITS


EXHIBITS
- --------

     1.1  -    Form of Underwriting Agreement.
     3.1  -    Certificate of Incorporation.
     3.2  -    Amended and Restated By-Laws.
     4.1  -    Form of Pooling and Servicing Agreement and certain other
               related agreements as Exhibits thereto.
     4.2  -    Form of Supplement, including form of Series 1996-1
               Certificates, and certain other related agreements
               as Exhibits thereto.
     4.3  -    Form of Purchase and Sale Agreement and certain other related agreements as Exhibits thereto.
     4.4  -    Form of Servicer Letter of Credit.
     5.1  -    Opinion of Brown & Wood with respect to legality.
     8.1  -    Opinion of Brown & Wood with respect to tax matters.
     23.1 -    Consent of Brown & Wood (included in its opinion filed as
               Exhibit 5.1).
     23.3 -    Consent of Brown & Wood (included in its opinion filed as
               Exhibit 8.1).

                                      II-5